                                                                   Exhibit 10.23


          INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                        TELECOMMUNICATIONS ACT OF 1996

                          Dated as of August 31, 1999

                                by and between

                   AMERITECH INFORMATION INDUSTRY SERVICES,
                    a division of Ameritech Services, Inc.
               on behalf of and as agent for Ameritech Illinois

                                      and

                MEBTEL INTEGRATED COMMUNICATIONS SOLUTIONS, LLC d/b/a INTEGRATED COMMUNICATIONS SOLUTIONS (ICS)

                               TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE I
DEFINITIONS AND CONSTRUCTION ................................................. 2
     1.1  Structure .......................................................... 2
     1.2  Defined Terms ...................................................... 2
     1.3  Interpretation ..................................................... 2
     1.4  Joint Work Product ................................................. 3

ARTICLE II
GENERAL SERVICE RELATED PROVISIONS ........................................... 3
     2.1  Interconnection Activation Date .................................... 3
     2.2  Bona Fide Request .................................................. 3
     2.3  Technical References ............................................... 3
     2.4  Cessation of Obligations ........................................... 3

ARTICLE III
INTERCONNECTION PURSUANT TO SECTION 251(c)(2) ................................ 4
     3.1  Scope .............................................................. 4
     3.2  Interconnection Points and Methods, and Interconnection
          Activation Dates ................................................... 4
     3.3  Fiber-Meet ......................................................... 6
     3.4  Additional Interconnection(s) ...................................... 7
     3.5  Additional Switches ................................................ 8
     3.6  Nondiscriminatory Interconnection .................................. 8
     3.7  Network Management ................................................. 8
     3.8  Standards of Performance ........................................... 8
     3.9  9-1-1 Service ..................................................... 10

ARTICLE IV
TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE
SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2) ............................... 14
     4.1  Scope of Traffic .................................................. 14
     4.2  Limitations ....................................................... 14
     4.3  Trunk Group Architecture and Traffic Routing ...................... 15
     4.4  Signaling ......................................................... 16
     4.5  Grades of Service ................................................. 17
     4.6  Measurement and Billing ........................................... 17
     4.7  Reciprocal Compensation Arrangements -- Section 251(b)(5) ......... 18

ARTICLE V
TRANSMISSION AND ROUTING OF EXCHANGE
ACCESS TRAFFIC PURSUANT TO SECTION 251(c)(2) ..............................  19
     5.1  Scope of Traffic ................................................  19
     5.2  Trunk Group Architecture and Traffic Routing ....................  19

ARTICLE VI
MEET-POINT BILLING ARRANGEMENTS............................................  20
     6.1  Meet-Point Billing Services......................................  20
     6.2  Data Format and Data Transfer ...................................  20
     6.3  Errors or Loss of Access Usage Data .............................  21
     6.4  Payment .........................................................  22
     6.5  Limitation of Liability Applicable to Meet-Point Arrangements ...  22

ARTICLE VII
TELECOMMUNICATIONS CARRIER (TC) SERVICES ..................................  22
     7.1  Ancillary Services Traffic ......................................  22
     7.2  BLV/BLVI Traffic ................................................  22
     7.3  Transit Service .................................................  23
     7.4  Toll Free Database Services .....................................  25
     7.5  LIDB Database Service ...........................................  27
     7.6  LNP Query Service ...............................................  27
     7.7  Operator Services and Directory Assistance Services..............  27

ARTICLE VIII
INSTALLATION, MAINTENANCE, TESTING AND REPAIR .............................  29
     8.1  Operation and Maintenance .......................................  29
     8.2  Installation, Maintenance, Testing and Repair ...................  29
     8.3  Additional Terms ................................................  30

ARTICLE IX
UNBUNDLED ACCESS -- SECTION 251(c)(3) .....................................  30
     9.1  Access to Network Elements ......................................  30
     9.2  Network Elements ................................................  31
     9.3  Requesting Carrier's Combination of Network Elements ............  31
     9.4  Nondiscriminatory Access to and Provision of Network Elements ...  31
     9.5  Provisioning of Network Elements ................................  32
     9.6  Availability of Additional Network Elements .....................  32
     9.7  Pricing of Unbundled Network Elements ...........................  33
     9.8  Billing .........................................................  33
     9.9  Maintenance of Unbundled Network Elements .......................  33
     9.10 Standards of Performance ........................................  33

ARTICLE X
RESALE AT WHOLESALE RATES--SECTION 251(c)(4)................................  35
     10.1  Telecommunications Services Available for Resale at Wholesale
           Rates............................................................  35
     10.2  Other Services...................................................  36
     10.3  Limitations on Availability of Resale Services...................  36
     10.4  Additional Charges for Resale Services...........................  37
     10.5  Restrictions on Resale Services..................................  37
     10.6  New Resale Services; Changes in Provision of Resale Services.....  38
     10.7  Operations Support Systems Functions.............................  38
     10.8  Nondiscriminatory Provision of Resale Services...................  38
     10.9  Standards of Performance.........................................  38
     10.10 Branding.........................................................  40
     10.11 Primary Local Exchange and Interexchange Carrier Selections......  41
     10.12 Functionality Required To Support Resale Service.................  43
     10.13 Service Functions................................................  44
     10.14 Responsibilities of Requesting Carrier...........................  46
     10.15 Responsibilities of Ameritech....................................  47
     10.16 Exchange of Billing Information..................................  47
     10.17 Use of Service...................................................  48

ARTICLE XI
NOTICE OF CHANGES -- SECTION 251(c)(5)......................................  50

ARTICLE XII
COLLOCATION -- SECTION 251(c)(6)............................................  50
     12.1  Access to Collocation............................................  50
     12.2  Standard Collocation Offerings...................................  50
     12.3  Non-Standard Collocation Requests................................  55
     12.4  Eligible Equipment for Collocation...............................  56
     12.5  Transport Facility Options.......................................  58
     12.6  Interconnection with other Collocated Carriers...................  58
     12.7  Interconnection Points and Cables................................  59
     12.8  Space Exhaustion.................................................  59
     12.9  Allocation of Collocation Space..................................  61
     12.10 Security Arrangements............................................  61
     12.11 Subcontractor and Vendor Approval................................  64
     12.12 Delivery of Collocated Space.....................................  64
     12.13 Pricing..........................................................  68
     12.14 Billing..........................................................  69
     12.15 Common Requirements..............................................  69
     12.16 Additional Requirements..........................................  69

     12.17 Protection of Service and Property...............................  69
     12.18 Default..........................................................  70

ARTICLE XIII
NUMBER PORTABILITY -- SECTION 251(b)(2).....................................  70
     13.1  Provision of Local Number Portability............................  70
     13.2  Long Term Number Portability ("LNP").............................  70
     13.3  Ordering and Provisioning LNP....................................  70
     13.4  Customer Service Record ("CSR")..................................  71
     13.5  Other Number Portability Provisions..............................  71
     13.6  Intervals........................................................  73
     13.7  LNP Conversion Dispute...........................................  74
     13.8  Pricing for LNP..................................................  74
     13.9  NXX Migration....................................................  74

ARTICLE XIV
DIALING PARITY -- SECTION 251(b)(3) and 271(e)(2)(B)........................  75

ARTICLE XV
DIRECTORY LISTINGS..........................................................  75
     15.1  Directory Listings For Requesting Carrier Customers..............  75
     15.2  Listing and Listing Updates......................................  75

ARTICLE XVI
ACCESS TO POLES, DUCTS, CONDUITS AND RIGHTS-OF-WAY -- SECTIONS..............  77
     16.1  Structure Availability...........................................  77
     16.2  Franchises, Permits and Consents.................................  77
     16.3  Access and Modifications.........................................  78
     16.4  Installation and Maintenance Responsibility......................  79
     16.5  Installation and Maintenance Standards...........................  79
     16.6  Implementation Team..............................................  79
     16.7  Access Requests..................................................  79
     16.8  Unused Space.....................................................  80
     16.9  Maintenance Ducts................................................  80
     16.10 Applicability....................................................  80
     16.11 Other Arrangements...............................................  80
     16.12 Cost of Certain Modifications....................................  80
     16.13 Maps and Records.................................................  80
     16.14 Occupancy Permits................................................  81
     16.15 Inspections......................................................  81
     16.16 Damage to Attachments............................................  82
     16.17 Charges..........................................................  82

     16.18 Nondiscrimination ................................................ 82
     16.19 Interconnection .................................................. 82
     16.20 Cost Imputation .................................................. 83
     16.21 Structure Access Center .......................................... 83
     16.22 State Regulation ................................................. 83
     16.23 Abandonments, Sales or Dispositions .............................. 83

ARTICLE XVII
REFERRAL ANNOUNCEMENT ....................................................... 83

ARTICLE XVIII
IMPLEMENTATION TEAM AND IMPLEMENTATION PLAN ................................. 84
     18.1  Implementation Team .............................................. 84
     18.2  Interconnection Maintenance and Administration Plan .............. 84
     18.3  Implementation Plan .............................................. 84
     18.4  Action of Implementation Team .................................... 85
     18.5  Further Coordination and Performance ............................. 85
     18.6  Operational Review ............................................... 86

ARTICLE XIX
GENERAL RESPONSIBILITIES OF THE PARTIES ..................................... 86
     19.1  Compliance with Implementation Schedule .......................... 86
     19.2  Compliance with Applicable Law ................................... 86
     19.3  Necessary Approvals .............................................. 86
     19.4  Environmental Hazards ............................................ 87
     19.5  Forecasting Requirements ......................................... 87
     19.6  Certain Network Facilities ....................................... 88
     19.7  Traffic Management and Network Harm .............................. 88
     19.8  Insurance ........................................................ 89
     19.9  Labor Relations .................................................. 89
     19.10 Good Faith Relations ............................................. 89
     19.11 Responsibility to Customers ...................................... 89
     19.12 Unnecessary Facilities ........................................... 89
     19.13 Cooperation ...................................................... 89
     19.14 LERG Use ......................................................... 89
     19.15 Switch Programming ............................................... 89
     19.16 Transport Facilities ............................................. 89

ARTICLE XX
PROPRIETARY INFORMATION ..................................................... 90
     20.1  Definition of Proprietary Information ............................ 90
     20.2  Disclosure and Use ............................................... 91

     20.3  Government Disclosure ...........................................  92
     20.4  Ownership .......................................................  93

ARTICLE XXI
TERMS AND TERMINATION ......................................................  94
     21.1  Term ............................................................  94
     21.2  Renegotiation of Certain Terms ..................................  94
     21.3  Default .........................................................  94
     21.4  Payment Upon Expiration or Termination ..........................  94

ARTICLE XXII
DISCLAIMER OF REPRESENTATIONS AND WARRANTIES ...............................  94

ARTICLE XXIII
SEVERABILITY ...............................................................  95

ARTICLE XXIV
INDEMNIFICATION ............................................................  95
     24.1  General Indemnity Rights ........................................  95
     24.2  Limitation on Liquidated Damages ................................  96
     24.3  Indemnification Procedures ......................................  96

ARTICLE XXV
LIMITATION OF LIABILITY ....................................................  97
     25.1  Limited Responsibility ..........................................  97
     25.2  Apportionment of Fault ..........................................  97
     25.3  Limitation of Damages ...........................................  97
     25.4  Limitations in Tariffs ..........................................  98
     25.5  Consequential Damages ...........................................  98
     25.6  Remedies ........................................................  98

ARTICLE XXVI
BILLING ....................................................................  98
     26.1  Billing .........................................................  98
     26.2  Recording .......................................................  99
     26.3  Payment of Charges ..............................................  99
     26.4  Late Payment Charges ............................................  99
     26.5  Adjustments .....................................................  99
     26.6  Interest on Unpaid Amounts ...................................... 100

ARTICLE XXVII
AUDIT RIGHTS, DISPUTED AMOUNTS
AND DISPUTE RESOLUTION ..................................................... 100
     27.1   Audit Rights ................................................... 100
     27.2   Disputed Amounts ............................................... 101
     27.3   Failure to Pay Undisputed Amounts .............................. 102
     27.4   Dispute Escalation and Resolution .............................. 103
     27.5   Equitable Relief ............................................... 103

ARTICLE XXVIII
REGULATORY APPROVAL ........................................................ 104
     28.1   Commission Approval ............................................ 104
     28.2   Amendment or Other Changes to the Act: Reservation of Rights ... 104
     28.3   Regulatory Changes ............................................. 104
     28.4   Interim Rates .................................................. 104

ARTICLE XXIX
MISCELLANEOUS .............................................................. 105
     29.1   Authorization .................................................. 105
     29.2   Designation of Affiliate ....................................... 105
     29.3   Subcontracting ................................................. 105
     29.4   Independent Contractor ......................................... 105
     29.5   Force Majeure .................................................. 106
     29.6   Governing Law .................................................. 106
     29.7   Taxes .......................................................... 106
     29.8   Non-Assignment ................................................. 107
     29.9   Non-Waiver ..................................................... 107
     29.10  Notices ........................................................ 108
     29.11  Publicity and Use of Trademarks or Service Marks ............... 108
     29.12  Nonexclusive Dealings .......................................... 109
     29.13  No Third Party Beneficiaries; Disclaimer of Agency ............. 109
     29.14  No License ..................................................... 109
     29.15  Survival ....................................................... 109
     29.16  Scope of Agreement ............................................. 109
     29.17  Counterparts ................................................... 109
     29.18  Entire Agreement ............................................... 110

                               LIST OF SCHEDULES

SCHEDULE 1.2     DEFINITIONS
SCHEDULE 2.1     IMPLEMENTATION SCHEDULE
SCHEDULE 2.2     BONA FIDE REQUEST
SCHEDULE 2.3     TECHNICAL REFERENCE SCHEDULE
SCHEDULE 3.8     INTERCONNECTION PERFORMANCE BENCHMARKS
SCHEDULE 6.0     MEET-POINT BILLING RATE STRUCTURE
SCHEDULE 7.1     BILLING AND COLLECTION SERVICES FOR ANCILLARY SERVICES
SCHEDULE 7.7.2   OS/DA
SCHEDULE 9.2.1   LOCAL LOOPS
SCHEDULE 9.2.2   INTEROFFICE TRANSMISSION FACILITIES
SCHEDULE 9.5     PROVISIONING OF NETWORK ELEMENTS
SCHEDULE 9.10    NETWORK ELEMENTS PERFORMANCE ACTIVITIES
SCHEDULE 10.1    RESALE SERVICES
SCHEDULE 10.1.2  FORM OF AGREEMENT TO ASSUME AMERITECH CONTRACTS
SCHEDULE 10.9.2  RESALE PERFORMANCE BENCHMARKS
SCHEDULE 10.11.1 FORM OF REPRESENTATION OF AUTHORIZATION
SCHEDULE 10.11.2 PROCEDURES FOR THE SELECTION OF PRIMARY LOCAL EXCHANGE CARRIERS
SCHEDULE 10.12.5 LAW ENFORCEMENT INTERFACES
SCHEDULE 10.13   RESALE MAINTENANCE PROCEDURES
SCHEDULE 10.13.2 SERVICE ORDERING AND PROVISIONING INTERFACE FUNCTIONALITY
SCHEDULE 12.3    NON-STANDARD COLLOCATION REQUEST
SCHEDULE 12.9.1  PHYSICAL COLLOCATION SPACE RESERVATION
SCHEDULE 12.9.3  COLLOCATION CAPACITY PLANNING
SCHEDULE 12.12   DELIVERY OF COLLOCATED SPACE
SCHEDULE 12.15   COMMON REQUIREMENTS
SCHEDULE 12.16   ADDITIONAL REQUIREMENTS APPLICABLE TO PHYSICAL COLLOCATION

              INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252
                      OF THE TELECOMMUNICATIONS ACT OF 1996

     This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is dated as of the 31st day of August, 1999 (the "Effective Date"), by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc., a Delaware corporation with offices at 350 North Orleans, Third Floor, Chicago, Illinois 60654, on behalf of and as agent for Ameritech Illinois ("Ameritech") and Mebtel Integrated Communications Solutions LLC, d/b/a Integrated Communications Solutions (ICS), a limited liability company formed under the laws of Delaware, with offices at P.O. Box 1167, 103 South 5th Street, Mebane, North Carolina 27302 ("Requesting Carrier").

                                    RECITALS

     A. Ameritech is an Incumbent Local Exchange Carrier as defined by the Act, authorized to provide certain Telecommunications Services within Illinois.

     B. Ameritech is engaged in the business of providing, among other things, local Telephone Exchange Service within Illinois.

     C. Requesting Carrier has been granted or, prior to the provisioning of any Interconnection, access to unbundled Network Elements, Telecommunications Service or any other services hereunder, will have been granted authority to provide certain local Telephone Exchange Services within Illinois and is a Local Exchange Carrier as defined by the Act.

     D. The Parties desire to Interconnect their telecommunications networks and facilities to comply with the Act, and exchange traffic so that their respective Customers may communicate with each other over, between and through such networks and facilities.

     E. The Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will Interconnect their networks and facilities and provide to each other Telecommunications Services as required by the Act as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Requesting Carrier and Ameritech hereby agree as follows:

                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

     1.1 Structure. This Agreement includes certain Exhibits and Schedules which immediately follow this Agreement, all of which are hereby incorporated in this Agreement by this reference and constitute a part of this Agreement.

     1.2 Defined Terms. Capitalized terms used in this Agreement shall have the respective meanings specified in Schedule 1.2 or as defined elsewhere in this
                                 ------------
Agreement.

     1.3  Interpretation.

          (a)  The definitions in Schedule 1.2 shall apply equally to both the
                                  ------------
               singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "shall" and "will" are used interchangeably throughout this Agreement and the use of either connotes a mandatory requirement. The use of one or the other shall not mean a different degree or right or obligation for either Party.

          (b) References herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

          (c) The recitals and the headings of the Articles, Sections, Exhibits and Schedules are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          (d)  Unless the context shall otherwise require, and subject to
               Section 28.3, any reference to any agreement, other instrument
               ------------
               (including Ameritech, Requesting Carrier or other third party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, statute, regulation, rule or tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision).

          (e) In the event of a conflict between the provisions of this Agreement and the Act, the provisions of the Act shall govern. In the event of any conflict between the terms and conditions of any Section of, or Schedules to this Agreement, and any term or condition set forth in the

               Implementation Plan, the terms and conditions of the Sections and Schedules shall control.

     1.4 Joint Work Product. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.


                                   ARTICLE II
                       GENERAL SERVICE RELATED PROVISIONS

     2.1 Interconnection Activation Date. Subject to the terms and conditions of this Agreement, (i) Interconnection of the Parties' facilities and equipment pursuant to Articles III and IV for the transmission and routing of Telephone
            ------------     --
Exchange Service traffic and Exchange Access traffic to and from their respective Customers, and (ii) Interconnection of the Parties' facilities and equipment to provide Requesting Carrier access to Ameritech's unbundled Network Elements pursuant to Article IX, shall be established on or before the
                     ----------
respective "Interconnection Activation Date" shown for each corresponding LATA and Central Office set forth on Schedule 2.1. The Parties shall identify
                                ------------
additional Interconnection Activation Dates using the principles set forth in
Section 3.4.3. An Interconnection Activation Date, once established, may not be
-------------
modified except upon the mutual agreement of the Parties. Schedule 2.1 may be
                                                          ------------
revised and supplemented from time to time, upon the mutual agreement of the Parties to revise an Interconnection Activation Date(s) and to reflect additional Interconnection Activation Dates.

     2.2 Bona Fide Request. Any request by Requesting Carrier for certain services or access to an unbundled Network Element that is not otherwise provided by the terms of this Agreement at the time of such request shall be made pursuant to the Bona Fide Request process set forth on Schedule 2.2.
                                                            ------------

     2.3 Technical References. Technical References that describe and/or define the practices, procedures and specifications for those services, Interconnections and access to unbundled Network Elements available hereunder (and the applicable interfaces relating thereto) are listed on Schedule 2.3 (the
                                                               ------------
"Technical Reference Schedule").

     2.4 Cessation of Obligations. Notwithstanding anything to the contrary contained herein, Ameritech's obligations under this Agreement shall apply only to the (i) specific operating area(s) or portion thereof in which Ameritech is then deemed to be the "ILEC" under the Act (the "ILEC Territory") and (ii) assets that Ameritech owns or leases and which are used in connection with Ameritech's provision to Requesting Carrier of any products or services provided or contemplated under this Agreement, the Act or any tariff or ancillary agreement referenced herein (individually and collectively, the "ILEC Assets"). If during the Term Ameritech sells, assigns or otherwise transfers any ILEC Territory or ILEC Assets to a person other than an Affiliate or subsidiary, Ameritech shall provide Requesting Carrier not less than ninety (90) days prior written notice of such sale, assignment or transfer. Upon the consummation of such sale, assignment or transfer, Requesting Carrier acknowledges that Ameritech shall have no further obligations under this Agreement with respect to the ILEC Territories and/or ILEC Assets subject to such sale, assignment or transfer and that Requesting Carrier must establish its own Section 251/252 arrangement with the successor to such ILEC Territory and/or ILEC Assets.

                                   ARTICLE III
                 INTERCONNECTION PURSUANT TO SECTION 251(c)(2)

     3.1 Scope. Article III describes the physical architecture for
                -----------
Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic between the respective Customers of the Parties pursuant to Section 251(c)(2) of the Act; provided, however, Interconnection may not be used solely for the
         --------  -------
purpose of originating a Party's own interexchange traffic. Articles IV and V
                                                            -----------     -
prescribe the specific physical facilities and Logical Trunk Groups (and traffic routing parameters) which will be configured over the physical Interconnections described in this Article III related to the transmission and routing of
                  -----------
Telephone Exchange Service traffic and Exchange Access traffic, respectively. Other trunk groups, as described in this Agreement, may be configured using this architecture. Except with respect to Transit Service, neither Party shall use its facilities and equipment established pursuant to this Agreement to originate and/or transmit and route CMRS traffic.

     3.2 Interconnection Points and Methods, and Interconnection Activation
Dates.

         3.2.1 In each LATA identified on Schedule 2.1, Requesting Carrier and
                                          ------------
Ameritech shall Interconnect their networks at the correspondingly identified Ameritech and Requesting Carrier Central Office(s) on Schedule 2.1 for the
                                                      ------------
transmission and routing within that LATA of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act.
Requesting Carrier's point of Interconnection must be in an Ameritech local service area in the LATA in which Requesting Carrier is providing service. An Interconnection Activation Date not established and set forth on Schedule 2.1 as
                                                                 ------------
of the Effective Date shall be determined in accordance with the procedures set forth in Section 3.4.3.
         -------------

         3.2.2 Interconnection in each LATA shall be accomplished at any technically feasible point within the Parties' networks through either (i) Collocation in Ameritech's Central Offices as provided in Article XII or (ii)
                                                          -----------
any other Interconnection method to which the Parties may agree in advance of the applicable Interconnection Activation Date for a given LATA and which is consistent with the Act, including a Fiber-Meet as provided in Section 3.3.
                                                               -----------

         3.2.3 If Requesting Carrier elects Collocation as an Interconnection method, or elects a network architecture that requires Ameritech to Interconnect with Requesting

Carrier's facilities via Collocation, then Requesting Carrier must not less than one hundred twenty five (125) days prior to its applicable Interconnection Activation Date notify Ameritech whether Requesting Carrier wishes Ameritech to Interconnect pursuant to subsection (a) or (b) below.
                         --------------    ---

         (a) Requesting Carrier shall (i) provide the transport (whether through leased or owned facilities) of Ameritech's traffic from the point of Interconnection to Requesting Carrier's Central Office, (ii) not charge Ameritech for such transport and (iii) provide Ameritech with capacity to meet Ameritech's forecasted needs. If Requesting Carrier does provide Ameritech transport as provided in this subsection (a) but then either
                                                --------------
                  requests Ameritech to utilize its own facilities or does not provide Ameritech capacity to meet Ameritech's forecasted needs, then Requesting Carrier shall (x) provide Ameritech not less than two hundred (200) days' notice prior to the date Ameritech must provide its own facilities for new trunks, (y) compensate Ameritech for the costs incurred by Ameritech to rearrange its network and (z) provide Ameritech Collocation as provided in subsection (b) below.
                              --------------

         (b) If Requesting Carrier does not elect to provide Ameritech transport as provided in subsection (a) above, then Requesting
                                           --------------
                  Carrier shall provide to Ameritech Collocation in Requesting Carrier's Central Office(s) for purposes of that Interconnection on a nondiscriminatory basis and on rates, terms and conditions that are no less favorable than (i) Ameritech provides to Requesting Carrier pursuant to the terms and conditions of this Agreement and (ii) Requesting Carrier provides to other similarly situated Telecommunications Carriers.

         3.2.4 Unless otherwise agreed by the Parties, the Parties shall designate the Central Office Requesting Carrier has identified as its initial Routing Point in the LATA as the Requesting Carrier Interconnection Central Office ("RICO") in that LATA and shall designate the Ameritech Tandem Central Office that is designated as the home Tandem (based on the LERG) for the Ameritech Wire Center in which the Requesting Carrier's Central Office is located, as the Ameritech Interconnection Central Office ("AICO") in that LATA.

         3.2.5 Requesting Carrier's point of Interconnection must be within an Ameritech Wire Center in the LATA in which Requesting Carrier provides service.

         3.2.6 Requesting Carrier shall order all trunks and facilities used to establish Interconnection, trunking (for both the Local/IntraLATA Trunks and Access Toll Connecting Trunks), signaling and 9-1-1 Service (as described in
Section 3.9) by submitting to Ameritech an electronic Access Service Request
-----------
and, as soon as available, an electronic service order via the Provisioning EI.

     3.3 Fiber-Meet.

         3.3.1 If the Parties Interconnect their networks pursuant to a Fiber-Meet, the Parties shall jointly engineer and operate a single Synchronous Optical Network ("SONET") transmission system. Unless otherwise mutually agreed, this SONET transmission system shall be configured as illustrated in Exhibit A,
                                                                     ---------
and engineered, installed, and maintained as described in this Article III and
                                                               -----------
in the Plan (as defined in Section 18.2). Each Party agrees to disable the
                           ------------
Digital Control Channel ("DCC") in its equipment that is part of the SONET system and each Party shall be responsible for the monitoring of its own node(s).

         3.3.2 Ameritech shall, wholly at its own expense, procure, install and maintain Optical Line Terminating Multiplexor ("OLTM") equipment in the AICO identified for each LATA set forth on Schedule 2.1 in capacity sufficient to
                                      ------------
provision and maintain all Logical Trunk Groups prescribed by Articles IV and V.
                                                              -----------     -

         3.3.3 Requesting Carrier shall, wholly at its own expense, procure, install and maintain the OLTM equipment in the RICO identified for that LATA in
Schedule 2.1, in capacity sufficient to provision and maintain all Logical Trunk
------------
Groups prescribed by Articles IV and V.
                     -----------     -

         3.3.4 Ameritech shall designate a manhole or other suitable entry-way immediately outside the AICO as a Fiber-Meet entry point, and shall make all necessary preparations to receive, and to allow and enable Requesting Carrier to deliver, fiber optic facilities into that manhole with sufficient spare length to reach the OLTM equipment in the AICO. Requesting Carrier shall deliver and maintain such strands wholly at its own expense. Upon verbal request by Requesting Carrier to Ameritech, Ameritech will allow Requesting Carrier access to the Fiber-Meet entry point for maintenance purposes as promptly as possible after Ameritech's receipt of such request.

         3.3.5 Requesting Carrier shall designate a manhole or other suitable entry-way immediately outside the RICO as a Fiber-Meet entry point, and shall make all necessary preparations to receive, and to allow and enable Ameritech to deliver, fiber optic facilities into that manhole with sufficient spare length to reach the OLTM equipment in the RICO. Ameritech shall deliver and maintain such strands wholly at its own expense. Upon verbal request by Ameritech to Requesting Carrier, Requesting Carrier will allow Ameritech access to the Fiber-Meet entry point for maintenance purposes as promptly as possible after Requesting Carrier's receipt of such request.

         3.3.6 Requesting Carrier shall pull the fiber optic strands from the Requesting Carrier-designated manhole/entry-way into the RICO and through appropriate internal conduits Requesting Carrier utilizes for fiber optic facilities, and shall connect the Ameritech strands to the OLTM equipment Requesting Carrier has installed in the RICO.

         3.3.7 Ameritech shall pull the fiber optic strands from the Ameritech designated manhole/entry-way into the AICO and through appropriate internal conduits Ameritech utilizes for fiber optic facilities and shall connect the Requesting Carrier strands to the OLTM equipment Ameritech has installed in the AICO.

         3.3.8 Each Party shall use its best efforts to ensure that fiber received from the other Party will enter that Party's Central Office through a point separate from that through which such Party's own fiber exited.

         3.3.9 For Fiber-Meet arrangements, each Party will be responsible for
(i) providing its own portion of the transport facilities to the Fiber-Meet in accordance with the Implementation Plan and (ii) the cost to build-out its portion of the facilities to such Fiber-Meet.

         3.3.10 Each Party shall provide its own, unique source for the synchronized timing of its OLTM equipment. Each timing source must be Stratum-1 traceable and cannot be provided over DSO/DS1 facilities, via Line Timing; or via a Derived DS1 off of OLTM equipment. Both Parties agree to establish separate and distinct timing sources which are not derived from the other, and meet the criteria identified above.

     3.4 Additional Interconnection(s).

         3.4.1 If Requesting Carrier determines to offer Telephone Exchange Service within Ameritech's service areas that require additional points of Interconnection, Requesting Carrier shall provide written notice to Ameritech of its need to establish such additional points of Interconnection pursuant to this Agreement.

         3.4.2 The notice provided in Section 3.4.1 shall include (i) Requesting
                                      -------------
Carrier's requested RICO(s) and AICO(s) (including address and CLLI Code); (ii) Requesting Carrier's requested Interconnection Activation Date; and (iii) a non-binding forecast of Requesting Carrier's trunking and facilities requirements.

         3.4.3 Within ten (10) Business Days of Ameritech's receipt of Requesting Carrier's notice specified in Section 3.4.1, Ameritech and Requesting
                                         -------------
Carrier shall schedule a meeting to mutually agree on the network architecture (including trunking), the AICO(s), the RICO(s) and Interconnection Activation Date(s) applicable to such Interconnection(s). The Interconnection Activation Date for an Interconnection shall be established based on then-existing force and load, the scope and complexity of the requested Interconnection and other relevant factors. The Parties acknowledge that, as of the Effective Date, the interval to establish Interconnection via Collocation or Fiber-Meet is no less than one-hundred fifty (150) days after the Parties have agreed on the AICO(s), RICO(s) and network architecture and Requesting Carrier has furnished Ameritech a non-binding forecast in accordance with Section 3.4.2.
                                          -------------

        3.5   Additional Switches.

              3.5.1 If Requesting Carrier deploys additional switches in a LATA after the Effective Date or otherwise wishes to establish Interconnection with additional Ameritech Central Offices in such LATA, Requesting Carrier shall provide written notice thereof to Ameritech, consistent with the notice provisions of Sections 3.4.1 and 3.4.2, to establish such Interconnection. The
              --------------     -----
terms and conditions of this Agreement shall apply to such Interconnection, including the provisions set forth in Section 3.4.3. If Ameritech deploys
                                      -------------
additional switches in a LATA after the Effective Date or otherwise wishes to establish Interconnection with additional Requesting Carrier Central Offices in such LATA, Ameritech shall be entitled, upon written notice thereof to Requesting Carrier, to establish such Interconnection and the terms and conditions of this Agreement shall apply to such Interconnection. If either Party establishes an additional Tandem Switch in a given LATA, the Parties shall jointly determine the requirements regarding the establishment and maintenance of separate physical facilities and Logical Trunk Group connections and the sub-tending arrangements relating to Tandem Switches and End Offices which serve the other Party's Customers within the Exchange Areas served by such Tandem Switches.

              3.5.2 If a Party requests the other Party to install new trunks or rearrange existing trunks as a result of the installation of a new Switch, such Party shall provide written notice of such request and the intervals described in Schedule 3.4.3 shall apply.
             --------------

        3.6 Nondiscriminatory Interconnection. Interconnection shall be equal in quality to that provided by the Parties to themselves or any subsidiary, Affiliate or other person. For purposes of this Section 3.6, "equal in quality"
                                                -----------
means the same technical criteria and service standards that a Party uses within its own network.

        3.7   Network Management.

              3.7.1 Requesting Carrier and Ameritech shall work cooperatively to install and maintain a reliable network. Requesting Carrier and Ameritech shall exchange appropriate information (e.g., maintenance contact numbers,
                                        ----
network information, information required to comply with law enforcement and other security agencies of the government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

              3.7.2 Requesting Carrier and Ameritech shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

        3.8   Standards of Performance.

              3.8.1 Each Party shall provide the other Party Interconnection in accordance with Section 3.6 as determined by this Section 3.8 (collectively, the
                -----------                       -----------
"Interconnection Performance Benchmarks").

              3.8.2 To determine a Party's compliance with the Interconnection Performance Benchmarks, on and after the first Interconnection Activation Date hereunder, each Party shall maintain separate records of the specific criteria listed on Schedule 3.8 (each, an "Interconnection Performance Activity")
          ------------
relating to Interconnection that it provides to itself, its subsidiaries, and Affiliates (the "Providing Party's Interconnection Records") and to other LECs (the "Other LEC Interconnection Records") and parallel records of the Interconnection that the Providing Party provides to the other Party (the "Other Party's Interconnection Records") and shall use the methods described in
Schedule 3.8 to calculate Interconnection Performance Activity and determine
------------
compliance with such Interconnection Performance Benchmarks.

              3.8.3 The Providing Party shall provide to the other Party for each calendar month (a "Reporting Period"), by the twenty-second (22nd) day of the following month, in a self-reporting format, the Providing Party's Interconnection Records, the Other LEC Interconnection Records and the Other Party's Interconnection Records so that the Parties can determine the Providing Party's compliance with the Interconnection Performance Benchmarks. If (i) the Providing Party fails to comply with an Interconnection Performance Benchmark with respect to an Interconnection Performance Activity for a Reporting Period,
(ii) the sample size of the Interconnection Performance Activity measured for such Reporting Period is statistically valid and (iii) the amount by which the applicable Interconnection Performance Activity deviates from the corresponding Interconnection Performance Benchmark is statistically significant, then the Providing Party shall have committed an "Interconnection Specified Performance Breach". Notwithstanding anything to the contrary in this Section 3.8, the
                                                          -----------
Parties acknowledge that (x) the Other LEC Interconnection Records shall be provided to the other Party on an aggregate basis and (y) such Other LEC Interconnection Records shall be provided to the other Party in a manner that preserves the confidentiality of each other LEC and any of such LEC's proprietary information (including CPNI).

              3.8.4 In no event shall the Providing Party be deemed to have committed an Interconnection Specified Performance Breath if the Providing Party's failure to meet or exceed an Interconnection Performance Activity is caused by a Delaying Event. If a Delaying Event (i) prevents the Providing Party from performing a certain function or action that affects an Interconnection Performance Activity, then such occurrence shall be excluded from the calculation of such Interconnection Performance Activity and the determination of the Providing Party's compliance with the applicable Interconnection Performance Benchmark or (ii) only suspends the Providing Party's ability to timely perform such Interconnection Performance Activity, then the applicable time frame in which the Providing Party's compliance with the Interconnection Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

              3.8.5 Upon the occurrence of an Interconnection Specified Performance Breach by the Providing Party, the other Party may forego the dispute escalation procedures set forth in Section 27.3 and seek any relief it
                                           ------------
is entitled to under Applicable Law.

              3.8.6 The other Party shall also be entitled to any Credit Allowances pursuant to the same terms and conditions that the Providing Party offers Credit Allowances to its Customers.

        3.9   9-1-1 Service.

              3.9.1 Ameritech shall provide 9-1-1 Service to Requesting Carrier as described in this Section 3.9 in each Rate Center in which (i) Requesting
                     -----------
Carrier is authorized to provide local Telephone Exchange Service and (ii) Ameritech is the 9-1-1 service provider.

              3.9.2  Service and Facilities Provided.

              (a) Requesting Carrier shall interconnect with each Ameritech 9-1-1 Selective Router that serves the areas in which Requesting Carrier provides Telephone Exchange Service. Such interconnection shall be used by Ameritech to provide 9-1-1 service and access to all sub-tending Public Safety Answering Points (each, a "PSAP"). Requesting Carrier will establish such interconnection by (i) providing itself, or leasing from a third-party (including Ameritech), the necessary DS1 facilities and trunk groups between Requesting Carrier's point of Interconnection and designated Ameritech 9-1-1 Selective Router (channel conditioning referred to as "Direct" in Item I of the Pricing Schedule) or (ii) providing demuxed DSO level trunks at designated Ameritech 9-1-1 Selective Router(s) (channel conditioning referred to as "Back to Back" in Item I of the Pricing Schedule) or (iii) providing muxed DSO level trunks at a Collocation point within each Ameritech 9-1-1 Selective Router(s) (channel conditioning referred to as "Collocation" in Item I of the Pricing Schedule). With any of the foregoing three (3) options, Requesting Carrier shall provide a minimum of two (2) dedicated channels from the point of interconnection to the Ameritech 9-1-1 Selective Router(s). Each of the foregoing options described in this subsection (a) also require each of the
                                       --------------
                     Parties to provide sufficient trunking and facilities to route Requesting Carrier's originating 9-1-1 calls to the designated primary PSAP or to designated alternate PSAPs. Ameritech and the Requesting Carrier will coordinate the provision of transport capacity sufficient to route originating 9-1-1 calls from the Requesting Carrier's point of interconnection to the designated Ameritech 9-1-1 Selective Router(s). In addition to the channel conditioning charges identified in Item I of the Pricing Schedule, if Requesting Carrier leases facilities from Ameritech, standard tariff rates shall apply.

              (b) If Requesting Carrier forwards the ANI information of the calling party to the Ameritech 9-1-1 Selective Router and the Requesting Carrier has
     followed the appropriate procedures in subsection (e) to establish the
                                            --------------
     record for the calling Party in the ALI database, Ameritech will forward that calling number and the associated street address to the PSAP for display. If no ANI is forwarded by Requesting Carrier, Ameritech will display a Central Office identification code for display at the PSAP.

(c) If Requesting Carrier requests facilities-routed diversity for 9-1-1 interconnection, Ameritech shall provide such diversity to Requesting Carrier and Requesting Carrier shall pay charges for Diverse Routes at tariffed DS1 rates. Requesting Carrier will be responsible for determining the proper quantity of trunks and facilities from its switches to the Ameritech 9-1-1 Selective Router(s). Ameritech shall provide, upon request, a Trunk Design Guide which will be used to determine the number of trunk groups required to provide 9-1-1 Service within each Rate Center. Trunks between the Requesting Carrier's Switch and the Ameritech 9-1-1 Selective Router shall be provisioned by Ameritech at intervals to be agreed upon by the Parties. Following such provision and prior to the application of live traffic, Requesting Carrier and Ameritech will cooperate to promptly test all trunks and facilities between Requesting Carrier's network and the Ameritech 9-1-1 Selective Router to assure proper functioning of the 9-1-1 Service; provided, that Requesting Carrier shall be solely responsible to
              --------
     provide test records and conduct call-through testing on all new 9-1-1 trunk groups and NPA/NXXs. Unless otherwise agreed to by the Parties, the 9-1-1 trunk groups will be initially established as a one-way CAMA MF trunk group. Where SS7 connectivity is available and required by the applicable municipality, the Parties agree to implement CCIS trunking.

(d) Ameritech will provide to Requesting Carrier, in mechanized format, an address and routing file (ARF) that provides the information required for Requesting Carrier Customer 9-1-1 record processing and delivery of calls to the appropriate Ameritech 9-1-1 Selective Router(s). After Requesting Carrier's initial request for the ARF, Ameritech shall provide Requesting Carrier an updated ARF on a monthly basis. At the request of Requesting Carrier, Ameritech will provide the ARF by NPA or metro area. A specified charge as set forth at Item I of the Pricing Schedule will apply per request.

(e) Ameritech will coordinate access to the Ameritech 9-1-1 Automatic Location Identification ("ALI") database for the initial loading and updating of Requesting Carrier Customer information. Access coordination will include:

              (1) Requesting Carrier to supply an electronic version of Customer telephone numbers, addresses and other information both for the initial load and, where applicable, daily updates. Ameritech shall confirm receipt of this data as described in Section 3.9.2(f);
                                 ----------------

              (2) Notification of error(s) involving entry and update activity;

              (3) Provisioning of specific 9-1-1 routing information on each Requesting Carrier Customer's access line; and

              (4) Providing Requesting Carrier with reference data required to ensure that Requesting Carrier's Customer will be routed to the correct 9-1-1 Selective Router when originating a 9-1-1 call.

              If Requesting Carrier is unable to initially provide Ameritech electronic updates to the Ameritech 9-1-1 ALI database as provided in subsection (e)(1) above, the Parties shall negotiate the date
                 -----------------
              by which Requesting Carrier shall establish such electronic functionality and the rates, terms and conditions under which Ameritech would update such database from paper records prior to the date Requesting Carrier is able to furnish such updates electronically to Ameritech; and

        (f) Requesting Carrier or its third party agent will provide ALI data to Ameritech for use in entering the data into the 9-1-1 database. The initial ALI data will be provided to Ameritech in a format prescribed by Ameritech. Requesting Carrier shall include its company identification, as registered with NENA, on all records provided to Ameritech. Requesting Carrier is responsible for providing Ameritech updates to the ALI data and error corrections that may occur during the entry of ALI data to the Ameritech 9-1-1 Database System. Requesting Carrier shall reimburse Ameritech for any additional database charges incurred by Ameritech for errors in ALI data updates caused by Requesting Carrier or its third-party agent. Ameritech will confirm receipt of such data and corrections by the next Business Day (where electronic transfer is available) by providing Requesting Carrier with a report in the manner provided in the Implementation Plan of the number of items sent, the number of items entered correctly, and the number of errors.

        (g) The services offered in this Agreement and the charges set forth at Item I of the Pricing Schedule are based on each NXX residing in a single 9-1-1 Selective Router. Requesting Carrier may request that an NXX shall reside in more than one 9-1-1 Selective Router; provided that Requesting Carrier shall pay Ameritech a one-time
              --------
              charge as set forth
     at Item 1 of the Pricing Schedule per trunk group that is connected to each alternate 9-1-1 Selective Router (the "9-1-1 Selective Router Software Enhancement Connection Charge").

(h) In the event an Ameritech or Requesting Carrier 9-1-1 trunk group fails, the Party that originates the trunk group will notify, on a priority basis, the other Party of such failure, which notification shall occur within two
     (2) hours of the occurrence or sooner if required under Applicable Law. The Parties will exchange a list containing the names and telephone numbers of the support center personnel responsible for maintaining the 9-1-1 Service between the Parties.

(i) Ameritech will provide Requesting Carrier all order number(s) and circuit identification code(s) in advance of the service due date.

(j) Requesting Carrier will monitor the 9-1-1 circuits for the purpose of determining originating network traffic volumes. Requesting Carrier will notify Ameritech if the traffic study information indicates that additional circuits are required to meet the current level of 9-1-1 call volumes.

(k) Requesting Carrier shall engineer its 9-1-1 trunks to attain a minimum P.01 grade of service as measured using the "busy day/busy hour" criteria or, at such other minimum grade of service as required by Applicable Law or a duly authorized government agency.

(1) Requesting Carrier shall timely provide to Ameritech all information required to complete an "Ameritech Planning Questionnaire and Network Definition" in order to appropriately plan, design and implement ordered 9-1-1 Service. Requesting Carrier shall provide the foregoing information in the format prescribed by Ameritech, both initially and on an ongoing basis.

(m) If Requesting Carrier provides local exchange Telecommunications Services to its Customers through a means other than Resale Services, Requesting Carrier shall be responsible to submit to the applicable municipality(ies) any 9-1-1 surcharges assessed by such municipality(ies) on such local exchange Telecommunications Services provided to Requesting Carrier Customers.

(n)  Consistent with Section 19.2, each Party agrees to comply with all
                     ------------
     applicable state, county and municipal 9-1-1 administrative rules and regulations.

              3.9.3  Compensation.

              (a)    In addition to the amounts specified in Section 3.9.2,
                                                             -------------
                     Requesting Carrier shall compensate Ameritech as set forth at Item I of the Pricing Schedule.

              (b) The rates set forth in this Agreement for 9-1-1 Service do not include the inspection or monitoring by Ameritech of Requesting Carrier's facilities relating to errors, defects or malfunctions in the 9-1-1 Service. The Parties acknowledge and agree that Requesting Carrier, and not Ameritech, shall be responsible to conduct such operational tests as Requesting Carrier deems necessary and appropriate to determine whether its facilities are functioning properly. Each Party shall promptly notify the other Party if its facilities used to provide 9-1-1 Service are not functioning properly.

              3.9.4 Additional Limitations of Liability Applicable to 9-1-1 Service.

              (a) Ameritech is not liable for the accuracy and content of ALI that Requesting Carrier delivers to Ameritech. Requesting Carrier is responsible for maintaining the accuracy and content of that data as delivered; and

              (b) Ameritech shall not be responsible for errors that appear in Ameritech's 9-1-1 databases and with respect to such errors, Requesting Carrier shall indemnify and hold Ameritech harmless from any and all Losses incurred on account thereof by third parties (including Requesting Carrier's Customers or employees). In addition, Ameritech's liability to Requesting Carrier and any third person shall also be limited to the maximum extent permitted by Applicable Law or tariff.


                                   ARTICLE IV
                 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE
                 SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)

        4.1   Scope of Traffic. Article IV prescribes parameters for the
                                ----------
facilities and trunk groups to be effected over the Interconnections specified in Article III for the transmission and routing of Local Traffic and IntraLATA
   -----------
Toll Traffic between the Parties' respective Telephone Exchange Service Customers (the "Local/IntraLATA Trunks").

        4.2 Limitations. No Party shall terminate Exchange Access traffic or originate untranslated 800 traffic over the Local/IntraLATA Trunks.

        4.3 Trunk Group Architecture and Traffic Routing. The Parties shall jointly engineer and configure Local/IntraLATA Trunks over the physical Interconnection arrangements as follows:

              4.3.1 Each Party shall initially configure a one (1)-way trunk group or, upon mutual agreement of the Parties, a two (2) way trunk group, as a direct transmission path between each RICO and AICO. If two (2) way trunk groups are established, each Party shall be responsible for fifty percent (50%) of the transport between the points of Interconnection.

              4.3.2  Notwithstanding anything to the contrary contained in this
Article IV, if the traffic volumes originated by a Party between any two (2)
----------
Central Office Switches at any time exceeds the CCS busy hour equivalent of one
(1) DS1, that Party shall, within sixty (60) days after such occurrence, establish new direct trunk groups to the applicable End Office(s). As traffic volumes increase, the Parties shall add additional direct trunk groups (24 DS0s) between any two (2) Central Offices for every increment of traffic that equals or exceeds the CCS busy hour equivalent of one (1) DS1. At no time shall the traffic between two (2) Central Offices, routed via Ameritech's Tandem Switch, exceed 500 busy hour CCS.

              4.3.3 Only those valid NXX codes served by an End Office may be accessed through a direct connection to that End Office.

              4.3.4 Each Party shall ensure that each Tandem connection permits the completion of traffic to all End Offices which sub-tend that Tandem as identified in the Local Exchange Routing Guide ("LERG"). To the extent that a Party desires the ubiquitous delivery of traffic within an Exchange Area, each Party shall establish and maintain Logical Trunk Groups and separate physical facilities for such Logical Trunk Groups connected to each Tandem of the other Party which serves, or is sub-tended by End Offices which serve, such other Party's Customers within the Exchange Areas served by such Tandem Switches. Requesting Carrier shall either provide Logical Trunk Groups and such facilities for Logical Trunk Groups or purchase Logical Trunk Groups and such facilities for Logical Trunk Groups from Ameritech at the rates for Switched Access set forth in Ameritech's access tariffs. If a Central Office Switch provides both Tandem and End Office functionality, Interconnection by a Party at such Central Office Switch shall provide access to Tandem and End Office functionality. A Party's NXX must home on the Tandem Switch that is in the same state as the specified NXX Rate Center.

              4.3.5 Ameritech will provide unassigned NXX codes to the Requesting Carrier, under the Inter-Carrier Compatibility Forum ("ICCF") developed by CO-Code Assignment Guidelines, until this function is performed by a third party agency.

              4.3.6 Ameritech will assign a Common Language Location Identifier ("CLLI") code to the Requesting Carrier's End Office Switch if so requested, to be integrated into the public network consistent with procedures used for CLLI code assignment to Ameritech's own switches until this function is performed by a third party agency. The code must be listed in the LERG.

              4.3.7 Each Party is responsible for administering its assigned NXX numbers.

              4.3.8 Each Party is responsible for obtaining a LERG listing of CLLI codes assigned to its switches.

              4.3.9 If a pre-existing trunk group is unable to, or consistent with standard trunk engineering practices, is forecasted to be unable to support additional traffic loads, each Party shall, upon request of the other Party, provision, within thirty (30) days of such request, additional trunks to expand the capacity of such pre-existing trunk group, subject to Section 19.12 and the
                                                          -------------
availability of sufficient capacity. If sufficient capacity does not exist, the Parties shall mutually agree on the appropriate interval to establish such additional trunks based on force and load and other applicable criteria.

              4.3.10 If a Tandem through which the Parties are Interconnected is unable to, or is forecasted to be unable to, support additional traffic loads for any Busy Season, the Parties will mutually agree on an End Office trunking plan that will alleviate the Tandem capacity shortage and ensure completion of traffic between Requesting Carrier and Ameritech Customers. For purposes of this Agreement, "Busy Season" means any three (3) consecutive month period.


              4.3.11 If a Party determines that a trunk group is no longer necessary given actual and forecasted traffic, that Party shall disconnect that trunk group within thirty (30) days after such determination.

              4.3.12 For each Central Office ("CO") code used by Requesting Carrier, Requesting Carrier must maintain network facilities (whether owned or leased) used to actively provide, in part, local Telecommunications Service in the geographic area assigned to such CO Code. If Requesting Carrier uses a CO Code to provide foreign exchange service to its Customers outside of the geographic area assigned to such code, Requesting Carrier shall be solely responsible to transport traffic between its foreign exchange service Customer and such code's geographic area.

        4.4   Signaling.

              4.4.1  Where available, Common Channel Interoffice Signaling
(CCIS) signaling shall be used by the Parties to set up calls between the Parties' Telephone Exchange Service networks. Each Party shall supply Calling Party Number (CPN) (NPA/NXX assigned to its local exchange switch) within the SS7 signaling message. If CCIS is unavailable, MultiFrequency (MF) signaling shall be used by the Parties.

              4.4.2 Each Party is responsible for requesting Interconnection to the other Party's CCIS network, where SS7 signaling on the trunk group(s) is desired. Each Party shall connect to a pair of access STPs that serve each LATA where traffic will be exchanged using a direct connection to the STPs serving the desired LATA, through the designated Ameritech state gateway STP or through a third party provider which is connected to the other Party's signaling network. The Parties shall establish Interconnection at the STP. The rate for signaling links to establish such Interconnection is as provided in Ameritech's access tariff(s). If the Requesting Carrier does not possess STPs, Requesting Carrier may purchase access to Ameritech's SS7 Network as provided in Ameritech's access tariff(s).

              4.4.3 The Parties will cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate interoperability of CCIS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers. All CCIS signaling parameters will be provided, including Calling Party Number (CPN), Originating Line Information (OLI), calling party category and charge number. For terminating Exchange Access and Transit Service traffic, such information shall be passed by a Party to the extent that such information is provided to such Party.

              4.4.4 Where available and upon the request of the other Party, each Party shall cooperate to ensure that its trunk groups are configured utilizing the B8ZS ESF protocol for 64 Kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

        4.5 Grades of Service. The Parties shall initially engineer and shall jointly monitor and enhance all trunk groups consistent with the Plan.

        4.6   Measurement and Billing.

              4.6.1 For billing purposes, each Party shall pass CPN associated with that Party's originating switch on calls that originate on its network over the Local/IntraLATA Trunks; provided that all calls that originate on a Party's
                            --------
network and are exchanged without CPN information shall be billed as either Local Traffic or IntraLATA Toll Traffic based upon a percentage of local usage
(PLU) factor calculated based on the amount of actual volume during the preceding three (3) months. The PLU will be revised every three (3) months. If either Party fails to pass at least ninety percent (90%) of calls that originate on its network with CPN within a monthly billing period, then either Party may require that separate trunk groups for Local Traffic and IntraLATA Toll Traffic be established. Transit traffic as defined in Section 7.3 will be routed over
                                              -----------
the IntraLATA Toll trunk group.

              4.6.2 Measurement of Telecommunications traffic billed hereunder shall be (i) in actual conversation time as specified in FCC terminating FGD Switched access tariffs for Local Traffic and (ii) in accordance with applicable tariffs for all other types of Telecommunications traffic.

        4.7 Reciprocal Compensation Arrangements -- Section 251(b)(5). Compensation for the transport and termination of Local Traffic and IntraLATA Toll Traffic shall be pursuant to this Section 4.7. The Reciprocal Compensation
                                       -----------
arrangements set forth in this Section 4.7 are not applicable to (i) Exchange
                               -----------
Access traffic, (ii) a Requesting Carrier network created by combining Ameritech's unbundled Network Elements, (iii) Information Service traffic, (iv) traffic originated by one Party on a number ported to its network that terminates to another number ported on that same Party's network or (v) any other type of traffic found to be exempt from Reciprocal Compensation by the FCC or the Commission. All Exchange Access traffic and IntraLATA Toll Traffic shall continue to be governed by the terms and conditions of applicable federal and state tariffs. Compensation for traffic that is delivered through Transit Service shall be pursuant to Section 7.2.
                             -----------

              4.7.1 Reciprocal Compensation applies for transport and termination of Local Traffic billable by Ameritech or Requesting Carrier which a Telephone Exchange Service Customer originates on Ameritech's or Requesting Carrier's physical switch for termination on the other Party's physical switch. The originating Party shall compensate the terminating Party for the transport and termination of Local Traffic for the function(s) provided by that terminating Party at the rate(s) provided at Item II of the Pricing Schedule; provided that Requesting Carrier shall be paid only the rate for End Office
--------
Termination. The Parties' obligation to pay Reciprocal Compensation to each other shall commence on the date the Parties agree that the network is complete (i.e., each Party has established its originating trunks as well as any
 ----
ancillary functions (e.g., 9-1-1)) and capable of fully supporting originating
                     ----
and terminating Customer (and not a Party's test) traffic.

              4.7.2 (a) The Parties agree not to pay Reciprocal Compensation on traffic which originates on a Party's physical switch, is transported and handed off to the other Party and then routed/delivered to an ISP Server.

              (b) Each Party agrees to cooperate with the other Party and take any and all reasonable steps to identify all ISP traffic that is exchanged between the Parties. Each Party agrees to implement methods and procedures that facilitate the identification of all ISP traffic that the other Party originated on its network and routed to the first Party. If either Party believes that the data and records it or the other Party are maintaining do not adequately identify the ISP traffic exchanged between the Parties, either Party may request in writing that both Parties commence tracking ISP traffic by exchanging the NPA-NXX-XXXXs of each ISP to which such Parties route traffic. If so requested, by the twenty-second day of the first calendar month after receipt of such notice and thereafter by the twenty-second (22nd) day of each calendar month during the Term, each Party shall provide the other Party a comprehensive list of each NPA-NXX-XXXX that is assigned to or used by an ISP and to which such first Party routed calls during the preceding calendar month. In each monthly report, the list shall also include the number of minutes of traffic that such Party believes was delivered to each ISP during the preceding month and an identification of those numbers that are used solely for administrative use (i.e., traffic that is not destined for the Internet). Notwithstanding Section
 ----                                                                  -------

20.1.1, any information disclosed by one Party to the other Party pursuant to
------
this Section 4.7.2(b) shall be deemed "Proprietary Information" under Article
     ----------------                                                 -------
XX.
--

          4.7.3 Each Party shall charge the other Party its effective applicable federal and state tariffed intraLATA FGD switched access rates for those functions a Party performs relating to the transport and termination of IntraLATA Toll Traffic.

          4.7.4 Compensation for transport and termination of all traffic which has been subject to performance of INP by one Party for the other Party pursuant to Article XIII shall be as specified in Section 13.7.
   ------------                          ------------


                                    ARTICLE V
                      TRANSMISSION AND ROUTING OF EXCHANGE
                  ACCESS TRAFFIC PURSUANT TO SECTION 251(c)(2)

     5.1  Scope of Traffic. Article V prescribes parameters for certain
                            --------
facilities and trunk groups to be established over the Interconnections specified in Article III for the transmission and routing of Exchange Access
             -----------
traffic and nontranslated 800 traffic between Requesting Carrier Telephone Exchange Service Customers and Interexchange Carriers (the "Access Toll Connecting Trunks"). Compensation for the transmission and routing of Exchange Access traffic is provided for in Article VI.
                                  ----------

     5.2  Trunk Group Architecture and Traffic Routing.

          5.2.1 The Parties shall jointly establish Access Toll Connecting Trunks by which they will jointly provide Tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from and to Requesting Carrier's Customers.

          5.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access, nontranslated 800 and 976 traffic to allow Requesting Carrier's Customers to connect to or be connected to the interexchange trunks of any interexchange Carrier which is connected to an Ameritech access Tandem.

          5.2.3 The Access Toll Connecting Trunks shall be two-way trunks connecting an End Office Switch that Requesting Carrier utilizes to provide Telephone Exchange Service and Switched Exchange Access Service in a given LATA to an access Tandem Switch Ameritech utilizes to provide Exchange Access in such LATA.

          5.2.4 IntraLATA toll free traffic (e.g., 800) shall be routed over
                                             ----
Ameritech's Access Toll Connecting Trunks. Ameritech will send Requesting Carrier a Carrier Identification Code of 110 to identify the IntraLATA call as toll free call. Requesting Carrier shall generate and send Ameritech on a daily basis an 010125 access record. In return, Ameritech will send

Requesting Carrier on a daily basis an 110125 access record for billing the query function according to Requesting Carrier's tariff. This information should be included on the summary record (010125) sent to Ameritech by Requesting Carrier. If utilizing Ameritech's database to perform the query function, Ameritech will bill the Requesting Carrier (or the Initial Billing Company (as defined in the MECAB)) for the query charges at Ameritech's tariffed rate.

                                   ARTICLE VI
                         MEET-POINT BILLING ARRANGEMENTS

     6.1  Meet-Point Billing Services.

          6.1.1 Pursuant to the procedures described in Multiple Exchange Carrier Access Billing ("MECAB") document SR-BDS-000983, Issue 5, June 1994, the Parties shall provide to each other the Switched Access Detail Usage Data and the Switched Access Summary Usage Data to bill for jointly provided switched access service such as switched access Feature Group D. If the procedures in the MECAB document are amended or modified, the Parties shall implement such amended or modified procedures within a reasonable period of time.

          6.1.2 Requesting Carrier shall designate access Tandems or any other reasonable facilities or points of Interconnection for the purpose of originating or terminating IXC traffic. For each such access Tandem designated, the Parties shall utilize a billing percentage determined in accordance with
Schedule 6.0 to bill IXC traffic. Either Party may make this billing percentage
------------
information available to IXCs. The billing percentages shall be calculated according to one of the methodologies specified for such purposes in the MECAB document.

          6.1.3 Each Party shall undertake all reasonable measures to ensure that the billing percentage and associated information are included and maintained in the National Exchange Association ("NECA") FCC Tariff No. 4.

          6.1.4 Each Party shall implement the "Multiple Bill/Single Tariff" option in order to bill the IXC for each Party's own portion of jointly provided Telecommunications Service.

     6.2  Data Format and Data Transfer.

          6.2.1 Necessary billing information will be exchanged on magnetic tape or via electronic data transfer (when available) using the Exchange Message Record ("EMR") format. The Parties shall agree to a fixed billing period in the Implementation Plan.

          6.2.2 Requesting Carrier shall provide to Ameritech, on a monthly basis, the Switched Access Summary Usage Data (category 115OXX records) on magnetic tape or, when available, via electronic data transfer using the EMR format.

          6.2.3 Ameritech shall provide to Requesting Carrier, on a daily basis, the Switched Access Detail Usage Data (category 1101XX records) on magnetic tape no later than fourteen (14) days from the usage recording date. Ameritech shall provide the information on magnetic tape or, when available, via electronic data transfer (e.g., network data mover), using EMR format. Ameritech
                          ----
and Requesting Carrier shall use best efforts to utilize electronic data transfer.

          6.2.4 Each Party shall coordinate and exchange the billing account reference ("BAR") and billing account cross reference ("BACR") numbers for the Meet-Point Billing service. Each Party shall notify the other Party if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number.

          6.2.5 When Ameritech records on behalf of Requesting Carrier and Switched Access Detail Usage Data is not submitted to Requesting Carrier by Ameritech in a timely fashion or if such Access Detail Usage Data is not in proper format as previously defined, and if as a result Requesting Carrier is delayed in billing IXC, late payment charges will be payable by Ameritech to Requesting Carrier. Late payment charges will be calculated on the total amount of late access usage at the rate of 0.000493% per day (annual percentage rate of eighteen percent (18%)) compounded daily for the number of days late.

          6.2.6 If Switched Access Summary Usage Data is not submitted to Ameritech in a timely fashion or if it is not in proper format as previously defined and if as a result Ameritech is delayed in billing IXC, late payment charges will be payable by Requesting Carrier to Ameritech. Late payment charges will be calculated on the total amount of late access usage charges at the rate of 0.000493% per day (annual percentage rate of eighteen percent (18%)) compounded daily for the number of days late. Excluded from this provision will be any detailed usage records not provided by Ameritech in a timely fashion.

     6.3  Errors or Loss of Access Usage Data.

          6.3.1 Errors may be discovered by Requesting Carrier, the IXC or Ameritech. Each Party agrees to use reasonable efforts to provide the other Party with notification of any discovered errors within two (2) Business Days of such discovery. All claims by a Party relating to errors or loss of access usage data shall be made within thirty (30) calendar days from the date such usage data was provided to that Party.

          6.3.2 In the event of a loss of data, both Parties shall cooperate to reconstruct the lost data. If such reconstruction is not possible, the Parties shall use a reasonable estimate of the lost data, based on twelve (12) months of prior usage data; provided that if twelve (12) months of prior usage data is not
                  --------
available, the Parties shall base the estimate on as much prior usage data that is available; provided, however, that if reconstruction is required prior to the
              --------  -------
availability of at least three (3) months of prior usage data, the Parties shall defer such reconstruction until three (3) months of prior usage data is available.

     6.4 Payment. The Parties shall not charge one another for the services rendered pursuant to this Article VI.
                          ----------

     6.5 Limitation of Liability Applicable to Meet-Point Billing Arrangements. In the event of errors, omissions, or inaccuracies in data received from either Party, the liability of the Party providing such data shall be limited to the provision of corrected data or developing a substitute based on past usage in accordance with Section 6.3.2. This Section 6.5 shall apply to Meet Point
                -------------       -----------
Billing arrangements in lieu of the provisions of Articles XXIV and XXV.
                                                  -------------     ---


                                   ARTICLE VII
                    TELECOMMUNICATIONS CARRIER (TC) SERVICES

     7.1  Ancillary Services Traffic.

          7.1.1 This Section 7.1 applies to Ancillary Services Traffic which
                     -----------
originates from (i) Requesting Carrier's Resale Services Customers via Resale Services or (ii) Requesting Carrier's physical switch which terminates to the applicable information services platform connected to Ameritech's network.

          7.1.2 Requesting Carrier shall be responsible for and pay for all charges associated with Ancillary Services Traffic whether such services are ordered, activated or used by the Requesting Carrier, Requesting Carrier's Customer or any other person gaining access to the services through the Requesting Carrier.

          7.1.3 Upon receipt of a request by Requesting Carrier when it submits an order for Ameritech resold lines, Ameritech shall provide call blocking services for Ancillary Services Traffic (on a per line basis) to Requesting Carrier as Ameritech provides such blocking services to its own retail Customers, to the extent permitted under Applicable Law. If Requesting Carrier utilizes its own or a third party switch, Requesting Carrier must establish blocking for Ancillary Services Traffic.

          7.1.4 Requesting Carrier may elect to bill and collect for Ancillary Services Traffic by indicating its agreement to comply with the terms and conditions set forth in Schedule 7.1. If Requesting Carrier has elected to bill
                        ------------
and collect for Ancillary Service Traffic but fails to comply with the terms and conditions set forth in Schedule 7.1, Ameritech may, in addition to exercising
                        ------------
any other rights and remedies under this Agreement, block such traffic, to the extent permitted under Applicable Law.

     7.2  BLV/BLVI Traffic.

          7.2.1 Busy Line Verification ("BLV") is performed when one Party's Customer requests assistance from the operator bureau to determine if the called line is in use.

          7.2.2 Busy Line Verification Interrupt ("BLVI") is performed when one Party's operator bureau interrupts a telephone call in progress after BLV has occurred. The operator bureau will interrupt the busy line and inform the called party that there is a call waiting.

          7.2.3 Each Party's operator bureau shall accept BLV and BLVI inquiries from the operator bureau of the other Party in order to allow transparent provision of BLV/BLVI Traffic between the Parties' networks. When Requesting Carrier does not use Ameritech's operator bureau, each Party shall route BLV/BLVI Traffic inquiries over separate direct trunks (and not the Local/IntraLATA Trunks) established between the Parties' respective operator bureaus. Unless otherwise mutually agreed, the Parties shall configure BLV/BLVI trunks over the Interconnection architecture defined in Article III, consistent
                                                        -----------
with the Plan.

          7.2.4 Each Party shall compensate the other Party for BLV/BLVI Traffic as set forth at Item IV of the Pricing Schedule.

     7.3  Transit Service.

          7.3.1 Ameritech shall provide Requesting Carrier Transit Service as provided in this Section 7.2.
                 -----------

          7.3.2 "Transit Service" means the delivery over the Local/IntraLATA Trunks of (i) Local Traffic and IntraLATA Toll Traffic that (x) originates on Requesting Carrier's network and terminates to a third party LEC, ILEC or CMRS (such third parties collectively referred to as a "Transit Counter-Party") and
(y) originates on the Transit Counter-Party's network and terminates to Requesting Carrier and (ii) 800 IntraLATA Toll Traffic that originates and terminates between one (1) or more IntraLATA Telecommunications Carriers, including third party LECs, ILECs and CMRSs (collectively, "IntraLATA 800 Traffic"), as more fully described in Section 7.3.9.
                                      -------------

          7.3.3 Requesting Carrier shall route Transit Traffic via Ameritech's Tandem Switches, and not at or through any Ameritech End Office.

          7.3.4 While the Parties agree that it is the responsibility of the Requesting Carrier to enter into arrangements with each Transit Counter-Party to deliver Terminating Transit Traffic to Requesting Carrier, they acknowledge that such arrangements may not currently be in place and an interim arrangement will facilitate traffic completion on an interim basis. Accordingly, until the earlier of (1) the date on which either Party has entered into an arrangement with such Transit Counter-Party to deliver Termination Transit Traffic to Requesting Carrier and (ii) the date Transit Traffic volumes originated by the Requesting Carrier exceed the volumes specified in Section 7.3.5. Ameritech will
                                                   -------------
provide Requesting Carrier with Transit Service. Requesting Carrier agrees to use commercially reasonable efforts to enter into agreements with Transit Counter-Parties as soon as possible after the Effective Date.

          7.3.5 If the traffic volumes between Requesting Carrier's Central Office Switches and Transit Counter-Party Central Office Switches (in each case, in the aggregate) at any time exceeds the CCS busy hour equivalent of one (1) DS1 (500 CCS), Requesting Carrier shall within thirty (30) days request to Interconnect directly with such Transit Counter-Party.

          7.3.6 To the extent that the originating party of a call delivers each call to Ameritech's network with SS7 CCIS and the appropriate Transactional Capabilities Application Part ("TCAP") message, Ameritech will deliver such information to the terminating party.

          7.3.7 Requesting Carrier shall not bill Ameritech for any Transit Service traffic or unidentified traffic (i.e., no CPN) unless otherwise
                                         ----
agreed in writing by Ameritech.

          7.3.8 The Parties shall compensate each other for Transit Service as follows:

          (a) For Local Traffic and IntraLATA Toll Traffic originating from Requesting Carrier that is delivered over the Transit Service ("Originating Transit Traffic"), Requesting Carrier shall:

               (1) Pay to Ameritech a Transit Service charge as set forth in the Pricing Schedule; and

               (2) Reimburse Ameritech for any charges, including switched access charges and Reciprocal Compensation, that a Transit Counter-Party imposes or levies on Ameritech for delivery or termination of any such Originating Transit Traffic.

          (b) For Local Traffic and IntraLATA Toll Traffic that is to be terminated to Requesting Carrier from a Transit Counter-Party ("Terminating Transit Traffic") (i) that is not subject to Primary Toll Carrier ("PTC") arrangements (regardless of whether Ameritech is the PTC) and (ii) that Ameritech has a transiting arrangement with such Transit Counter-Party that authorizes Ameritech to deliver such traffic to Requesting Carrier ("Other Party Transit Agreement"), then Ameritech shall deliver such Terminating Transit Traffic to Requesting Carrier in accordance with the terms and conditions of such Other Party Transit Agreement and such third party LEC or CMRS provider (and not Requesting Carrier) shall be responsible to pay Ameritech the applicable Transit Service charge.

          (c) For IntraLATA Toll Traffic which is subject to a PTC arrangement and where Ameritech is the PTC, Ameritech shall deliver such IntraLATA Toll Traffic to Requesting Carrier in accordance with the terms and conditions of such PTC arrangement. Upon receipt of verifiable Primary Toll records, Ameritech shall reimburse Requesting Carrier at

               Requesting Carrier's applicable tariffed terminating switched access rates. When transport mileage cannot be determined, an average transit transport mileage shall be applied as set forth on the Pricing Schedule.

          7.3.9 IntraLATA 800 Traffic shall be exchanged between the Parties as follows:

          (a) Queried IntraLATA 800 Traffic may be delivered to Ameritech over the Local IntraLATA Trunks and if Ameritech performs the 800 query function, over the Access Toll Connecting Trunks. If the Local/IntraLATA Trunks are used and Requesting Carrier performs the 800 query function, the IntraLATA 800 Traffic will be recorded as toll calls. If the Access Toll Connecting Trunks are used, Ameritech will not record the IntraLATA 800 Traffic.

          (b) The Parties shall provide to each other IntraLATA 800 Access Detail Usage Data for Customers billing and IntraLATA 800 Copy Detail Usage Data for access billing. EMR exchange between the Parties will use the standard centralized message system delivery systems (CMDS). The Parties agree to provide this data to each other at no charge. In the event of errors, omissions, or inaccuracies in data received from either Party, the liability of the Party providing such data shall be limited to the provision of corrected data only.

          (c) IntraLATA 800 Traffic calls are billed to and paid for by the called or terminating party, regardless of which Party performs the 800 query. Since IntraLATA 800 Traffic may not be identified with a unique Carrier Identification Code (CIC), billing shall be based on originating and terminating NPA/NXX.

          7.3.10 If a Transit Counter-Party requests Ameritech to block either Originating Transit Traffic or Terminating Transit Traffic, Ameritech shall provide Requesting Carrier written notice of such request. Requesting Carrier shall then have twenty (20) Business Days after receipt of notice from Ameritech to resolve such blocking request with the Transit Counter-Party. If Requesting Carrier is unable to resolve any outstanding issues with the Transit Counter-Party within such twenty (20) Business Day period, Ameritech may block such Originating Transit Traffic or Terminating Transit Traffic. Requesting Carrier agrees to either (i) block delivery of Transit Service traffic that it originates to the Ameritech network (including Originating Transit Traffic) or
(ii) pay Ameritech's nonrecurring and recurring costs to implement and administer blocking for such traffic. Requesting Carrier agrees to indemnify and hold Ameritech harmless against any and all Losses Ameritech may incur from not blocking requested traffic during the twenty (20) Business Day period.

     7.4  Toll Free Database Services.

          7.4.1 Call Routing Service. The Call Routing Service provides for the
                --------------------
identification of the carrier to whom a call is to be routed when a toll-free (1+800-NXX-XXXX or 1+888-NXX-XXXX) call is originated by Customer. This function uses the dialed digits to identify the appropriate carrier and is done by screening the full ten digits of the dialed number. The Call Routing Service may be provided in conjunction with a Customer's InterLATA or IntraLATA Switched Exchange Access Service.

          When 800 Call-Routing service is provided, an originating call is suspended at the first switching office equipped with a Service Switching Point
(SSP) component of the SSC/SS7 Network. The SSP launches a query over signaling links (A-links) to the Signal Transfer Point (STP), and from there to the SCP. The SCP returns a message containing the identification of the carrier to whom the call should be routed and the call is processed. Requesting Carrier may obtain Call Routing Service pursuant to the rates, terms and conditions specified in Ameritech FCC No. 2 Access Tariff.

          7.4.2 Routing Options. In addition to the toll-free service offerings,
                ---------------
new routing options are offered. These options are purchased by toll-free service providers to allow their clients to define complex routing requirements on their toll-free service. Toll-free routing options allow the service provider's Customer to route its toll-free calls to alternate carriers and/or destinations based on time of day, day of week, specific date or other criteria. These routing options are in addition to the basic toll-free call routing requirements which would include the toll-free number, the intraLATA carrier, the interLATA carrier and the Area of Service (AOS). Requesting Carrier may obtain Routing Options pursuant to the rates, terms and conditions specified in Ameritech FCC No. 2 Access Tariff.

          7.4.3 Carrier Identification Service. Requesting Carrier may choose
                ------------------------------
the 800 Carrier Identification Service to obtain toll-free number screening. With this service, Requesting Carrier will launch a query to the Ameritech database using its own Service Switching Points (SSPs) network. In contrast to the Call Routing Service described in Section 7.4.1 above, with the 800 Carrier
                                      -------------
Identification service, no routing is performed.

          Requesting Carrier's SS7 network is used to transport the query from its End Office to the Ameritech SCP. Once Requesting Carrier's identification is provided, Requesting Carrier may use the information to route the toll-free traffic over its network. In these cases, Ameritech Switched Access services are not used to deliver a call to Requesting Carrier. The toll-free carrier ID data may not be stored for Requesting Carrier's future use. Requesting Carrier may obtain 800 Carrier Identification Service pursuant to the rates, terms and conditions specified in Ameritech FCC No. 2 Access Tariff.

          7.4.4 Number Administration. Requesting Carrier, at its option, may elect to use Ameritech's toll-free Service which includes toll-free Number Administration Service

(NAS). With this service, Ameritech will perform the Responsible Organization service, which involves interacting with the national Service Management System (SMS/800), on behalf of the Customer. Responsible Organization services include activating, deactivating and maintaining 800/888 number records as well as trouble referral and clearance. If Requesting Carrier does not select NAS, Requesting Carrier will perform the Responsible Organization service. Requesting Carrier may purchase the Number Administration Service pursuant to the rates, terms and conditions specified in Ameritech FCC No. 2 Access Tariff.

     7.5  LIDB Database Service.

          7.5.1 The Line Information Database (LIDB) Query Response Service is a validation database system. It enables Requesting Carrier to offer alternatively billed services to its Customers. The database provides an efficient way to validate calling cards and toll billing exception (TBE) (i.e., restricts a collect or third-party billed call). Toll fraud protection and reduced call set up expenses are among the benefits of the service.

          7.5.2 Billing information records include the Customer name, phone number, security personal identification numbers and third-party acceptance indications. Prior to call completion, a query is launched to the LIDB to determine the validity of the requested billing method. The call is then completed or denied based on the LIDB's response. Requesting Carrier may purchase the LIDB Database Service pursuant to the rates, terms and conditions specified in Ameritech FCC No. 2 Access Tariff.

     7.6  LNP Query Service.

        Ameritech's provision of LNP will utilize LRN switch software, the terms and conditions of which are prescribed in Article XIII. With the implementation
                                          ------------
of LNP, Requesting Carrier has an N-1 (Network minus 1) responsibility to perform a LRN lookup on calls terminating to NPA-NXXs selected for Number Portability. If Requesting Carrier does not perform this responsibility on calls terminated to the Ameritech network, Ameritech will automatically perform the query and route the call to the proper destination. Under such circumstances, Requesting Carrier agrees to pay Ameritech the per query rates under the terms and conditions specified in Ameritech FCC No. 2 Access Tariff for LNP Query Service (Sections 5.2, 6.4 & 6.9).

     7.7  Operator Services and Directory Assistance Services

          7.7.1 This Section 7.7 establishes the terms and conditions governing the provision to Requesting Carrier by Ameritech of manual and automated Local and intrastate intraLATA, interstate intraLATA Operator Toll and Assist Services ("OS"), and Home NPA Directory Assistance service and Information Call Completion Services ("DA"). Ameritech's offering of OS and DA services is made available as a stand alone, integrated service and not as an unbundled Network Element.

          7.7.2 At Requesting Carrier's request, Ameritech will provide manual and automated OS and DA services to Requesting Carrier. A description of the OS and DA services to be provided is set forth on Schedule 7.7.2. A list
                                               --------------
identifying the NPA/Exchange areas of Ameritech Directory Assistance and Information Call Completion services will be provided to Requesting Carrier upon request. The Implementation Plan shall establish a process by which this list is updated as such DA services are provided in additional NPA/Exchange Areas.

          7.7.3 Requesting Carrier is responsible for delivering its OS and DA traffic to Ameritech's TOPS switch. Specifically, Requesting Carrier shall provide the necessary direct trunking and termination facilities from its End Office to the Ameritech TOPS switch used to provide OS and DA services. Further, OS and DA traffic must be delivered to the Ameritech TOPS switch without any Tandem switching. The TOPS location to which Requesting Carrier will be responsible for delivering its OS or DA traffic will be determined by Ameritech based on the existing capacity of its service centers. Ameritech will, unless technical or economic reasons provide otherwise, have Requesting Carrier deliver its OS or DA traffic to the TOPS switch most closely located to the Requesting Carrier's NPA/exchange originating the call.

          7.7.4 Requesting Carrier is solely responsible for providing all equipment and facilities to deliver OS and DA traffic to the Ameritech switch used to provide OS and DA services. Where the total traffic exceeds the capacity of the existing circuits, additional circuits and additional facilities must be provided by Requesting Carrier to the extent necessary.

          7.7.5 Requesting Carrier will provide and maintain the equipment at its offices necessary to permit Ameritech to perform its services in accordance with the equipment operations and traffic operations which are in effect in Ameritech's DA and operator services offices. Requesting Carrier will locate, construct and maintain its facilities to afford reasonable protection against hazard and interference.

          7.7.6 Requesting Carrier will furnish to Ameritech all information necessary for Ameritech's provision of OS and DA. All information provided shall be treated as Proprietary Information pursuant to Article XX. Requesting Carrier shall provide, at a minimum, the following applicable information to Ameritech not less than ninety (90) days (or such earlier time as mutually agreed upon) prior to the date on which Requesting Carrier requests Ameritech to provide OS and/or DA:

          OS
          --

          .     emergency agency phone numbers;
          .     rate information (such as mileage bands, operator surcharge information); and
          .     originating screening information.

          DA
          --

          .      listing information for the areas to be served by Ameritech;
                 and
          . network information necessary to provide for the direct trunking of the DA calls.

     Requesting Carrier will keep these records current and will inform Ameritech, in writing, at least thirty (30) days prior to any changes in the format to be made in such records. Requesting Carrier will inform Ameritech of other changes in the records on a mutually agreed upon schedule.

          7.7.7 For branding of Calling Card, OS and DA calls, Ameritech shall record the branding announcement, no longer than 3 seconds, for installation on each OS and DA switch serving Requesting Carrier's Customers. Requesting Carrier shall provide Ameritech the wording of the announcement.

          7.7.8 Requesting Carrier grants to Ameritech during the Term a non-exclusive, license to use the DA listings provided pursuant to this Agreement. DA listings provided to Ameritech by Requesting Carrier under this Agreement will be maintained by Ameritech only for purposes of providing DA information to Requesting Carrier Customers, and will not be disclosed to third parties. This section does not prohibit Ameritech and Requesting Carrier from entering into a separate agreement which would allow Ameritech to provide or sell Requesting Carrier's DA listing information to third parties, but such provision or sale would only occur under the terms and conditions of the separate agreement.

          7.7.9 Ameritech will supply Requesting Carrier with call detail information so that Requesting Carrier can rate and bill the call. This information excludes rating and invoicing of Customers.

          7.7.10 Ameritech will bill Requesting Carrier monthly for the OS and DA services it performs at the rates specified in Item X of the Pricing Schedule, which will include detailed billing information as required to substantiate its charges.

                                  ARTICLE VIII
                 INSTALLATION, MAINTENANCE, TESTING AND REPAIR

      8.1 Operation and Maintenance. Each Party shall be solely responsible for the installation, operation and maintenance of equipment and facilities provided by it for Interconnection, subject to compatibility and cooperative testing and monitoring and the specific operation and maintenance provisions for equipment and facilities used to provide Interconnection. Operation and maintenance of equipment in Virtual Collocation shall be in accordance with the provisions of
Article XII.
-----------

      8.2 Installation, Maintenance, Testing and Repair. The intervals for installations, maintenance, joint testing, and repair of its facilities and services associated with or used in conjunction with Interconnection will be determined in accordance with the requirements of Section 3.8.
                                    -----------

     8.3 Additional Terms. Additional terms regarding the installation, maintenance, testing and repair of equipment and facilities used for Interconnection shall be as set forth in the Implementation Plan.

                                   ARTICLE IX
                     UNBUNDLED ACCESS -- SECTION 251(c)(3)

     9.1  Access to Network Elements.

          9.1.1 Ameritech shall provide Requesting Carrier access to Ameritech's Network Elements on an unbundled basis at any technically feasible point mutually agreed by the Parties in accordance with the terms and conditions of this Article IX and the requirements of the Act. Ameritech shall provide
        ----------
Requesting Carrier access to each unbundled Network Element identified in
Section 9.2, along with all of such unbundled Network Element's features,
-----------
functions, and capabilities in accordance with the terms and conditions of
Article II and as required by the Act, in a manner that shall allow Requesting
----------
Carrier to provide any Telecommunications Service that can be offered by means of that Network Element; provided that the use of such Network Element is
                         --------
consistent with the Act.

          9.1.2 Notwithstanding anything to the contrary in this Agreement, if the FCC or a court of competent jurisdiction determines that incumbent local exchange carriers (and/or Ameritech specifically) are not required to provide access to one or more of the Network Elements (individually or in combination with another Network Element) described in this Agreement or places certain limitations or qualifications on the nature of such access, Ameritech may, by providing written notice to Requesting Carrier, require that any affected provision of this Agreement be deleted or renegotiated, as applicable, in good faith and this Agreement be amended accordingly. If such modifications to the Agreement are not renegotiated within thirty (30) days after the date of such notice, a Party may (i) consider such failure to renegotiate a "Dispute" under
Section 27.3 of this Agreement or (ii) forego the dispute escalation procedures
------------
set forth in Section 27.3 and seek any relief it is entitled to under Applicable
             ------------
Law.

          9.1.3 Ameritech shall make available access to its Network Elements at the rates specified herein only where such Network Elements, including facilities and software necessary to provide such Network Elements, exist and are available, in each case as such Network Element is defined herein. If Ameritech makes available access to a Network Element that requires special construction or conditioning, Requesting Carrier shall pay to Ameritech any applicable special construction or conditioning charges. The Parties shall mutually agree on the nature and manner of any required special construction or conditioning, the applicable charges thereto and the negotiated interval(s) that will apply to the provisioning of such Network Element(s) in lieu of the standard intervals set forth on Schedule 9.10.
             -------------

     9.2 Network Elements. At the request of Requesting Carrier, Ameritech shall provide Requesting Carrier access to the following Network Elements on an unbundled basis:

          9.2.1  Unbundled Local Loops, as more fully described on
Schedule 9.2.1; and
--------------

          9.2.2  Interoffice Transmission Facilities, as more fully described on
Schedule 9.2.2.
--------------

     9.3  Requesting Carrier's Combination of Network Elements.

          9.3.1 Ameritech shall provide Requesting Carrier access to Network Elements via Collocation in a manner that shall allow Requesting Carrier to combine such Network Elements to provide a Telecommunications Service. Ameritech shall provide Requesting Carrier with access to all features and capabilities of each individual Network Element that Requesting Carrier combines in the same manner and subject to the same technical and interface requirements that Ameritech provides when such Network Elements are provided to Requesting Carrier on an individual basis.

          9.3.2 Requesting Carrier, and not Ameritech, is responsible for performing the functions necessary to combine the unbundled Network Elements it requests from Ameritech. Requesting Carrier shall not combine unbundled Network Elements in a manner that will impair the ability of other Telecommunications Carriers to obtain access to unbundled Network Elements or to Interconnect with Ameritech's network.

     9.4  Nondiscriminatory Access to and Provision of Network Elements.

          9.4.1 The quality of an unbundled Network Element as well as the quality of the access to such unbundled Network Element that Ameritech provides to Requesting Carrier shall be the same for all Telecommunications Carriers requesting access to such Network Element.

          9.4.2 The quality of a Network Element, as well as the quality of the access to such Network Element, that Ameritech provides to Requesting Carrier hereunder shall be equal in quality to that which Ameritech provides to itself, its subsidiaries, Affiliates and any other person, unless Ameritech proves to the Commission that it is not technically feasible to provide the Network Element requested by Requesting Carrier, or access to such Network Element, at a level of quality that is equal to that which Ameritech provides to itself.

          9.4.3 Consistent with Requesting Carrier's forecasted volumes and subject to the terms and conditions of Section 19.5, Ameritech shall provide
                                       ------------
Requesting Carrier access to Network Elements and Operations Support Systems functions, including the time within which Ameritech provisions such access to Network Elements, on terms and conditions no less favorable than the terms and conditions under which Ameritech provides such elements to itself, its subsidiaries, Affiliates and any other person, except as may be provided by the Commission.

     9.5  Provisioning of Network Elements.

          9.5.1 Ameritech shall provide Requesting Carrier, and Requesting Carrier shall access, unbundled Network Elements as set forth on Schedule 9.5.
                                                                 ------------

          9.5.2 Ameritech shall provide Requesting Carrier access to, and Requesting Carrier shall use, all available functionalities of Ameritech's pre-ordering, ordering, provisioning, maintenance and repair and billing functions of the Operations Support Systems functions that relate to the Network Elements that Requesting Carrier purchases hereunder.

          9.5.3 Prior to submitting an order for access to a Network Element which replaces, in whole or in part, a service offered by Ameritech or any other telecommunications provider for which Ameritech changes a primary Local Exchange Carrier ("PLEC"), Requesting Carrier shall comply with the requirements of
Section 10.11.1.
---------------

          9.5.4 If any dispute should occur concerning the selection of a PLEC by a Customer of a Party that is served by an unbundled Network Element, the Parties shall follow the procedures described on Schedule 10.11.2.
                                                 ----------------

          9.5.5 When Ameritech receives an order for access to an unbundled Network Element or Elements from Requesting Carrier for the provision of local exchange Telecommunications Services for Requesting Carrier's Customer, and that Customer is currently provided local exchange Telecommunications Services by another carrier ("Carrier of Record") Ameritech shall notify such Carrier of Record of such order in the same manner as described in Section 10.11.1. It
                                                        ---------------
shall then be the responsibility of the Carrier of Record and Requesting Carrier to resolve any issues related to that Customer. Requesting Carrier agrees to indemnify and hold Ameritech harmless against any and all losses that may result from Ameritech acting under this Section 9.5.5.
                                 -------------

     9.6 Availability of Additional Network Elements. Any request by Requesting Carrier for access to a Network Element that is not otherwise provided by the terms of this Agreement at the time of such request shall be made pursuant to a Bona Fide Request and shall be subject to the payment by Requesting Carrier of all applicable costs in accordance with Section 252(d)(1) of the Act to process such request and to develop, install and provide access to such Network Element.

     9.7 Pricing of Unbundled Network Elements. Ameritech shall charge Requesting Carrier the non-recurring and monthly recurring rates for unbundled Network Elements (including the monthly recurring rates for these specific Network Elements, service coordination fee, and Cross-Connect charges) as specified at Item V of the Pricing Schedule. If Requesting Carrier requests and Ameritech agrees to provide services in excess of or not otherwise contemplated by this Agreement, Requesting Carrier shall pay Ameritech for any additional charges to perform such services.

     9.8 Billing. Ameritech shall bill Requesting Carrier for access to unbundled Network Elements pursuant to the requirements of Article XXVI to this
                                                           ------------
Agreement.

     9.9  Maintenance of Unbundled Network Elements.

          9.9.1  Ameritech shall perform maintenance of Loops as set forth in
Schedule 10.13.
--------------

          9.9.2 If (i) Requesting Carrier reports to Ameritech a suspected failure of a Network Element, (ii) Ameritech dispatches a technician, and (iii) such trouble was not caused by Ameritech's facilities or equipment, then Requesting Carrier shall pay Ameritech a trip charge and time charges as set forth at Item V of the Pricing Schedule.

          9.9.3 Requesting Carrier and its Customer shall provide employees and agents of Ameritech access to Ameritech facilities, at all reasonable times, for the purpose of installing, rearranging, repairing, maintaining, inspecting, auditing, disconnecting, removing or otherwise servicing such facilities.

     9.10 Standards of Performance.

          9.10.1 Ameritech shall provide to Requesting Carrier access to unbundled Network Elements in accordance with Section 9.4 as determined by this
                                              -----------
Section 9.10 (collectively, the "Ameritech Network Element Performance
------------
Benchmarks").

          9.10.2 To determine Ameritech's compliance with the Ameritech Network Element Performance Benchmarks, Ameritech shall maintain records of the specific criteria listed in Schedule 9.10 which criteria are the criteria that Ameritech
                   -------------
currently measures to evaluate its provision of unbundled Network Elements (each, a "Network Element Performance Activity"). Ameritech shall provide records relating to the access to unbundled Network Elements Ameritech provides to itself, its subsidiaries and Affiliates (the "Ameritech NE Records") and parallel records of the access to unbundled Network Elements Ameritech provides to (x) Requesting Carrier (the "Requesting Carrier NE Records") and (y) other LECs in the aggregate (the "Other LEC NE Records"). The criteria will be revised in accordance with the procedures set forth in the Implementation Plan if Ameritech no longer measures a criterion in assessing its performance in providing Network Elements or begins measuring additional criteria.

          9.10.3  Subject to the last sentence of this Section 9.10.3, Ameritech
                                                       --------------
shall provide to Requesting Carrier for each Reporting Period, by the twenty-second (22nd) day of the following month, in a self-reporting format, the applicable Ameritech NE Records, the Requesting Carrier NE Records and the Other LEC NE Records so that the Parties can determine Ameritech's compliance with the Ameritech Network Element Performance Benchmarks. If (i) Requesting Carrier has used all available Operations Support Systems functions with respect to the unbundled Network Elements purchased during the Reporting Period, (ii) the unbundled Network Elements purchased were the subject of a forecast submitted in accordance with Sections 19.3 and/or 19.4, (iii) Ameritech fails to comply with
                -------------        ----
an Ameritech Network Element Performance Benchmark with respect to a Network Element Performance Activity for a Reporting Period, (iv) the sample size of the Network Element Performance Activity measured for such Reporting Period is statistically valid and (v) the amount by which the applicable Ameritech Network Element Performance Activity deviates from the corresponding Network Element Performance Benchmark is statistically significant, then Ameritech shall have committed an "NE Specified Performance Breach". Notwithstanding anything to the contrary in this Section 9.10.3, the Parties acknowledge that (x) the Other LEC
                         ------
NE Records shall be provided to Requesting Carrier on an aggregate basis and (y) such Other LEC NE Records shall be provided to Requesting Carrier in a manner that preserves the confidentiality of each other LEC and any of such LEC's proprietary information (including CPNI). Notwithstanding anything to the contrary in this Section 9.10, Ameritech shall not be required to provide
                 ------------
Requesting Carrier any records as set forth in this Section 9.10.3 if Requesting
                                                    --------------
Carrier is leasing less than one thousand (1000) of any type of unbundled Network Elements from Ameritech for a given Reporting Period.

          9.10.4 In no event shall Ameritech be deemed to have committed a Network Element Specified Performance Breach if Ameritech's failure to meet or exceed a Network Element Performance Activity is caused by a Delaying Event. If a Delaying Event (i) prevents Ameritech from performing a certain function or action that affects a Network Element Performance Activity, then such occurrence shall be excluded from the calculation of such Network Element Performance Activity and the determination of Ameritech's compliance with the applicable Ameritech Network Element Performance Benchmark or (ii) only suspends Ameritech's ability to timely perform such Network Element Performance Activity, then the applicable time frame in which Ameritech's compliance with the Ameritech Network Element Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

          9.10.5 Upon the occurrence of a Network Element Specified Performance Breach by Ameritech, Requesting Carrier may forego the dispute escalation procedures set forth in Section 27.3 and seek any relief it is entitled to under
                        ------------
Applicable Law.

          9.10.6 Requesting Carrier shall also be entitled to any Credit Allowances pursuant to the same terms and conditions that Ameritech offers Credit Allowances to its Customers.

                                   ARTICLE X
                  RESALE AT WHOLESALE RATES--SECTION 251(c)(4)

     10.1 Telecommunications Services Available for Resale at Wholesale Rates.

          10.1.1 Commencing on the Service Start Date, upon the request of Requesting Carrier and subject to the terms, conditions and limitations set forth in this Agreement, Ameritech will make available to Requesting Carrier for resale at wholesale rates those Telecommunications Services that Ameritech provides at retail to subscribers who are not Telecommunications Carriers, as required by Section 251(c)(4) of the Act (the "Resale Services"). The Resale Services available to Requesting Carrier and the rates for such Resale Services are set forth on Schedule 10.1. The wholesale discount set forth on
                 -------------
Schedule 10.1 shall not apply to taxes or other pass-through charges (e.g., end-
-------------                                                         ----
user common line charge, 9-1-1 surcharge and special construction charges). If during the Term the Commission changes the discount rate, or any other charge applicable to Resale Services in an order or docket that applies generally to the Resale Services that Ameritech provides in the Territory, the Parties agree to amend this Agreement to incorporate such discount rate and/or charges with such discount and/or charges to be effective as of the date specified in such order or docket.

          10.1.2 Commencing on the Service Start Date, upon the request of Requesting Carrier and subject to the terms, conditions and limitations set forth in this Agreement, Ameritech shall make available Contract Services to Requesting Carrier for resale if (i) the retail Customer contract permits such assignment and (ii) Requesting Carrier has previously provided Ameritech with an executed "Agreement to Assume Ameritech Contracts" in the form set forth on
Schedule 10.1.2. Upon submission of an order for Contract Services. Requesting
---------------
Carrier agrees to assume all responsibilities under such contract including any termination liability. Contract Services shall be made available to Requesting Carrier at a discount off the retail rates for such Contract Services as prescribed by the Commission or, if the Commission has not prescribed such discount, at Ameritech's actual avoided costs associated with Ameritech's provision of those Contract Services, net any increased costs Ameritech incurs to provide Requesting Carrier with wholesale functionality relating to such Contract Services (e.g., DUF). For purposes of this Agreement, "Contract
                   ----
Services" shall mean those existing contracts under which Ameritech provides Telecommunications Services at retail to subscribers who are not Telecommunications Carriers and which provide (A) volume or term discounts which are available under Ameritech's Retail Tariff(s) and catalogs (e.g., optional
                                                               ----
calling plans for usage) or (B) a unique, off-tariff rate for a Telecommunications Service with the same service description, cost structure and general terms and conditions as Ameritech's Retail Tariff(s) and catalogs (e.g.,
                                                                           ----
local and toll usage). Contracts that include (x) special assemblies or other custom-designed arrangements designed to meet the specific needs and cost structure of serving a particular Customer or (y) services that are not made generally available to the public are not Contract Services.

     10.2 Other Services. Ameritech may, at its sole discretion, make available to Requesting Carrier under this Agreement services other than
Telecommunications Services (e.g., voicemail) for resale at rates, terms and
                             ----
conditions agreed upon by the Parties.

     10.3 Limitations on Availability of Resale Services.

The following limitations shall apply to Resale Services:

          10.3.1 The Telecommunications Services that Ameritech offers to existing retail subscribers, but not to new subscribers ("Grandfathered Services") are identified in the Resale Tariff, as such Resale Tariff may be revised or supplemented from time to time to include those additional services that Ameritech may, at its discretion and to the extent permitted by Applicable Law, classify as Grandfathered Services. Ameritech agrees to make Grandfathered Services available to Requesting Carrier for resale, subject to the terms of
Section 10.3.2, to those Customers that (i) subscribed to the applicable
--------------
Telecommunications Service (whether through Ameritech or Requesting Carrier as the provider) at the time such service was classified by Ameritech as a Grandfathered Service and (ii) continue to subscribe to such Grandfathered Service at the time of such Customer's selection of Requesting Carrier as its primary Local Exchange Carrier. Grandfathered Services shall be made available to Requesting Carrier at a discount off the retail rates for such Grandfathered Services based on Ameritech's avoided costs associated with such Grandfathered Services.

          10.3.2 The Telecommunication Services that Ameritech currently intends to discontinue offering to any retail subscriber ("Sunsetted Services") are identified in the Resale Tariff, as such Resale Tariff may be revised or supplemented from time to time to include those additional Telecommunications Services that Ameritech may, at its discretion and to the extent permitted by Applicable Law, classify as Sunsetted Services. Ameritech agrees to make Sunsetted Services available to Requesting Carrier for resale to Requesting Carrier's Customers who are subscribers to the Sunsetted Service either from Ameritech or Requesting Carrier at the time so classified (subject to the provisions of Section 10.3.1 if such Sunsetted Service was classified as a
              --------------
Grandfathered Service prior to its classification as a Sunsetted Service) until the date such service is discontinued.

          10.3.3 Each Party acknowledges that Resale Services shall be available to Requesting Carrier on the same basis (including the availability of features and facilities) as offered by Ameritech to itself or to any subsidiary, Affiliate, or any other person to which Ameritech directly provides the Resale Services, including Ameritech's retail Customers and other resellers of Ameritech's Telecommunications Services.

    10.4  Additional Charges for Resale Services.

          10.4.1 In addition to the rates set forth at Item VI of the Pricing Schedule, Requesting Carrier shall pay Ameritech (i) for any applicable charges or fees, if any, incident to the establishment or provision of the Resale Services requested by Requesting Carrier, including channel charges, initial non-recurring charges and construction charges and (ii) the applicable non-discounted end user common line charge as set forth in F.C.C. No. 2, Section 4.

          10.4.2 If the provision of any Resale Service requires construction, Requesting Carrier shall pay to Ameritech any applicable special construction charges. If special construction is required, the Parties shall mutually agree on the nature and manner of such special construction, the applicable charges thereto and the negotiated interval(s) that will apply to the provisioning of such Resale Service(s) in lieu of the intervals set forth on Schedule 10.9.2.
                                                             ---------------

    10.5  Restrictions on Resale Services.

          10.5.1 Requesting Carrier may not offer Resale Services that are made available only to residential Customers or to a limited class of residential Customers to classes of Customers that are not eligible to subscribe to such services from Ameritech.

          10.5.2 Ameritech shall not be required to provide to Requesting Carrier a Resale Service at a promotional rate that Ameritech offers at retail, nor shall Ameritech be required to provide a wholesale discount off a promotional rate if:

          (a) Such promotions involve rates that will be in effect for no more than ninety (90) days; and

          (b) Such promotional offerings are not used to evade the wholesale rate obligation; for example, by making available a sequential series of ninety (90) day promotional rates.

          10.5.3 Nothing in this Agreement shall require Ameritech to provide to Requesting Carrier promotional service elements that are not
Telecommunications Services (i.e., customer-premises equipment).
                             ----

          10.5.4 Requesting Carrier shall not utilize Resale Services to avoid applicable access charges.

          10.5.5 As provided in the Act, Requesting Carrier may not purchase Resale Services unless such services are resold to a person other than Requesting Carrier, its subsidiaries and Affiliates.

          10.5.6 Requesting Carrier's sale and its Customer's use of the Resale Services are subject to the same restrictions as Ameritech's provision to its retail Customers of such services, including, as applicable, those restrictions described in Ameritech's retail tariffs, the Ameritech catalog(s) and TCNet.

          10.5.7 Ameritech may impose additional restrictions on Requesting Carrier's purchase and sale of Resale Services only as permitted by the Act, the Commission and the FCC.

     10.6 New Resale Services; Changes in Provision of Resale Services. Ameritech shall, via tariff filings, notify Requesting Carrier of any changes in the terms and conditions under which Ameritech offers Resale Services, including the introduction of any new features, functions or services. Notwithstanding anything to the contrary contained herein, any notice or information provided by Ameritech pursuant to this Section 10.6 (other than in a publicly filed tariff)
                           ------------
shall be deemed "Proprietary Information" and subject to the terms and conditions of Article XX.
              ----------

     10.7 Operations Support Systems Functions. Ameritech shall provide Requesting Carrier nondiscriminatory access to, and Requesting Carrier shall use, all available Operations Support Systems functions for the pre-ordering, ordering, provisioning, maintenance, repair and billing of Resale Services.

     10.8 Nondiscriminatory Provision of Resale Services.

          10.8.1 Resale Services made available by Ameritech for resale hereunder and Operations Support Systems functions for ordering, provisioning, repair, maintenance and billing shall be equal in quality to that provided by Ameritech to itself or to any subsidiary, Affiliate or any other person to which Ameritech directly provides the Resale Service, including Ameritech's retail Customers.

          10.8.2 Consistent with Requesting Carrier's forecasted volumes and subject to the terms and conditions of Section 19.5, Ameritech shall provision
                                       ------------
Resale Services with the same timeliness that such Resale Services are provisioned to Ameritech's subsidiaries, Affiliates, or other persons to whom Ameritech directly provides the Resale Service, including Ameritech's retail Customers.

     10.9 Standards of Performance.

          10.9.1 Ameritech shall provide Resale Services to Requesting Carrier in accordance with Section 10.8 as determined by this Section 10.9, but subject
                   ------------                       ------------
to Section 10.4 (collectively, the "Resale Performance Benchmarks").
   ------------

          10.9.2 To determine Ameritech's compliance with the Resale Performance Benchmarks, Ameritech shall maintain records of specific criteria listed on Schedule 10.9.2
          ---------------

(each, a "Resale Performance Activity") relating to Resale Services it provides to itself and to its subsidiaries, Affiliates and Ameritech's retail Customers (the "Ameritech Resale Records") and parallel records of the Resale Services provided to (i) Requesting Carrier (the "Requesting Carrier Records") and (ii) on an aggregate basis, resellers of Telecommunications Services other than Requesting Carrier (the "Other Reseller Records"). The Resale Performance Activities will be revised in accordance with the procedures set forth in the Implementation Plan if Ameritech (x) no longer measures a Resale Performance Activity in assessing its performance in providing such Resale Service to Ameritech's retail Customers or (y) begins measuring additional criteria to assess such performance.

          10.9.3  Subject to Section 10.9.2 and the last sentence of this
                             --------------
Section 10.9.3, Ameritech shall provide to Requesting Carrier for each Reporting
--------------
Period, by the twenty-second (22nd) day of the following month, in a self-reporting format, the applicable Ameritech Resale Records, the Requesting Carrier Resale Records and the Other Reseller Records so that the Parties can determine Ameritech's compliance with the Resale Performance Benchmarks. If (i) Requesting Carrier has used all available Operations Support Systems functions functionality with respect to the Resale Services purchased during the Reporting Period, (ii) the Resale Services purchased were the subject of a forecast submitted in accordance with Sections 19.3 and/or 19.4, (iii) Ameritech fails to
                             -------------        ----
comply with a Resale Performance Benchmark with respect to a Resale Performance Activity for a Reporting Period, (iv) the sample size of the Resale Performance Activity measured for such Reporting Period is statistically valid, and (v) the amount by which the applicable Resale Performance Activity deviates from the corresponding Resale Performance Benchmark is statistically significant, then Ameritech shall have committed a "Resale Specified Performance Breach." Notwithstanding anything to the contrary in this Section 10.9.3, the Parties
                                                 --------------
acknowledge that the Other Reseller Records shall be provided to Requesting Carrier (x) on an aggregate basis and (y) in a manner that preserves the confidentiality of each other reseller and any of such reseller's proprietary information (including CPNI). Notwithstanding anything to the contrary in this
Section 10.9, Ameritech shall not be required to provide Requesting Carrier any
------------
records as set forth in this Section 10.9.3 if Requesting Carrier is reselling
                                     ------
less than one thousand (1000) resold lines in a given Reporting Period.

          10.9.4 In no event shall Ameritech be deemed to have committed a Resale Specified Performance Breach if Ameritech's failure to meet or exceed a Resale Performance Activity is caused by a Delaying Event. If a Delaying Event
(i) prevents Ameritech from performing a certain function or action that affects a Resale Performance Activity, then such occurrence shall be excluded from the calculation of such Resale Performance Activity and the determination of Ameritech's compliance with the applicable Resale Performance Benchmark or (ii) only suspends Ameritech's ability to timely perform such Resale Performance Activity, then the applicable time frame in which Ameritech's compliance with the Resale Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

         10.9.5 Upon the occurrence of a Resale Specified Performance Breach by Ameritech, Requesting Carrier may elect one of the following two remedies:

         (a) Forego the dispute escalation procedures set forth in Secton 27.3 and seek any relief it is entitled to under
                 -----------
                 Applicable Law; or

         (b) Ameritech shall pay to Requesting Carrier as liquidated damages any amounts that Requesting Carrier is entitled to receive under then existing Commission procedures relating to the failure by Ameritech to comply with the Commission performance standards.

         10.9.6 Requesting Carrier shall also be entitled to any Credit Allowances pursuant to the same terms and conditions that Ameritech offers Credit Allowances to its retail Customers.

   10.10 Branding.

         10.10.1 If Operator Call Completion or Directory Assistance Service is a feature of an offered Resale Service, Ameritech shall rebrand such features of such offered Resale Service as requested by Requesting Carrier for Requesting Carrier's Customers, unless Ameritech lacks the technical capability to comply with such rebranding request, as approved by the Commission.

         10.10.2 Ameritech shall make available to Requesting Carrier, upon Requesting Carrier's request, the ability to route:

         (i) Local Directory Assistance calls dialed by Requesting Carrier's Customers directly to Requesting Carrier Directory Assistance Services platform, to the extent such routing is technically feasible; and

         (ii) Local Operator Services calls (0+, 0-) dialed by Requesting Carrier Customers directly to the Requesting Carrier Local Operator Services platform. Such traffic shall be routed over trunk groups between Ameritech End Offices and the Requesting Carrier Local Operator Services platform, using standard Operator Services dialing protocols of 0+ or 0-, to the extent such routing is technically feasible.

The routing capabilities described above will be implemented according to the Implementation Plan. To the extent technically feasible, all direct routing capabilities described in this Section 10.10.2 shall permit Requesting Carrier
                               ---------------
Customers to dial the same telephone numbers for Requesting Carrier Directory Assistance and Local Operator Service that similarly situated Ameritech Customers dial for reaching equivalent Ameritech services.

           10.10.3 Notwithstanding anything to the contrary in this Agreement, the Parties agree that Ameritech shall have no obligation to unbrand or rebrand its service technicians or trucks, any Customer premises equipment, any other Customer-owned facilities or its outside plant.

           10.10.4 Requesting Carrier shall not, without Ameritech's prior written consent, offer any Resale Service to any Customer under any brand name of Ameritech, its subsidiaries or its Affiliates, nor shall Requesting Carrier state or imply that there is any joint business association or any similar arrangement with Ameritech in the provision of Resale Service to Requesting Carrier's Customers, except to the extent Requesting Carrier deems it necessary to advise its Customers that Ameritech's personnel will perform work on behalf of Requesting Carrier under this Agreement or that some facilities used in provisioning service are owned and maintained by Ameritech; provided, however,
                                                            --------  -------
that Requesting Carrier shall make no disparaging statements about Ameritech or its facilities, products or services.

           10.10.5 In those instances where Requesting Carrier requires Ameritech personnel to interface directly with Requesting Carrier Customers, either orally in person or by telephone, or in writing, such personnel shall identify themselves as Ameritech's employees representing Requesting Carrier.

           10.10.6 Any "no access" cards and time and materials invoices furnished during service calls by Ameritech personnel to Requesting Carrier Customers shall be available to Requesting Carrier for review and shall be provided to Requesting Carrier Customers in an unbranded form.

           10.10.7 In no event shall Ameritech personnel acting on behalf of Requesting Carrier pursuant to this Agreement provide information to any existing Requesting Carrier Customer about Ameritech products or services.

           10.10.8 Requesting Carrier shall pay Ameritech's costs, if any, pursuant to the pricing standard in Section 252(d)(1) of the Act and in such amounts or levels as determined by the Commission for providing any requested branding or routing under this Section 10.10.
                               -------------

     10.11 Primary Local Exchange and Interexchange Carrier Selections.

           10.11.1 The Parties shall apply all of the principles set forth in the Act and Applicable Law, including 47 C.F.R. (S). 64.1100, to the process for Customer selection of a PLEC. Ameritech shall not require a disconnect order from a Requesting Carrier Customer, or another LEC, in order to process a Requesting Carrier order for Resale Service for a Requesting Carrier Customer. Ameritech shall advise Requesting Carrier whenever a Requesting Carrier Customer has selected another PLEC by giving notice to Requesting Carrier via the Provisioning EI within twenty-four (24) hours of the change being completed by Ameritech. Until the FCC or the Commission adopts final rules and procedures regarding a Customer's selection of a PLEC, each Party shall deliver to the other Party a representation of authorization in the form set forth on Schedule
                                                                       --------
10.11.1 that applies to all orders submitted by a Party under this Agreement
-------
that require a PLEC change. Such representation of authorization shall be delivered to the other Party prior to the first order submitted by a Party. Each Party shall retain on file all applicable Letters and Documentation of Authorization (each as defined in Schedule 10.11.1) relating to its Customer's
                                  ----------------
selection of such Party as its PLEC, which documentation shall be available for anspection by the other Party at its request during normal business hours.

           10.11.2 If any dispute should occur concerning the selection of a PLEC by a Customer of a Party, the following procedures shall apply:

           (a) If a Customer of either Party or a customer of another carrier denies authorizing a change in his or her PLEC selection to a different LEC ("Unauthorized Switching"), Ameritech shall switch that customer back to the authorized PLEC in accordance with the terms of Schedule 10.11.2.
                                                        ----------------
                   However, in the case of unauthorized changes of Requesting Carrier Customers to Ameritech, Ameritech shall also have the duties enumerated on Schedule 10.11.2 and will pay to
                                        ----------------
                   Requesting Carrier the Unauthorized Switching charge described on Schedule 10.11.2.
                                ----------------

           (b) If Ameritech reports or otherwise provides information on unauthorized PLEC changes to the FCC, the Commission or any other governmental entity, Ameritech agrees to report on Requesting Carrier unauthorized PLEC changes separately from unauthorized presubscribed interexchange carrier ("PlC") changes.

           10.11.3 When Ameritech receives an order for Resale Service from Requesting Carrier for Requesting Carrier's Customer, and Ameritech currently provides resale local exchange Telecommunications Services to another carrier ("Carrier of Record") for the same Customer, Ameritech shall notify such Carrier of Record of such order in the same manner as described in Section 10.11.1. It
                                                           ---------------
shall then be the responsibility of the Carrier of Record and Requesting Carrier to resolve any issues related to that Customer. Requesting Carrier agrees to indemnify and hold Ameritech harmless against any and all Losses that may result from Ameritech acting under this Section 10.11.3.
                                         -------

           10.11.4 When Ameritech is notified by Requesting Carrier that a Requesting Carrier Customer has changed its PIC from one IXC to another IXC, Ameritech shall provision the PlC-only change.

           10.11.5 (a) From the Effective Date until thirty (30) Business Days after Requesting Carrier makes the election described in subsection (b), when
                                                         --------------
Ameritech is
notified through the Customer Access Record Exchange (CARE) system that a Requesting Carrier Customer has changed its PIC from one IXC to another IXC, Ameritech shall provision the PIC-only change.

           (b) Requesting Carrier may also elect to have Ameritech reject all CARE-Initiated requests that Ameritech receives to change the PIC of Requesting Carrier's Customer. Within thirty (30) Business Days after the Effective Date (the "Election Period"), Requesting Carrier shall notify Ameritech in writing whether it elects this option, which option shall then apply to all Requesting Carrier Resale Service orders received thirty (30) Business Days after Ameritech receives Requesting Carrier's written notice of election. If Requesting Carrier fails to make the election described in this subsection (b) within the Election Period, Ameritech shall provision CARE-
--------------
Initiated PIC Changes under subsection (a), and not under this subsection (b).
                            --------------                     --------------

     10.12 Functionality Required To Support Resale Service.

           10.12.1 Directory Listing Requirements. Ameritech shall make
                   ------------------------------
available to Requesting Carrier for Requesting Carrier Customers directory listings in accordance with the provisions of Article XV.
                                              ----------

           10.12.2 LEC - Assigned Telephone Calling Card Numbers. Effective as
                   ---------------------------------------------
of the date of a Customer's subscription to Requesting Carrier's service, Ameritech will block the LEC-assigned telephone line calling card number (including area code) ("TLN") from the Line Information Database ("LIDB").

           10.12.3 9-1-1 Services. Ameritech shall provide to Requesting
                   --------------
Carrier, for Requesting Carrier Customers, 9-1-1 call routing to the appropriate PSAP. Ameritech shall provide and validate Requesting Carrier Customer information to the PSAP. Ameritech shall use its service order process to update and maintain, on the same schedule that it uses for its retail Customers, the Requesting Carrier Customer service information in the ALI/DMS (Automatic Location Identification/Data Management System) used to support 9-1-1 services. Any 9-1-1 surcharges assessed by a municipality on Resale Services provided to Requesting Carrier Customers shall be included by Ameritech on Requesting Carrier's invoice and Requesting Carrier agrees to pay Ameritech all such surcharges. Ameritech shall then be responsible for submitting to the applicable municipalities all surcharges collected from Requesting Carrier.

           10.12.4 Special Services. If Ameritech makes a notation on the
                   ----------------
Customer Service Records (CSR) of Customers who qualify for certain services available to physically challenged individuals (e.g., special discounts)
                                                ----
("Special Services"), Ameritech shall provide such data to Requesting Carrier on the CSR made available to Ameritech for its Customers. For usage by a Requesting Carrier Customer of a Telephone Relay Service, Ameritech will provide Requesting Carrier with all billing information furnished to Ameritech by the provider of the Telephone Relay Service.

           10.12.5 Law Enforcement Interfaces. Interfaces with law enforcement
                   --------------------------
agencies and other security matters shall be conducted as specified in
Schedule 10.12.5.
----------------

     10.13 Service Functions.

           10.13.1 Point of Contact for Requesting Carrier Customer.

           (a)     Primary Point of Contact. Except as otherwise provided in
                   ------------------------
                   this Agreement, Requesting Carrier shall be the primary point of contact for all Requesting Carrier Customers.

           (b)     Customer Contact Employee Training. Ameritech shall provide
                   ----------------------------------
                   training for all of its employees who may communicate, either by telephone or face-to-face, with Requesting Carrier Customers to assure that the requirements of this Agreement are met. Furthermore, the same quality standards that Ameritech requires of its employees when contacting an Ameritech Customer (e.g., honesty, respect and courtesy)
                                       ----
                   shall apply when its employees are in contact with Requesting Carrier Customers.

           (c)     Requests for Service Changes. When Ameritech provides
                   ----------------------------
                   installation on behalf of Requesting Carrier, Ameritech's representatives shall instruct a Requesting Carrier Customer to contact Requesting Carrier if such Customer requests a service change at the time of installation.

           10.13.2 Operations Support Systems Functions -- Provisioning.

           (a)     Provisioning EI for Pre-Ordering, Ordering and Provisioning.
                   -----------------------------------------------------------
                   Ameritech shall provide access to, and Requesting Carrier shall use, the electronic interface described in Ameritech's then-current Electronic Service Ordering Guide (the "Provisioning EI") for the transfer and receipt of data necessary to perform each of the preordering, ordering and provisioning functions associated with Requesting Carrier's order of Resale Services. The Provisioning EI will be administered through a gateway that will serve as a single point of contact for the transmission of such data and will provide the functionality described in Schedule 10.13.2.
                                                          ----------------

           (b)     Non-Electronic Orders. On or before the Service Start Date,
                   ---------------------
                   Requesting Carrier shall establish the Provisioning EI so that it may submit all orders for Resale Services to Ameritech through such Provisioning EI. Ameritech shall have no obligation to accept or provision any Requesting Carrier Service Order that is not submitted through the Provisioning EI (a "Non-Electronic Order") except if

          Requesting Carrier is unable to submit a Service Order through the Provisioning EI and such inability is caused (i) solely by Ameritech's equipment and facilities (e.g., a functional limitation or malfunction) or (ii) by the temporary interruption or malfunction of Requesting Carrier systems or interfaces that precludes Requesting Carrier from using the Provisioning EI. If Requesting Carrier submits a Non-Electronic Order for the reasons set forth in clause (ii)
                                                              -----------
          above, the Parties agree that each Non-Electronic Order shall be (1) subject to additional non-recurring charges, as set forth in the Pricing Schedule, that compensate Ameritech for its costs in accordance with Section 252(d) of the Act to receive, process, provision and perform maintenance and repair for such Non-Electronic Orders, (2) processed and provisioned on a first-in, first-out basis with respect to all Non-Electronic Orders received by Ameritech and
          (3) subject to a limit of twenty (20) orders per day (Region-Wide and in the aggregate for all Non-Electronic Orders submitted hereunder, whether for Resale Services, access to unbundled Network Elements or LNP or any combination thereof). If Requesting Carrier intends to submit a Non-Electronic Order for the reasons set forth in clause (ii)
                                                                    -----------
          above, Requesting Carrier shall provide written (via facsimile) and telephonic notice to its Ameritech account and service managers as soon as possible but prior to submitting such orders and shall provide in its notice (x) the reason Requesting Carrier is submitting such Non-Electronic Orders in lieu of using the Provisioning EI, (y) the time period for which Requesting Carrier will submit Non-Electronic Orders and (z) a good faith estimate of the number of Non-Electronic Orders to be submitted during such time period. Requesting Carrier agrees to use its best efforts to resume submitting Service Orders via the Provisioning EI as soon as possible but in any event within ten
          (10) Business Days after receipt by Ameritech of Requesting Carrier's written notice as described above. Ameritech shall have no obligation to accept or process Non-Electronic Orders after such ten (10) Business Day period.

     (c)  Pre-Ordering Functions. Requesting Carrier shall also use the
          ----------------------
          Provisioning EI to access all of the other Operations Support Systems functions that are available through such Provisioning EI and which are described on Schedule 10.13.2 and/or made available to Requesting
                           ----------------
          Carrier after the Effective Date.

     (d)  Service Ordering and Provisioning. Service Orders will be placed by
          ---------------------------------
          Requesting Carrier and provisioned by Ameritech in accordance with the procedures described in Section 10.7. Any Service Order activity
                                  -------------
                   resulting in PLEC changes will comply with the requirements of 47 C.F.R. (SS) 64.1100 and Section 10.11.1.
                                                 ---------------

           (e)     Status Reports. After receipt and acceptance of a Service
                   --------------
                   Order, Ameritech shall provide Requesting Carrier with service status notices on an exception basis.

           (f)     Non-Interruption of Service. Except as specifically provided
                   ---------------------------
                   in this Agreement or pursuant to an order of a court or commission of competent jurisdiction, Ameritech may not initiate any disconnect, suspension or termination of a Requesting Carrier Customer's Resale Service, unless directed to do so by Requesting Carrier by transmission of a Service Order or Ameritech's receipt of proper authorization to change such Customer's PLEC to a carrier other than Requesting Carrier.

           10.13.3 Operations Support Systems Functions-- Maintenance.

           (a)     Electronic Interface for Maintenance and Repair. Ameritech
                   -----------------------------------------------
                   will provide access to, and Requesting Carrier shall use, an electronic interface (the "Maintenance EL") for the transfer and receipt of data necessary to perform the maintenance and repair functions (e.g., trouble receipt and trouble status).
                                     ----
                   This interface will be administered through a gateway that will serve as a single point of contact for the transmission of such data.

           (b)     Maintenance. Maintenance will be provided by Ameritech as set
                   -----------
                   forth in the Implementation Plan and in accordance with the requirements set forth in Sections 10.7 and 10.8 and
                                             -------------     ----
                   Schedule 10.13.
                   --------------

           (c)     Pre-Screening. Prior to referring troubles to Ameritech,
                   -------------
                   Requesting Carrier shall complete the same prescreening guidelines with its Customers that Ameritech utilizes with its Customers; copies of which shall be provided by Ameritech to Requesting Carrier upon Requesting Carrier's request.

     10.14 Responsibilities of Requesting Carrier.

           10.14.1 Each Party shall be responsible for providing to' its Customers and to the other Party a telephone number or numbers that its Customers can use to contact the first Party in the event of a repair request. If a Customer contacts the Party that is not its local provider with regard to a repair request, such Party shall inform such Customer that they should call their local provider and may provide to the Customer such local provider's contact number.

           10.14.2 If Ameritech maintains an Emergency Telephone Number Service database, Requesting Carrier shall provide Ameritech with accurate and complete information regarding Requesting Carrier's Customers in a method reasonably prescribed by Ameritech to allow Ameritech to update such Emergency Telephone Number Service database.

           10.14.3 Prior to the Service Start Date, Requesting Carrier shall have received and communicated to Ameritech its Access Carrier Name Abbreviation or Interexchange Access Customer Code and Operating Company Number.

           10.14.4 Notwithstanding anything to the contrary in this Agreement, Requesting Carrier is solely responsible for the payment of charges for all Resale Services furnished under this Agreement, including calls originated or accepted by Requesting Carrier and its Customers.

           10.14.5 Requesting Carrier shall be responsible for certifying Customers and establishing on a per line basis Blocking of Caller ID for Resale Services in accordance with Applicable Law.

     10.15 Responsibilities of Ameritech. Ameritech shall provide access to the following services where Ameritech is the underlying 9-1-1 service provider:

           (i) Universal Emergency Number service, a telephone exchange communication service which includes lines and equipment necessary for answering, transferring and dispatching public emergency telephone calls originated by persons within the telephone Central Office areas arranged for 9-1-1 calling.

           (ii) Basic 9-1-1 service (where available) provides for routing all 9-1-1 calls originated by Customers having telephone numbers beginning with a given Central Office prefix code or codes to a single PSAP equipped to receive those calls.

           (iii) Enhanced 9-1-1 ("E9-1-1") service, which provides additional features to Basic 9-1-1 service, such as selective routing of 9-1-1 calls to a specific PSAP which is selected from the various PSAPs serving Customers within that Central Office area.

Both Requesting Carrier and its Customers purchasing Resale Service under this Agreement are not charged for calls to the 9-1-1 number, except as provided in any applicable tariff or pursuant to Applicable Law.

     10.16 Exchange of Billing Information.

           10.16.1 Ameritech shall provide Requesting Carrier a specific Daily Usage File ("DUF") for Resale Services provided hereunder ("Customer Usage Data"). Such Customer Usage Data shall be recorded by Ameritech in accordance with the Ameritech Electronic Billing System (AEBS) and EMR. The DUF shall include (i) specific daily usage, including both Local Traffic and IntraLATA Toll Traffic, in EMR format (if and where applicable) for each Resale Service to the extent that it is provided to Ameritech's Customers on a usage sensitive basis and (ii) sufficient detail to enable Requesting Carrier to bill its Customers for Resale Services provided by Ameritech. Ameritech will provide to Requesting Carrier specifications in sufficient detail to enable Requesting Carrier to develop an interface to exchange Customer Usage Data with Ameritech. Procedures and processes for implementing the interface will be included in the Implementation Plan. Except as provided in Section 10.16.4, no other detailed
                                           ---------------
billing shall be provided by Ameritech to Requesting Carrier.

           10.16.2 Interexchange call detail on resold lines that is forwarded to Ameritech for billing, which would otherwise be processed by Ameritech for its retail Customers, will be returned to the IXC and will not be passed through to Requesting Carrier. This call detail will be returned to the IXC with a transaction code indicating that the returned call originated from a resold account. Billing for Information Services and other ancillary services traffic on resold lines will be passed through when Ameritech records the message.

           10.16.3 Ancillary Services Traffic originated on or billed to a resold line shall be subject to the rates, terms and conditions of Section 7.1.
                                                                   -----------

           10.16.4 Requesting Carrier shall be responsible for providing all billing information to its Customers who purchase Resale Services from Requesting Carrier.

           10.16.5 Ameritech shall bill Requesting Carrier for Resale Services provided by Ameritech to Requesting Carrier pursuant to the provisions of
Article XXVI. Ameritech shall recognize Requesting Carrier as the Customer of
------------
Record for all Resale Services and will send all notices, bills and other pertinent information directly to Requesting Carrier. The bill will include sufficient data to enable Requesting Carrier to (i) bill all charges to its Customers that are not included as Customer Usage Data and (ii) reconcile the billed charges with the Customer Usage Data.

     10.17 Use of Service.

           10.17.1 Requesting Carrier, and not Ameritech, shall be responsible to ensure that its and its Customers' use of the Resale Services comply at all times with Applicable Law. Ameritech may refuse to furnish or may disconnect Resale Services of Requesting Carrier or, as appropriate, to Requesting Carrier's Customer, when:

           (a) An order is issued by a court of competent jurisdiction, the Commission or any other duly authorized agency, finding that probable cause exists to believe that the use made or to be made of a resale local exchange Telecommunications Service is prohibited by Applicable Law, or

           (b) Ameritech is notified in writing by a law enforcement agency acting within its jurisdiction that any facility furnished by Ameritech is being used or will be used for the purpose of transmitting or receiving gambling information in interstate or foreign commerce in violation of law.

The provisions described in this Section 10.17.1 shall apply only to the
                                 ---------------
specific affected Resale Services.

           10.17.2 Termination of Resale Service shall take place after reasonable notice is provided to Requesting Carrier or as ordered by a court.

           10.17.3 To the extent provided under the Telephone Consumer Protection Act (47 U.S.C. (SS)227) and regulations thereunder, Requesting Carrier or Requesting Carrier's Customers shall not utilize Resale Services for the purpose of soliciting by recorded message when such solicitation occurs as a result of unrequested calls initiated by the solicitor by means of automatic dialing devices. Such devices, with storage capability of numbers to be called or a random or sequential number generator that produces numbers to be called and having the capability, working alone or in conjunction with other equipment, of disseminating a prerecorded message to the number called and which are calling party or called party controlled, are expressly prohibited.

           10.17.4 The Resale Services shall not be used in any manner that interferes with any other person in the use of such person's Telecommunications Service, prevents any person from using its Telecommunications Services, impairs the quality of Telecommunications Service to other carriers or to either Party's Customers, causes electrical hazards to either Party's personnel, damages either Party's equipment or causes a malfunction of either Party's billing equipment.

           10.17.5 If Requesting Carrier's use of Resale Services interferes unreasonably with the Resale Services of other carriers or their customers or Ameritech or Requesting Carrier's Customers, Requesting Carrier shall be required to take Resale Services in sufficient quantity or of a different class or grade to correct such interference.

           10.17.6 The determination as to whether any local exchange Telecommunications Service provided by Requesting Carrier to its Customer through Resale Services should be classified as a business service or residential service shall be based on the character of the use to be made of such service by Requesting Carrier's Customer.

                                  ARTICLE XI
                    NOTICE OF CHANGES -- SECTION 251(c)(5)

     If a Party makes (1) a change in its network that will materially affect the interoperability of its network with the other Party or (ii) changes Operations Support Systems functions that affect the operations of the other Party, the Party making the change shall provide reasonable advance written notice of such change to the other Party within such time period as determined by the FCC or the Commission and their respective rules and regulations.


                                  ARTICLE XII
                       COLLOCATION -- SECTION 251(c)(6)

     12.1  Access to Collocation.

           12.1.1  General. Ameritech shall provide Requesting Carrier Physical
                   -------
Collocation on Ameritech's Premises of equipment necessary for Interconnection (pursuant to Article III) or for access to unbundled Network Elements (pursuant
             -----------
to Article IX), except that Ameritech will provide for Virtual Collocation of
   ----------
such equipment if Ameritech demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 25 l(c)(6) of the Act. Ameritech shall provide Requesting Carrier Collocation only for the purpose of Interconnection or access to Ameritech's unbundled Network Elements and for no other purpose other than as specifically provided by the Act, the Commission or the FCC.

           12.1.2  Non Discriminatory Basis. Collocation shall be made available
                   ------------------------
to Requesting Carrier by Ameritech on a nondiscriminatory basis to the priorities that Ameritech provides to itself, its subsidiaries, Affiliates or other persons. The quality of design, performance, features, functions and other characteristics of Collocation made available to Requesting Carrier under this Agreement shall be provided on a nondiscriminatory basis to that which Ameritech provides in its network to itself, its subsidiaries, its Affiliates or other persons.

     12.2  Standard Collocation Offerings. Subject to Section 12.1 and
                                                      ------------
Requesting Carrier's compliance with applicable Collocation request, ordering and payment provisions of this Agreement, Ameritech shall provide Requesting Carrier access to the Standard Collocation Offerings described in this
Section 12.2. Any request by Requesting Carrier for Ameritech to provide a
------------
Collocation method (or increment of space) not described in this Section 12.2
                                                                 ------------
shall be made pursuant to Section 12.3.
                          ------------

           12.2.1  Ameritech Physical Collocation Service. Upon request,
                   --------------------------------------
Ameritech shall provide Requesting Carrier Ameritech Physical Collocation Service ("APCS") in any Unused Space. APCS is available in increments of one hundred (100) square feet. Requesting Carrier may install a transmission node enclosure itself or may request that Ameritech provide such enclosure. If Requesting Carrier wishes to convert its APCS space to Shared Caged Collocation, such conversion shall be subject to (i) the terms and conditions of Section 12.2.3 and (ii) subject to all applicable charges to modify the APCS space, as applicable, and any applicable charges to change Ameritech's records and databases to reflect such conversion to Shared Cage Collocation.

           12.2.2  Cageless Physical Collocation. Upon request, Ameritech shall
                   -----------------------------
provide Requesting Carrier Cageless Physical Collocation in any Unused Space. Ameritech's standard offering of Cageless Physical Collocation is available in increments of one (1) bay, or single rack, of equipment. The rates set forth in this Agreement correspond to the Collocation of a bay with (i) dimensions seven
(7) feet high, twenty-three (23) inches wide and one (1) foot deep (a "Standard Bay") and (ii) surrounding standard access space requirements for minimum three
(3) inch spacers between bays, aisles and common area for facility placement (with the Standard Bay, a "Standard Bay Footprint"). If Requesting Carrier wishes to collocate a rack or bay with dimensions different than a Standard Bay or requests floor space greater than the Standard Bay Footprint, Requesting Carrier shall request same via an NSCR (as defined in Section 12.3). Requesting
                                                      ------------
Carrier may, at its option and expense, provide a lockable enclosure for its bay(s) so long as such enclosure does not exceed the Standard Bay dimensions. For safety purposes, in no event shall any of Requesting Carrier's equipment protrude outside of its bay. Requesting Carrier shall have direct access to its Cageless Physical Collocation and Ameritech shall not require construction of a new and separate entrance to Requesting Carrier's Cageless Physical Collocation; provided, that the foregoing limitation shall not preclude Ameritech from
--------
assigning Requesting Carrier Cageless Physical Collocation accessed by a separate entrance or door or constructing same so long as Requesting Carrier has access to such space, subject to Section 12.10.2, twenty-four (24) hours a day,
                                 ---------------
seven days a week ("24 x 7") and such separate entrance does not delay Requesting Carrier's Collocation or increase the cost for Requesting Carrier to Collocate (excluding any permitted recovery of costs attributable to reasonable security measures). Ameritech may, at its option, take reasonable security measures to protect its own equipment and network, such as enclosing same with a partition or cage separating it from Cageless Physical Collocation. If there is not sufficient space for Ameritech to protect its equipment from Requesting Carrier with a partition or cage, Ameritech may separate its equipment from Requesting Carrier's equipment by tape/paint on the floor or other markings that are not physical separations. In no event may Requesting Carrier traverse such separation nor may Requesting Carrier access Ameritech's Main Distribution Frame, cross-connect frames or other equipment.

           12.2.3  Shared Caged Collocation.
                   ------------------------
      (a) Upon request, Ameritech shall provide Requesting Carrier Shared Caged Collocation in any Unused Space. "Shared Caged Collocation" is caged Physical Collocation space shared by Requesting Carrier and one or more competitive Local Exchange Carriers ("CLEC") pursuant to terms and conditions agreed upon by such carriers. Requesting Carrier may request that Ameritech provide Shared Caged Collocation via (i) a new request for Physical Collocation whereby the carrier requesting such space allocates the requested space among the number of carriers initially requesting such space ("New Shared Collocation") or (ii) a request by Requesting Carrier to enter into a sublease arrangement with another CLEC in Requesting Carrier's existing Physical Collocation ("Subleased Shared Collocation"). In each Shared Caged Collocation arrangement, Ameritech's single point of contact with respect to such arrangement (other than billing of Preparation Charges as described in subsection (b) below) shall be
                                              --------------
          referred to as the "Primary Collocator". For New Shared Collocation, the Primary Collocator shall be the single carrier that submits the request for New Shared Collocation on behalf of the other Resident Collocators. For Subleased Shared Collocation, the Primary Collocator shall be the carrier that originally requested and occupied such space and is the sublessor in such arrangement. For purposes of this
          Article XII, each carrier (including Requesting Carrier and the
          -----------
          Primary Collocator) to a Shared Caged Collocation arrangement is sometimes referred to as a "Resident Collocator". An order for Shared Caged Collocation shall include blanket letters of authorization (A) signed by the Primary Collocator that authorize each other Resident Collocator to utilize the Connecting Facility Assignments associated with the Primary Collocator and (B) signed by each Resident Collocator that authorize the Primary Collocator to request and place firm orders for Shared Caged Collocation and facilities on behalf of such Resident Collocators.

     (b) New Shared Collocation is available in increments of fifty (50) square feet (per caged space dimensions, not per carrier). Resident Collocators shall request New Shared Collocation from Ameritech in a single application. A request and any subsequent order for New Shared Collocation shall be submitted by the Primary Collocator. Each request for New Shared Collocation shall identify each Resident Collocator and the number of bays attributable to the Primary Collocator and each Resident Collocator. When making New Shared Collocation available, Ameritech shall (i) not, except as otherwise specifically required to accommodate a Resident Carrier's specific instructions, increase the Preparation Charges above the cost of provisioning a cage of similar dimensions and materials to a single collocating carrier and (ii) prorate the Preparation Charges incurred by Ameritech to construct the shared Collocation cage or condition the space for Collocation use among the Resident Collocators utilizing the New Shared Collocation space, by determining the total charges to make that space available and allocating that charge to each Resident Collocator based on the percentage of total space utilized by that carrier, provided, that the
                                                              --------
          percentage of total space divided among the Resident Collocators in a New Shared Collocation space equals one hundred percent (100%) of such Preparation Charges. Allocation of Preparation Charges shall occur only upon the initial delivery of New Shared Collocation and Ameritech shall not be required to adjust such allocation if another Resident Collocator subsequently shares such space. Except with respect to prorated Preparation Charges, Ameritech shall bill only the Primary Collocator for, and the Primary Collocator shall be the primary obligor with respect to the payment of, all charges other than Preparation Charges billed on New Shared Collocation. It is the Primary Collocator's responsibility to recover from each other Resident Collocator such carrier's proportionate share of such other charges billed to the Primary Collocator for the New Shared Cage Collocation. Any additional or extraordinary charges incurred to accommodate a Resident Collocator's specific instructions (e.g., unique power arrangements, cabling, etc.) will not be prorated but instead will be directly billed to the Primary Collocator. If Requesting Carrier is a Resident Collocator but not the Primary Collocator in a New Shared Collocation arrangement, Requesting Carrier agrees that the rates, terms and conditions of the Collocation provisions of the Primary Collocator's Section 251/252 agreement shall apply to its New Shared Collocation arrangement in lieu of those set forth herein. Further, if Requesting Carrier is the Primary Collocator in a New Shared Collocation arrangement, as a condition of ordering New Shared Allocation, Requesting Carrier shall require its Resident Collocator(s) to execute an agreement prior to the Delivery Date that, inter alia, requires such Resident Collocator(s)' compliance with the
          ----- ----
          terms, conditions and restrictions relating to Collocation contained in this Agreement and designates Ameritech as a third party beneficiary of such agreement. Requesting Carrier, acting in its capacity as Primary Collocator, shall notify its Resident Collocator(s) of the obligation to comply with the Collocation provisions of this Agreement and shall be responsible for any breach of such provisions by the Resident Collocator(s).

     (c) For Subleased Shared Collocation, if the Requesting Carrier is the Primary Collocator, then Requesting Carrier shall be responsible for its and its Resident Collocator's compliance with the terms, conditions and restrictions of this Agreement. As a condition to permitting another carrier to sublease space from Requesting Carrier, Requesting Carrier shall require such other carrier(s) to execute a sublease agreement prior to the Delivery Date that, inter alia,
                                                              ----- ----
          requires such carrier's compliance with the terms, conditions and restrictions relating to Collocation contained in this Agreement and designates Ameritech as a third party beneficiary of such agreement. Requesting Carrier, acting in its capacity as Primary Collocator, shall notify its Resident Collocator(s) of the obligation to comply with the Collocation provisions of this Agreement and shall be responsible for any breach of such provisions by the Resident Collocator(s). If Requesting Carrier is the sublessee (i.e., not the Primary Collocator) in a Subleased Shared Collocation arrangement, Requesting Carrier agrees that the rates, terms and conditions of the Collocation provisions of the Primary Collocator's Section 251/252 agreement shall apply to its Subleased Shared Collocation arrangement in lieu of those set forth herein.

     (d) Requesting Carrier represents and warrants to Ameritech that each Resident Collocator with which it shares Shared Caged Collocation space shall Collocate equipment only as permitted by Section 12.4 and
                                                               ------------
          which is necessary to Interconnect with Ameritech or for access to Ameritech's unbundled Network

          Elements. Ameritech shall provide Requesting Carrier access to Ameritech's unbundled Network Elements and permit Requesting Carrier to Interconnect its network with Ameritech from Shared Caged Collocation, regardless if Requesting Carrier was the original Collocator. Requesting Carrier, however, shall have no right to request and Ameritech shall have no obligation to provide Requesting Carrier's Resident Collocators access to Ameritech's unbundled Network Elements or Ameritech's network. Instead, a Resident Collocator's rights shall be as determined by such Resident Collocator's contractual arrangement (Section 251/252 agreement or tariff; as applicable) with Ameritech.

     (e) As a condition of entering into Shared Caged Collocation, Requesting Carrier agrees that if it is not the Primary Collocator in a New Shared Collocation, or if it is the sublessee in a Subleased Shared Collocation arrangement, it unconditionally and irrevocably undertakes and guarantees Ameritech the prompt and full payment of any charges assessed on the Shared Caged Collocation. If the Primary Collocator in a Shared Caged Collocation arrangement no longer occupies the space, the other Resident Collocators must immediately identify a new Primary Collocator. If only one carrier remains in the Shared Cage Collocation, that carrier shall become the Primary Collocator. Ameritech shall bill the new Primary Collocator any applicable charges to change Ameritech's records and databases to reflect such new Primary Collocator.

     (f)  Any obligation of Ameritech under this Article XII (and any schedules
                                                 -----------
          referenced herein) to provide Requesting Carrier notice, information, documents or other materials shall, in a Shared Caged Collocation arrangement, be limited to the provision of such notice, information, documents or other materials to the Primary Collocator only.

          12.2.4  Virtual Collocation. Upon request, Ameritech shall provide
                  -------------------
Requesting Carrier Virtual Collocation in any Unused Space. If Requesting Carrier wishes to Virtually Collocate a bay other than a Standard Bay, it must request such Virtual Collocation via an NSCR. Requesting Carrier shall not have physical access to its Virtually Collocated equipment but may, at its expense, electronically monitor and control its Virtually Collocated equipment. Ameritech shall, subject to Requesting Carrier's payment of the applicable rates, fees and charges, be responsible for installing, maintaining and repairing Requesting Carrier's equipment. Requesting Carrier cannot convert its Virtually Collocated equipment "in-place" to a method of Physical Collocation available hereunder (e.g., no "in-place" conversion of Virtual Collocation to Cageless Physical Collocation). In addition to the rates set forth in Item VII of the Pricing Schedule, if Ameritech must locate Requesting Carrier's Virtual Collocation bays in its switch line-up, Requesting Carrier shall also be responsible for any extraordinary costs necessary to condition such space.

     12.3 Non-Standard Collocation Requests.

     12.3.1 Non-Standard Collocation Request. Subject to Sections 12.3.1 and
            --------------------------------             ---------------
12.3.2 Requesting Carrier may request Ameritech to provide a Collocation method
------
(or an increment of space) not described in Section 12.2 by submitting to
                                            ------------
Ameritech a Non-Standard Collocation Request in the form set forth on Schedule
                                                                      --------
12.3 (an NSCR). Collocation requested via an NSCR shall (i) be subject to the
----
payment by Requesting Carrier of all applicable costs in accordance with Section 252(d)(1) of the Act to process such request and to develop, provision and bill such Collocation method, (ii) be excluded from any standard provisioning intervals or performance credits contained in this Agreement and (iii) require the Parties to include in an amendment to this Agreement any rates, terms and conditions applicable to such NSCR within thirty (30) days after Requesting Carrier confirms its order pursuant to the NSCR.

     12.3.2 Adjacent Collocation. If and only if there is no Unused Space for
            --------------------
Physical Collocation, Requesting Carrier may submit to Ameritech an NSCR that requests Ameritech to provide Requesting Carrier Adjacent Collocation to the extent technically feasible. As used in this Agreement, "Adjacent Collocation" shall mean Collocation on Ameritech's property in adjacent controlled environmental vaults or similar structures (collectively, an "Adjacent Structure"). Ameritech shall only be required to provide Adjacent Collocation if technically feasible, and subject to reasonable safety and maintenance requirements, zoning and other state and local regulations. Ameritech shall provide power and Physical Collocation services and facilities in and to Adjacent Structures subject to the same nondiscrimination requirements as traditional Collocation arrangements. Requesting Carrier shall be responsible for securing all required licenses and permits, the required site preparations and shall further retain responsibility for securing and/or constructing the Adjacent Structure and any building and site maintenance associated with the placement of such Adjacent Structure. Subject to zoning and safety requirements, and provided Ameritech owns or controls the property in question, Ameritech reserves the right to assign the location of the Adjacent Structure. Ameritech shall have no obligation to consider or process an NSCR for Adjacent Collocation until Requesting Carrier has secured and provided Ameritech evidence of final approval for the requested Adjacent Structure (and any transmission and power connections) from (i) any applicable local governmental or other authority having jurisdiction to approve or grant zoning compliance or waivers and (ii) if the land on which Requesting Carrier seeks to locate such Adjacent Structure is not owned by Ameritech, such owner or landlord. Requesting Carrier shall not place any signage or marking of any kind on an Adjacent Structure or on the Ameritech grounds surrounding the Adjacent Structure. If space becomes available in Ameritech's Premises, and Requesting Carrier elects to order Collocation in such Premises in lieu of its Adjacent Collocation, then Requesting Carrier shall remove its Adjacent Structure at its expense no later than sixty (60) days after Requesting Carrier's "replacement" Collocation within Ameritech's Premises becomes operational.

     12.3.3 ILEC Collocation. Requesting Carrier may also request via an NSCR
            ----------------
that Ameritech offer Requesting Carrier a collocation arrangement not offered in this

Article XII but that has been made available by another incumbent LEC ("ILEC
-----------
Collocation"). A request for ILEC Collocation is available subject to space and technical limitations.

12.4 Eligible Equipment for Collocation.

          12.4.1 Types of Equipment. (a) Requesting Carrier may Collocate
                 ------------------
equipment necessary for Interconnection with Ameritech or access to Ameritech's unbundled Network Elements and any equipment necessary for the foregoing purposes if such equipment has built-in switching or routing features and functions or enhanced services functionalities. Requesting Carrier shall not Collocate equipment that is not necessary for either access to Ameritech's unbundled Network Elements or for Interconnection, including equipment used exclusively for switching or for enhanced services. Further, Requesting Carrier (and, for Shared Caged Collocation, Resident Collocators) may not Collocate cross-connect panels or cross-connect blocks in quantities greater than Collocated equipment will support (individually or in the aggregate). As used in this Section 12.4.1 "built-in" means that a single piece of equipment has
     --------------
multiple functions (e.g. multiplexing and switching) but specifically does not permit Requesting Carrier to Collocate equipment that has stand-alone switching or enhanced service functionality that is then connected in Ameritech's Premises to other equipment necessary for Interconnection with Ameritech or access to Ameritech's unbundled Network Elements.

     (b) Equipment necessary for Interconnection with Ameritech and access to Ameritech's unbundled Network Elements includes:

          (1)  OLTM equipment;

          (2) Multiplexers, including asynchronous transfer mode ("ATM") multiplexers;

          (3)  Digital Cross-Connect Panels;

          (4)  Optical Cross-Connect Panels;

          (5)  Digital Loop Carrier;

          (6)  Digital Subscriber Line Access Multiplexers ("DSLAM");

          (7)  Data over voice equipment;

          (8)  Equipment used for signal regeneration ("hubbing equipment");

          (9)  Routers;

          (10) Remote Switching modules ("RSM"); provided that such RSM is not
                                                 --------
               used as a stand-alone switch and reports back to a host switch;
               and

          (11) Any other transmission equipment collocated as of August 1, 1996 necessary to terminate basis transmission facilities pursuant to 47 C.R.F. (S)(S)64.1401 and 64.1402.

          12.4.2 Safety Standards. (a) All equipment to be Collocated in
                 ----------------
Ameritech's Premises must comply, as of the date such equipment is installed in Ameritech's Premises, with then current (i) Bellcore Network Equipment and Building Specifications ("NEBS") Level 1 requirements, (ii) NEBS EMI emissions requirements, as stated in GR-1089-CORE, Criteria [10], (iii) NEBS Corrosion requirements, as stated in GR-1089-CORE, Criteria [72, 73], if such equipment has an electrical connection to outside plant and (iv) safety requirements as Ameritech may reasonably deem applicable to protect Ameritechs Premises and equipment and Other Collocator's equipment; provided such safety
                                                         --------
requirements are applied on a nondiscriminatory basis (items (i) - (iv) above collectively referred to as the "Safety Standards").

     (b) If Ameritech denies Collocation of Requesting Carrier's equipment in an Ameritech Premises, citing Safety Standards, Ameritech will provide within five (5) Business Days of Requesting Carriers written request to the Ameritech representative(s), identified on TCNet, a list of all Ameritech network equipment that Ameritech has placed within the network areas of such Premises within the twelve (12) month period preceding the date of Ameritechs denial of Requesting Carriers equipment, together with an affidavit attesting that the Ameritech network equipment on such list meets or exceeds the Safety Standard(s) that Ameritech contends Requesting Carriers equipment fails to meet.

     (c) If Requesting Carrier fails to provide Ameritech accurate and complete NEBS data sheets and other applicable or relevant information prior to the Occupancy Date to confirm that its equipment complies with the Safety Standards, Requesting Carrier shall not be permitted to install such equipment in Ameritechs Premises.

          12.4.3 Equipment Compliance. (a) Except as provided in Section
                 --------------------                            -------
12.4.3(b) below, prior to placing its Collocation equipment in its Collocation
---------
space, Requesting Carrier shall submit to Ameritech a list and description of the equipment Requesting Carrier wishes to place in its Collocation space so that Ameritech can confirm that such equipment complies with the terms, conditions and restrictions of this Section 12.4. Requesting Carrier shall
                                    ------------
provide, at a minimum, the following information with respect to each piece of equipment it intends to Collocate in Ameritech's Premises:

               (1)  Name of Hardware and Software Manufacturer;

               (2)  Model and Release Number, and

               (3) Third-party certification by an independent qualified testing facility and any necessary documentation that evidences compliance with the standards set forth in Section
                                                                         -------
                    12.4.2.
                    ------

Ameritech will review and confirm or deny Requesting Carrier's list and description of equipment within ten (10) Business Days after Ameritech receives an accurate and complete list (i.e., all information is completed and any necessary documentation is attached). Requesting Carrier shall not place its Collocation equipment in its Collocation space until Requesting Carrier receives Ameritechs written confirmation that such equipment complies with the terms, conditions and restrictions of this Section 12.4.

     (b) Ameritech may, at its discretion, maintain on its Collocation webpage a list of equipment that complies with the terms, conditions and restrictions of this Section 12.4. If Ameritech does maintain such a webpage of approved equipment, Requesting Carrier need not obtain prior approval from Ameritech for a piece of equipment if such equipment (including model and release number(s)) is described as "approved" on such webpage. Instead, at the final walkthrough, Requesting Carrier shall provide Ameritech written certification that any equipment to be placed in its Collocation space for which pre-certification was not received pursuant to Section 12.4.3(a) is listed as "approved" equipment on the then-current Collocation webpage.

          12.4.4 Disputes on Eligible Equipment. If Ameritech denies Requesting
                 ------------------------------
Carrier the ability to Collocate equipment on the grounds that such equipment does not comply with the requirements of this Section 12.4, such denial shall be
                                              ------------
deemed a Dispute and shall be subject to the provisions of Section 27.4.
                                                           ------------

     12.5 Transport Facility Options. For both Physical Collocation and Virtual Collocation, Requesting Carrier may either purchase unbundled transport facilities (and any necessary Cross-Connection) from Ameritech or provide its own or third-party leased transport facilities and terminate those transport facilities in its equipment located in its Collocation space at Ameritech's Premises.

     12.6 Interconnection with other Collocated Carriers. Upon placement of a service order, Ameritech shall permit Requesting Carrier to Interconnect its network with that of another Collocating Telecommunications Carrier at Ameritech's Premises by connecting its Collocated equipment to the Collocated equipment of the other Telecommunications Carrier ("Carrier Cross-Connect Service for Interconnection" or "CCCSI") only if Requesting Carrier and the other collocating Telecommunications Carrier's Collocated equipment are used for Interconnection with Ameritech or to access Ameritech's unbundled Network Elements. Requesting Carrier may construct its own CCCSI (using copper cable or optical fiber equipment) or request Ameritech to provide such connection between the two carriers' Collocated equipment via Ameritech's Cross-Connect Service for Interconnection ("ACCSI"). If Requesting Carrier provides CCCSI, such CCCSI (i) must, at a minimum, comply in all respects with Ameritech's technical and engineering requirements and (ii) shall require Requesting Carrier to lease Ameritech cable rack and/or riser space to carry the connecting transport facility. The rates for ACCSI and leasing of cable rack and riser space are set forth at Item VII of the Pricing Schedule. If Requesting Carrier Interconnects its network with another Coilocating Telecommunications Carrier pursuant to this
Section 12.6, Requesting Carrier shall, in addition to its indemnity obligations
------------
set forth in Article XXIV and Section 12.10.7, indemnify Ameritech for any Loss
             ------------     ---------------
arising from Requesting Carriers installation, use, maintenance or removal of such connection with the other Collocating Telecommunications Carrier, to the extent caused by the actions or inactions of Requesting Carrier or its agents, including the other Collocating carrier.

        12.7 Interconnection Points and Cables.

Ameritech shall:

             12.7.1 provide Requesting Carrier an Interconnection point or points physically accessible by both Ameritech and Requesting Carrier, at which the fiber optic cable carrying Requesting Carriers circuits can enter Ameritech's Premises; provided that Ameritech shall designate Interconnection
                      --------
Points as close as reasonably possible to Ameritech's Premises;

             12.7.2 provide at least two (2) such Interconnection points at Ameritech's Premises at which there are at least two (2) entry points for Requesting Carrier's cable facilities, and at which space is available for new facilities in at least two (2) of those entry points; and

             12.7.3 permit Requesting Carrier Interconnection of copper or coaxial cable if such Interconnection is first approved by the Commission.

        12.8 Space Exhaustion.

             12.8.1 Ameritech shall post on a publicly available Internet site, a document (the "Exhaustion Report") that identifies each Ameritech Premises for which Physical Collocation is unavailable because of space limitations. Ameritech will update the Exhaustion Report to add additional Premises that run out of Physical Collocation space and to remove Premises in which Physical Collocation becomes available within ten (10) Business Days of the date on which space becomes exhausted or available, as applicable, at such Premises. Ameritech will recover from Requesting Carrier its costs to provide the Exhaustion Report in the manner determined by the Commission.

             12.8.2 (a) Upon Requesting Carriers order, Ameritech shall provide Requesting Carrier a report (the "Premises Report") that includes for a specific
Premises:

             (1) the amount of Physical Collocation Space available in that Premises;

             (2) the number of Telecommunications Carriers Physically Collocated in that Premises at the time of such request;

             (3) any modifications in the use of space in that Premises since Ameritech last provided a report on such Premises; and

             (4) any measures Ameritech is taking to make additional space available in that Premises for Physical Collocation.

Premises Reports shall be ordered by noting so in the Remarks section of the Collocation order form and shall specifically identify the CLLI code of each Premises for which a report is ordered. A Premises Report shall be deemed Proprietary Information of Ameritech and subject to the terms, conditions and limitations of Article XX.
               ----------

             (b) The intervals for delivering a Premises Report are as follows:

        Number of Premises Reports
        Requested within a Five (5)          Premises Report
        Business Day Period                  Delivery Interval
        -------------------                  -----------------

        1-5                                  Ten (10) Business Days
        6-20                                 Twenty-Five (25) Business Days

     If Requesting Carrier requests twenty-one (21) or more Premises Reports within a five (5) Business Day period, the Premises Report Delivery Interval will be increased by five (5) Business Days for every five (5) additional Premises Report requests or fraction thereof.

     (c) Requesting Carrier shall compensate Ameritech on a time and materials basis for each Premises Report ordered, such charges to be determined in accordance with Section 252(d) of the Act (including any applicable contribution).

     12.8.3 If Ameritech denies a request for Physical Collocation because of space limitations in a given Premises, Requesting Carrier may request that Ameritech provide a tour (without charge) of such Premises within ten (10) Business Days (or such later date as mutually agreed) of Requesting Carrier's written request for such tour, delivered to the Ameritech representative(s) identified on TCNet; provided, however, that Ameritech shall not be required to
                     --------  -------
provide a tour of any Premises that is listed in the Exhaustion Report if the Commission or an independent third party auditor has confirmed that Physical Collocation space is unavailable in such Premises because of space limitations or is otherwise not practicable. Each request for a Premises tour must include
(i) the Premises where Physical Collocation was denied, (ii) the date of such denial and (iii) the applicable Ameritech order numbers. Requesting Carrier shall be permitted to tour the entire Premises, not just the room in which space was denied and may bring not more than two (2) representatives on the tour. Prior to taking a tour, each representative must execute and deliver to Ameritech Ameritech's standard nondisclosure agreement. In no event shall any camera or other video/audio recording device be brought on or utilized during any tour of an Ameritech Premises.

     12.8.4 At the request of the Commission or Requesting Carrier, Ameritech shall remove any obsolete and unused equipment (e.g., "retired in-place") from its Premises. Ameritech shall be permitted to recover the cost of removal and/or relocation of such equipment if Ameritech incurs expenses that would not otherwise have been incurred (at the time of the request or subsequent thereto) except to increase the amount of space available for collocation (e.g., costs to expedite removal of equipment or store equipment for reuse).

     12.8.5 If Ameritech denies Requesting Carrier's Physical Collocation request because of space limitations and, after touring the applicable Premises, the Parties are unable to resolve the issue of whether the denial of space was proper, Ameritech shall, in connection with any complaint filed by Requesting Carrier, file with the Commission detailed floor plans or diagrams of such Premises, subject to protective order.

     12.9 Allocation of Collocation Space.

          12.9.1 After Requesting Carrier is occupying Physical Collocation space in a given Premises, Requesting Carrier may reserve additional Physical Collocation space for its future use in that Ameritech Premises in accordance with the provisions of Schedule 12.9.1. Ameritech shall notify Requesting
                       ---------------
Carrier in writing if another Telecommunications Carrier requests Collocation space that is reserved by Requesting Carrier. Requesting Carrier shall within five (5) Business Days of receipt of such notice provide Ameritech either (i) written notice that Requesting Carrier relinquishes such space or (ii) enforce its reservation of space in accordance with the provisions of Schedule 12.9.1.
                                                              ---------------
Failure of Requesting Carrier to respond to Ameritech within the foregoing five
(5) Business Day period shall be deemed an election by Requesting Carrier to relinquish such space. As used in this Article XII, "space" shall refer to, as
                                       -----------
applicable, floor space or bays.

          12.9.2 Ameritech shall not be required to lease or construct additional space in its Premises to provide Requesting Carrier Physical Collocation when existing space in such Premises has been exhausted.

          12.9.3 Requesting Carrier will provide Ameritech with a two (2)-year rolling forecast of its requirements for Collocation that will be reviewed jointly on a yearly basis by the Parties, in accordance with the planning processes described on Schedule 12.9.3. Ameritech will attempt to deliver
                       ---------------
Collocation pursuant to Requesting Carrier's forecasts to the extent that Collocation space is then available.

     12.10 Security Arrangements.

           12.10.1 General Security Arrangements. The following security
                   -----------------------------
arrangements shall apply to Requesting Carriers access to and use of Ameritechs Premises for Collocation. Each of the below security arrangements are intended to protect Ameritech's network and equipment from harm, and to ensure network security and reliability. Ameritech shall not impose security requirements that result in increased Collocation costs unless such security requirements have concomitant benefits of providing necessary protection of Ameritech's equipment. If, at any time after the Effective Date, Ameritech imposes more stringent security arrangements upon its employees or its authorized vendors, Ameritech shall provide written notice to Requesting Carrier of such new security arrangements and the Parties shall execute an amendment to this Agreement to incorporate such new security arrangements, with such amendment to be effective no later than thirty (30) days after Requesting Carrier's receipt of such written notice.

           12.10.2 Access to Physical Collocation. (a) Requesting Carrier shall
                   ------------------------------
have 24 x 7 access to its Physical Collocation (APCS, Cageless and Shared) as specifically described in this Article XII. Subject to the last sentence of subsection (b) below, once
        -----------                                  --------------
Ameritech has implemented in an Ameritech Premises the security arrangements described in this Article XII, Requesting Carrier may access such Premises
                  -----------
without an escort. However, prior to the date on which security arrangements have been implemented in specific Premises, security escorts shall be required, at no cost to Requesting Carrier. Requesting Carrier shall provide Ameritech with telephonic notice at the time of dispatch of Requesting Carrier's employees to an Ameritech Premises and, if possible, no less than sixty (60) minutes notice prior to arrival at such Premises.

     (b) Requesting Carrier shall receive 24 x 7 access to Ameritech's Premises only after the Delivery Date of its Physical Collocation arrangement. Prior to that date, Requesting Carrier may only access Ameritech Premises for the purposes set forth in this Article XII (e.g., initial walk-through and acceptance walk-through) and only with an Ameritech representative. Prior to the date Requesting Carrier is provided access to its Physical Collocation, any Requesting Carrier employee seeking to access an Ameritech Premises must obtain a photo LD. and, once access is provided, wear such photo I.D. while in the Ameritech Premises. Until a photo I.D. is issued, Requesting Carrier's employees shall require a security escort in Ameritech's Premises, at no cost to Requesting Carrier.

     (c) Ameritech (and its agents, employees, and other Ameritech-authorized persons) shall have the right to enter Requesting Carriers Physical Collocation at any reasonable time on three (3) days advance notice of the time and purpose of the entry to examine its condition, make repairs required to be made by Ameritech, and for any other purpose deemed reasonable by Ameritech. Ameritech may also access Requesting Carrier's Physical Collocation for purpose of averting any threat of harm imposed by Requesting Carrier or its equipment or facilities upon the operation of Ameritech equipment, facilities and/or personnel located outside of Requesting Carrier's Physical Collocation. Ameritech will notify Requesting Carrier by telephone of any emergency entry and will leave written notice of such entry in the Physical Collocation. If routine inspections are required, they shall be conducted at a mutually agreeable time.

     12.10.3 Physical Security Arrangements. Ameritech may, at its sole
             ------------------------------
discretion, adopt reasonable security arrangements to protect its equipment, including separating its equipment with a partition, installing security cameras or other monitoring devices, badges with computerized tracking systems, photo I.D., electronic or keyed access and/or logs. If any of the security arrangements adopted by Ameritech require the participation of Requesting Carrier's employees (e.g., electronic access cards, or badges or photo I.D.), Requesting Carrier agrees on behalf of itself and its employees to comply with any rules applicable to such arrangements. Upon resignation, suspension, retirement or termination of any employee or technician that Requesting Carrier has secured badges or electronic access cards or keys to Ameritech's Premises, Requesting Carrier shall recover said badge, access cards and/or keys from such individuals and return them to Ameritech. Ameritech may bill Requesting Carrier to change locks, badges or access cards due to these items not being returned to Ameritech. Ameritech shall recover its costs from Requesting Carrier to install, maintain and repair any security arrangements in the manner (i.e., nonrecurring or recurring) determined by the Commission.

Any information collected by Ameritech in the course of implementing or operating security arrangements shall be deemed "Proprietary Information" and subject to the terms, conditions and limitations of Article XX.
                                                    ----------

     12.10.4 Security Checks and Training. Requesting Carrier shall conduct
             ----------------------------
background checks of each of its employees, technicians and vendors that access Ameritechs Premises. Ameritech shall provide Requesting Carrier a list of actions for which Ameritech precludes persons from accessing Ameritechs Premises and Requesting Carrier shall apply such actions to its employees and vendors. Requesting Carriers employees and approved vendors shall be required to undergo the same level of security training, or its equivalent, that Ameritech's own employees or vendors providing similar functions, must undergo. Ameritech shall provide Requesting Carrier information on the specific type of training so that Requesting Carrier may provide such security training. Requesting Carrier shall provide Ameritech written certification that its employees and approved vendors have satisfied the necessary security training prior to accessing Ameritechs Premises.

     12.10.5 Breach of Security Rules. If a Requesting Carrier employee violates
             ------------------------
the security rules applicable to Ameritechs Premises, Ameritech shall have the right to remove such employee from the Premises immediately and thereafter refuse such employee access to Ameritech's Premises.

     12.10.6 Insurance. Requesting Carrier shall furnish Ameritech with
             ---------
certificates of insurance which evidence the minimum levels of insurance set forth in Section 19.8, state the types of insurance and policy limits provided
         ------------
Requesting Carrier and name Ameritech as an additional insured. All insurance must be in effect and received on or before the Occupancy Date and shall remain in force as long as any of Requesting Carrier's facilities or equipment remain within Ameritechs Premises. If Requesting Carrier fails to maintain the coverage, Requesting Carrier hereby authorizes Ameritech, and Ameritech may, but is not required to, pay the premiums thereon, and if so, shall be reimbursed by Requesting Carrier. Requesting Carrier must also conform immediately to the recommendation(s) specific to its Collocation space, or the Ameritech Premises, in general, which are made by Ameritech's property insurance company as a result of a fire safety inspection. To the extent that these recommendation(s) also apply to Ameritech, Requesting Carrier shall only be required to conform to those recommendation(s) implemented by Ameritech. The cancellation clause on the certificate of insurance will be amended to read as follows:

     "SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED OR MATERIALLY CHANGED, THE ISSUING COMPANY WILL MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER(S)."

Any vendor approved by Ameritech to enter Ameritech's Premises to perform work or services for or on behalf of Requesting Carrier must also, as a condition of such approval, maintain the same insurance requirements set forth in Section
                                                                     -------
19.8.
----

     12.10.7 Indemnification. In addition to its indemnity obligations set forth
             ---------------
in Section 24.1 Requesting Carrier shall indemnify Ameritech for any Loss to
   ------------
Ameritech or a third party caused in whole or in part, by acts or omissions, negligence or otherwise, of Requesting Carrier, its employees, or vendors performing work on Requesting Carrier's behalf in Ameritechs Premises, including any Loss as a result of (i) injury to or death of any person; (ii) damage to or loss or destruction of any property, real or personal, or (iii) attachments, liens or claims of material persons or laborers arising out of, resulting from, or in connection with any services performed on behalf of Requesting Carrier.

     12.10.8 Disclaimer of Responsibility. Requesting Carrier acknowledges that
             ----------------------------
Ameritech provides carriers other than Requesting Carrier Physical Collocation in Ameritech's Premises, which carriers may include competitors of Requesting Carrier, and that those carrier's employees, technicians and vendors (such third party carriers, employees, technicians and vendors collectively referred to as the "Other Collocators") will access the Ameritech Premises in which Requesting Carrier's equipment is Physically Collocated. Requesting Carrier further acknowledges that Other Collocators may, if Requesting Carriers has ordered Cageless Physical Collocation, have access to Requesting Carrier's Collocated equipment and/or if Requesting Carrier has a form of caged Physical Collocation, have access to the area immediately surrounding the transmission node enclosure, which enclosure is a permeable boundary that will not prevent the Other Collocators from observing or even damaging/injuring Requesting Carrier's equipment, facilities or personnel. Requesting Carrier agrees that Ameritech shall have no obligation to monitor Requesting Carrier's Physically Collocated equipment and that, in addition to any other applicable limitation contained herein, Ameritech shall have no responsibility nor liability for any Loss to Requesting Carrier, its equipment or personnel with respect to any act or omission by any Other Collocators, regardless of the degree of culpability of any such Other Collocators, except if such Loss is caused by an Ameritech employee or vendor specifically performing work on Ameritech's behalf (and not an Ameritech authorized vendor that happens to be performing work for another carrier Collocated in Ameritech's Premises).

     12.11 Subcontractor and Vendor Approval. Requesting Carrier may install and maintain its Physically Collocated equipment or, it may subcontract such responsibilities to an Ameritech-approved vendor. All installation work, whether performed by Requesting Carrier or an Ameritech-approved vendor, shall comply in all respects with Ameritech's technical, engineering and environmental requirements and is subject to Ameritech's inspection upon completion of such work. Requesting Carrier shall be solely responsible for all costs associated with the planning, installation and maintenance of its Collocated equipment.

     12.12 Delivery of Collocated Space.

     12.12.1 Ordering. (a) Ameritech shall provide Requesting Carrier with a
             --------
single point of contact for all inquiries regarding Collocation. Requesting Carrier shall request space for Collocation by delivering to Ameritech a complete and accepted Collocation order form (if completed, a "Collo Order"). Each Collo Order shall include a Collocation Application Fee and specify (i) the Premises in which Collocation is requested, (ii) the amount of space requested, (iii) a prioritized list of its preferred methods of Collocation, if and as applicable (e.g., APCS cageless, shared, etc.), (iv) the interoffice transmission facilities Requesting Carrier will require for such space, (v) the equipment to be housed in such space, (vi) Requesting Carriers anticipated power requirements for the space, (vii) any extraordinary additions or modifications (e.g., security devices, node enclosures, HVAC, etc.) to the space or to the Premises to accommodate Requesting Carriers Collocated equipment, (viii) the specific level of diversity for fiber and power cabling to and from the Collocated space and (ix) the date on which Requesting Carrier intends to initiate service from such space. Ameritech shall notify Requesting Carrier in writing (the "Collo Response") as to whether the requested space and preferred method(s) of Collocation are available within the interval specified in subsection (b) below. If space is not available for Physical Collocation,
   --------------
Ameritech shall specify in its Coll Response to Requesting Carrier when space for Physical Collocation will be made available to Requesting Carrier and shall offer to Requesting Carrier Virtual Collocation in accordance with Section
                                                                   -------
12.12.3. If intraoffice facilities will not be available for Collocation within
-------
three (3) months of receipt of Requesting Carrier's (and, if applicable, each Resident Collocator's) payment of the Initial COBO fee for Physical Collocation, or twelve (12) weeks after receipt of Requesting Carrier's Collo Order for Virtual Collocation pursuant to Section 12.12.1, then Ameritech shall provide
                                ---------------
written notification, within ten (10) Business Days after the initial walk-through, as to when the intraoffice facilities will be made available.

     (b) Ameritech shall deliver its Collo Response to Requesting Carrier within the following intervals, which intervals commence on the day after Ameritech receives a complete and accurate Coll Order:

         Number of Collo Orders
         Submitted within Five (5)
         Business Days                       Collo Response Interval
         -------------                       -----------------------

         1-5                                 Ten (10) Business Days
         6-10                                Fifteen (15) Business Days
         11-15                               Twenty (20) Business Days

If Requesting Carrier submits sixteen (16) or more Collo Orders within five (5) Business Days, the Collo Response Interval will be increased by five (5) Business Days for every five (5) additional Collo Orders or fraction thereof.

     12.12.2    Physical Collocation.

           (a) If space for Physical Collocation is immediately available at the time of Requesting Carriers Coll Order, Ameritech shall include in its Collo Response to Requesting Carrier notice of such immediate availability.

     (b) If Requesting Carrier's requested Physical Collocation space is available, Ameritech and Requesting Carrier shall have an initial walk-through of such space within the interval specified in the Implementation Plan. Absent Ameritech's written consent, Requesting Carrier must have at least one (1) authorized employee (i.e., in addition to any authorized vendor) at such walk-through. If during the initial walk-through, Requesting Carrier wishes to modify or change its Collo Request, Requesting Carrier must sign or initial any such modifications or changes and provide Ameritech a change order reflecting same within five (5) Business Days of such initial walk-through. If a change or modification is noted at the initial walk-through, Ameritech shall have no obligation to commence work on Requesting Carriers Collocation space until it receives a change order to amend the Collo Request or written confirmation that Requesting Carrier does not wish to pursue such change or modification. Failure to provide Ameritech the change order or written confirmation within the foregoing five (5) Business Day period shall be deemed a Requesting Carrier Delaying Event for the period between the expiration of such five (5) day period and the date of actual receipt by Ameritech.

     (c) Ameritech shall deliver to Requesting Carrier the requested space on or before the later of (i) one hundred twenty (120) days from Ameritechs receipt of Requesting Carrier's Collo Order, (ii) ninety
          (90) days from the date of the initial walk-through and (iii) such other reasonable date that the Parties may agree upon if it is not feasible for Ameritech to deliver to Requesting Carrier such space within the foregoing intervals (such date of delivery referred to as the "Delivery Date").

     (d) Physical Collocation space ordered by Requesting Carrier will be made available to Requesting Carrier by Ameritech as more fully described in Section 1 of Schedule 12.12.
             ---------    --------------

     (e) if Ameritech does not provide Requesting Carrier with its Collocated space by the Delivery Date and Requesting Carrier is unable to begin installing its equipment (i.e., the defects are material) and such delay is caused directly by Ameritech's actions or its failure to act (and not by a Requesting Carrier Delaying Event), Requesting Carrier shall receive a credit of 1/120th of its COBO payment for each day after the applicable Delivery Date that such Collocated space is not made available for installation of equipment.

     (f) Ameritech may begin billing recurring charges for the Collocated space on the date such space is made available for occupancy (the "Occupancy Date"). Requesting Carrier shall vacate the Collocated space if either
          (i) Requesting Carrier (or one of its Resident Collocators, if applicable) fails to install within ninety (90) days of the Occupancy Date the equipment necessary for Interconnection with Ameritech and/or access to Ameritech's unbundled Network Elements to be housed in such space or (ii) Requesting Carrier (or one of its Resident Collocators, if applicable) fails to Interconnect to the Ameritech network within one hundred fifty (150) days of the Occupancy Date. If Requesting Carrier is required to vacate the space pursuant to this Section
                                                                   -------
          12.12.2(f), Requesting Carrier (and its Resident Collocators) shall
          ----------
          vacate such space within ninety (90) Business Days of the earliest to occur of the foregoing events. If, after vacating a space, Requesting Carrier still requires Collocation in that Premises, Requesting Carrier shall be required to submit a new request for Collocation pursuant to the provisions of Section 12.12.1.
                                        ---------------

     (g) Physical Collocation will be subject to the additional rules and regulations set forth in Section 2.0 of Schedule 12.12.
                                   -----------    --------------

     (h) At Requesting Carriers request Ameritech shall provide for APCS and Shared Caged Collocation, within three (3) months after receiving Requesting Carrier's (and, as applicable, each Resident Collocator's) Initial COBO Payment or such other reasonable date the Partie's agree upon pursuant to Section 12.12.2(c), equipment node enclosures at a
                           ------------------
          height of eight (8) feet, without ceiling. Where Ameritech cannot feasibly provide Requesting Carrier with equipment node enclosures within the foregoing period, Ameritech shall notify Requesting Carrier of this fact within ten (10) Business Days from the later of (i) the walk-through and (ii) the receipt of Requesting Carrier's Coll Order.

     (i) After Ameritech completes its preparation of the Physical Collocation space, Requesting Carrier and Ameritech will complete an acceptance walk-through. Major exceptions that are noted during this acceptance walk-through shall be corrected by Ameritech within thirty (30) days after the walk-through while minor exceptions shall be corrected as soon as possible, commensurate with the materiality of such exceptions. Ameritech shall conduct a root cause analysis of all exceptions identified. The correction of these exceptions from Requesting Carrier's original request for Collocation shall be at Ameritech's expense, subject to any change orders requested by Requesting Carrier. Unless the corrections of these exceptions delay the ability of Requesting Carrier to install its equipment beyond the Delivery Date, Requesting Carrier shall not be entitled to a credit under Section 12.12.2(e) above.
                      ------------------

           12.12.3    Virtual Collocation.

                  (a) If Requesting Carrier requests Virtual Collocation, or if requested Physical Collocation space is not available at a Premises and Requesting Carrier elects Virtual Collocation, and such Virtual Collocation is available at the time of Requesting Carrier's Collo Order, Ameritech shall include in its Collo Response if the space requested is available.

                  (b) Ameritech shall deliver to Requesting Carrier the
                      requested space on or before the later of (i) twelve (12) weeks from Ameritech's receipt of Requesting Carriers Collo Order for Virtual Collocation and (ii) such other reasonable date that the Parties may agree upon if it is not feasible for Ameritech to deliver to Requesting Carrier such space within twelve (12) weeks (such date of delivery referred to as the "Delivery Date") and Ameritech notified Requesting Carrier of this fact within ten (10) Business Days after the initial walk-through.

                  (c) Virtual Collocation space ordered by Requesting Carrier will be made available to Requesting Carrier by Ameritech, as more fully described in Section 3 of Schedule 12.12.
                                                 ---------    --------------
                  (d) Ameritech shall install Cross-Connects, when cross-
                      connecting for thru-connect purposes as directed by Requesting Carrier, at the rates provided at Item VII of the Pricing Schedule.

     12.13 Pricing. The rates charged to Requesting Carrier for Collocation are set forth at Item VII of the Pricing Schedule. Ameritech shall allocate space preparation, security measures, and other Collocation charges on a pro-rated basis so that if Requesting Carrier is the first collocator in a particular Ameritech Premises, it will not be responsible for the entire cost of site preparation (unless Requesting Carrier occupies all space conditioned); provided, however, that Requesting Carrier shall be responsible for all costs
--------  -------
attributable to a unique or non-standard request. The rates set forth at Item VII of the Pricing Schedule reflect only the standard Collocation methods and services described in this Article XII. Any request for additional methods or
                           -----------
services consistent with this Article XII or Applicable Law, including any
                              -----------
request for Americans with Disability Act construction, shall be provided on a case by case basis.

     12.14 Billing. Ameritech shall bill Requesting Carrier for Collocation pursuant to the requirements of Article XXVI to this Agreement.
                                ------------

     12.15 Common Requirements. The requirements set forth on Schedule 12.15
                                                              --------------
shall be applicable to both Physical and Virtual Collocation.

     12.16 Additional Requirements. The additional requirements set forth on
Schedule 12.16 shall be applicable to Physical Collocation.
--------------

     12.17 Protection of Service and Property.

           Both Parties shall exercise reasonable care to prevent harm or damage to the other Party, its employees, agents or Customers, or their property. Both Parties, their employees, agents, and representatives agree to take reasonable and prudent steps to ensure the adequate protection of the other Party's property and services, including:

           12.17.1 Requesting Carrier shall restrict access to Requesting Carrier equipment, support equipment, systems, tools and data, or spaces which contain or house Requesting Carrier equipment enclosures, to Requesting Carrier employees and other authorized non-Requesting Carrier personnel to the extent necessary to perform their specific job function.

           12.17.2 Requesting Carrier shall comply at all times with security and safety procedures and existing requirements that are defined by Ameritech and communicated to Requesting Carrier.

           12.17.3 For secured Physical Collocation arrangements, Ameritech shall furnish the Requesting Carrier with keys, entry codes, lock combinations, and other materials or information which may be needed to gain entry into secured Requesting Carrier space, subject to Section 12.7.2 and Article XX.
                                             --------------     ----------
           12.17.4 For APCS and Shared Caged Collocation, Ameritech shall furnish to Requesting Carrier a current written list of Ameritech's employees who Ameritech authorizes to enter Requesting Carrier's Physical Collocation.

           12.17.5 Ameritech shall, where practicable, secure external access to the Physical Collocation space on its Premises in the same or equivalent manner that Ameritech secures external access to spaces that house Ameritech's equipment.

           12.17.6 For APCS and Shared Caged Collocation, Ameritech shall limit the keys used in its keying systems for Requesting Carrier's specific Physical Collocation space which contain or house Requesting Carrier equipment or equipment enclosures to its employees and representatives to emergency access only. Requesting Carrier shall further have the right, at its expense, to have locks changed where deemed necessary for the protection and security of such spaces, provided that Requesting Carrier shall immediately provide Ameritech with such new keys.

        12.17.7 Ameritech shall use its existing power back up and power recovery plan in accordance with its standard policies for the specific Central Office.

        12.18 Default. If Requesting Carrier or the Primary Collocator, if different, defaults in any payment due for Collocation, or violates any provision contained in this Article XII, and such default or violation is not cured within thirty (30) days after Requesting Carriers receipt of notice thereof; Ameritech may, immediately or at any time thereafter, without notice or demand, enter and repossess the Collocation space, expel Requesting Carrier and any of its Resident Collocators, remove all property within the Collocation space and terminate services to such Collocation space, in each case without prejudice to any other remedies Ameritech might have. Ameritech may also refuse additional requests for service and/or refuse to complete any pending orders for additional space or service by Requesting Carrier at any time thereafter.


                                  ARTICLE XIII
                      NUMBER PORTABILITY SECTION 251(b)(2).

     13.1 Provision of Local Number Portability. Each Party shall provide to the other Party, Local Number Portability in accordance with the requirements of the Act. For purposes of this Article XIII, "Party A" means the carrier from which a
                          ------------
telephone number is ported, and "Party B" means the carrier to which a telephone number is ported.

     13.2 Long Term Number Portability ("LNP"). The Parties agree to provide LNP on a reciprocal basis using Location Routing Number (LRN) as the means to port and route calls to ported numbers in accordance with the FCC and Commission guidelines applicable to LNP.

     13.3 Ordering and Provisioning LNP.

          13.3.1 Ameritech shall provide access to, and Requesting Carrier shall use, the Provisioning El described in Section 10,3.2(a) for the transfer and
                                      -----------------
receipt of data necessary for the (i) retrieval of Customer Service Records ("CSR") and (ii) ordering and provisioning of Ameritech-provided LNP.

     13.3.2 Requesting Carrier shall establish the Provisioning El on or before the Service Start Date so that it will submit all requests for CSRs and all orders for LNP through Ameritech's Provisioning EI. Ameritech shall have no obligation to accept manual or faxed requests for CSRs or provision any manual or faxed LNP Orders except as set forth in Section 10,13.2(b).
                                           ------------------

          13.3.3 Requesting Carrier shall provide access to, and Ameritech shall use, an EDI interface (the "RC EDI Interface") for the transfer and receipt of data necessary for Ameritech to request and retrieve Requesting Carrier's Customer's CSRs and for the ordering and provisioning of Requesting Carrier-provided LNP. Within thirty (30) days of the Effective Date, Requesting Carrier must provide Ameritech with the proper documentation regarding the functionality of RC EDI Interface, the EDT specifications, including mapping, and any training and support documentation necessary to utilize the EDT interface.

     13.4 Customer Service Record ("CSR").

          13.4.1 Availability. Upon request, each Party will make available its
                 ------------
Customers' CSRs to the requesting Party. A CSR is available when a Party has obtained current authority from the Customer.

          13.4.2 CSR Retrieval. CSRs will be delivered to the requesting Party
                 -------------
within five (5) Business Days of receipt by the other Party of the CSR retrieval request.

          13.4.3 CSR Data Elements. Each CSR provided must include, but is not
                 -----------------
limited to, the following information:

               a) Customer Account Name;

               b) Customer Account Telephone Number(s);

               c) Customer Listing information;

               d) Customer billing information;

               e) Customer services and equipment to enable a determination of what types of service the Customer has;

               f) Customer Circuit information;

               g) Customer PlC and 2PIC carrier identification, and

               h) Any other information describing, but not limited to, the types of service offered to the Customer, the Customer premise equipment, billing options, or payment plans.

     13.4.4 CSR Coding. In the event a Party uses non-English or TC specific
            ----------
coding for CSR information, such Party must provide a glossary describing all terms on the CSR.

     13.5 Other Number Portability Provisions.

     13.5.1 Each Party shall disclose to the other Party, upon request, any technical or any capacity limitations that would prevent LNP implementation in a particular switching office. Both Parties shall cooperate in the process of porting numbers to minimize Customer out-of-service time.

     13.5.2 Neither Party shall be required to provide LNP for non-geographic services (e.g., 500 and 900 NPAs, 976 NXX number services, FX Service, coin telephone numbers and mass calling NXXs) under this Agreement.

     13.5.3 Ameritech and Requesting Carrier will cooperate to ensure that performance of trunking and signaling capacity is engineered and managed on a nondiscriminatory basis.

     13.5.4 Party A may cancel any line based calling cards associated with ported or disconnected numbers.

     13.5.5 Each Party will be responsible for updating information in the Line Information Database (UDB).

     13.5.6 To obtain LNP, a Customer must remain within the same rate center or rate district, whichever is a smaller geographic area.

     13.5.7 Each Party will be responsible for providing information on ported numbers to the ALI database for 911 service. Each Party agrees to utilize the unlock and migrate process in order to provide uninterrupted 911 service to the Customer.

     13.5.8 Each Party will provide 911 trunking for each NPA-NXX in which it has ported numbers.

     13.5.9 Ameritech will offer both coordinated and non-coordinated cutovers. Any coordinated cutovers requested out of normal business hours will be subject to overtime and time and material charges. Additionally, if after the Effective Date Ameritech offers a Ten Digit Trigger, Ameritech will charge for all coordinated cutovers for LNP.

     13.5.10 In the event the Requesting Carrier does not provide the subscription verification to the Number Portability Administration Center (NPAC) within the T-1 and T-2 timers defined in the NPAC requirements and Ameritech's subscription is cancelled, Requesting Carrier will be considered not to have submitted a valid order and will have to submit a revision to change the Due Date on the order.

     13.5.11 Each Party will be responsible for testing its own network prior to reporting trouble to the other Party. In the event that a trouble is reported to Ameritech and the trouble is found not to be within Ameritec's network, Ameritech will charge Requesting Carrier its then-current time and material charges for the resolution of the trouble.

        13.5.12 Requesting Carrier must have ordered, implemented, tested and turned up interconnection trunks prior to ordering LNP from Ameritech.

        13.5.13 Once a number has been ported from Ameritech, Ameritech will no longer be responsible for payment of Reciprocal Compensation for any calls originated from that number.

        13.5.14 Ameritech will charge Requesting Carrier for any supplemental or different versions of an original order submitted to Ameritech. Additionally, Ameritech will also charge Requesting Carrier for orders submitted that are subsequently cancelled.

        13.5.15 In the event that Ameritech has begun, partially completed, or fully completed a conversion for LNP and Requesting Carrier asks that Ameritech restore service back to Ameritech's network, Ameritech will charge Requesting Carrier on a time and materials basis for restoring service. Additionally, Requesting Carrier shall cooperate with Ameritech to restore the service.

        13.5.16 Ameritech will disconnect all directory listing and advertising associated with ported or disconnected numbers.

   13.6 Intervals. Each Party shall meet the following intervals, which intervals commence on the day such Party receives a complete and accurate LNP order via the Provisioning EI or EDI interface, whichever is applicable:

--------------------------------------------------------------------------------
Order Type                 EDT FOC Interval  LNP Interval Following FDC Delivery
----------                 ----------------  -----------------------------------
--------------------------------------------------------------------------------
Stand Alone LNP Orders     1 Business Day    4 Business Days Following FOC
Affecting Fewer Than 15                      Delivery
Lines or Numbers and First
Number Ported in NPA-NXX
--------------------------------------------------------------------------------
Stand Alone LNP Orders     1 Business Day    2 Business Days Following FOC
Affecting Fewer Than 15                      Delivery
Lines or Numbers and NOT
First Number Ported in NPA-
NXX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LNP Orders Accompanying      Longer of the Loop  Longer of the Loop or LNP Due
Unbundled Loop Orders and    or LNP FOC          Date Interval
Affecting Fewer Than 15      Interval
Lines Or Numbers
--------------------------------------------------------------------------------
LNP Orders for Only Part of  4 Business Days     14 Calendar Days Following FOC
an Account (With or Without                      Delivery
Unbundled Loops)
--------------------------------------------------------------------------------
LNP Orders Affecting More    4 Business Days     14 Calendar Days Following FOC
Than 15 Lines or Numbers                         Delivery
(With Or Without Unbundled
Loops)
--------------------------------------------------------------------------------

     13.7 LNP Conversion Dispute

          13.7.1 In the event that Requesting Carrier ports a Customer's telephone number without such Customer's knowledge or proper authorization, Ameritech will charge Requesting Carrier the Unauthorized Switching charge described in Schedule 10.11.2. Requesting Carrier also will cooperate to switch the service back to Ameritech in as expedient a manner as requested by Ameritech, notwithstanding normal LNP intervals. Additionally Ameritech will provide evidence and statistics regarding these incidents to appropriate regulatory bodies including the FCC or the Commission.

          13.7.2 If any disputes should occur concerning LNP conversion, the Parties will handle the disputes in accordance with the dispute resolution procedures described in Section 10.11.2.

     13.8 Pricing for LNP. Ameritech will recover its costs associated with LNP via the Customer surcharge and LNP query services as specified in the FCCs Third Report and Order on Telephone Number Portability. Requesting Carrier agrees not to charge Ameritech, nor any Ameritech Affiliate, subsidiary or Customer for recovery of Requesting Carrier's costs associated with LNP.

     13.9 NXX Migration. Where a Party has activated an entire NXX for a single Customer, or activated a substantial portion of any NXX for a single Customer, or activated a substantial portion of an NXX for a single Customer with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such Customer chooses to receive serve from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned (or subsequently reassigned, in the case of subsequent carrier changes) in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to standard industry lead-times for movements of NXXs from one switch to another.

                                   ARTICLE XIV
               DIALING PARITY -- SECTIONS 251(b)(3) and 271(e)(2)(B)

     The Parties shall provide Dialing Parity to each other as required under
Section 251(b)(3) of the Act, except as may be limited by Section 271(e)(2)(B) of the Act. If Requesting Carrier requests access to Ameritech's name, address and telephone information of its Customers for the provision of Directory Assistance service in conjunction with Telephone Exchange Service and Exchange Service provided by Requesting Carrier to Customers in Ameritech's exchanges in competition with Ameritech, the Parties shall enter into a separate Dialing Parity Directory Listings Agreement to specify the rates, terms and conditions of such access.


                                   ARTICLE XV
                               DIRECTORY LISTINGS

     15.1 Directory Listings For Requesting Carrier Customers. Ameritech shall cause the Publisher to include Primary Listings of Requesting Carriers Customers ("Requesting Carrier Directory Customers") in Publisher's White Pages Directories under the following terms and conditions:

        15.1.1 Ameritech will publish Requesting Carrier Directory Customer's primary white page listing at no charge provided that the Requesting Carrier's Customer's listing NPA/NXX and service address falls within an identifiable Ameritech exchange.

        15.1.2 Listings of such Requesting Carrier Directory Customers will be interfiled with listings of Customers of Ameritech and other LECs serving the same geographic area where such listings are included within a directory.

        15.1.3 Ameritech or its Publisher must receive all Primary Listings of Requesting Carrier Directory Customers prior to the service order close date for the directory in which those listings are to appear.

        15.1.4 Publisher may include in other directories published by Publisher or its Affiliate, at no charge, Primary Listings of Requesting Carrier Directory Customers that are provided to Ameritech or its Publisher.

        15.1.5 Nothing in this Agreement shall restrict Ameritech or its Publisher's authority as publisher of the directories from altering the geographic scope, directory life, headings, content or format of the directories.

     15.2 Listing and Listing Updates. Requesting Carrier will provide Requesting Carrier Directory Customer Listings and Listing Updates to Ameritech or its Publisher on a nonexclusive basis as follows:

     15.2.1 Requesting Carrier shall provide its Requesting Carrier Directory Customer Listings to Ameritech or its Publisher in a form and format acceptable to Ameritech or its Publisher. Requesting Carrier acknowledges that Ameritech or its Publisher may impose a charge for changes to Requesting Carrier Directory Customer Listings previously provided by Requesting Carrier to Ameritech or its Publisher.

     15.2.2 Within one (1) Business Day of installation, disconnection or other change in service (including change of nonlisted or nonpublished status) affecting the directory assistance database or the directory listing of a Requesting Carrier Directory Customer, Requesting Carrier shall provide Listing Updates to Ameritech or its Publisher in a form and format acceptable to Ameritech or its Publisher.

     15.2.3 Requesting Carrier will cooperate with Ameritech or its Publisher to develop a cost-effective, mutually satisfactory, mechanized or electronic process for the provision of Requesting Carriers Listing Updates to Ameritech. Mechanization will be completed by the earlier of (i) six (6) months after the Service Start Date or (ii) upon Requesting Carrier providing Ameritech two hundred (200) listing updates per day.

     15.2.4 Ameritech may sell or license the use of Customer Listings, or Listing Updates to third persons without the prior written consent of Requesting Carrier; provided, however, that Ameritech will not:

     (a) Disclose nonlisted name and address information to any third person, except as may be necessary to perform other services contemplated under this Agreement;

     (b) Disclose to any third person the identity of a Customers or resale Customers LEC;

     (c) Sell or license such Customer listing information sorted by carrier; or

     (d) Disclose listing information for individual cases where Requesting Carrier has notified Ameritech not to include listing for third party publication.

     15.2.5 Publisher may enter into a separate directory services agreement that provides for (i) directory listings and delivery of directories to facilities-based Customers of Requesting Carrier, (ii) additional services to Requesting Carriers Resale Customers, and/or (in) other directory services to Requesting Carrier.

                                   ARTICLE XVI
                      ACCESS TO POLES, DUCTS, CONDUITS AND
               RIGHTS-OF-WAY -- SECTIONS 251(b)(4) AND 224 OF THE ACT

     16.1 Structure Availability.

          16.1.1 Ameritech shall make available, to the extent it may lawfully do so, access to poles, ducts, conduits and Rights-of-way along Ameritech's distribution network that are owned or controlled by Ameritech (individually and collectively, "Structure") for the placement of Requesting Carrier's wires, cables and related facilities (individually and collectively, "Attachments"). "Rights-of-way" means (i) a legal interest of Ameritech in property of others, such as an easement or license, suitable for use for communications distribution facilities or (ii) Ameritech's owned or leased property if such property is used for communications distribution facilities; provided, however, it does not
                                            --------  -------
generally include controlled environment vaults, remote equipment buildings, huts or enclosures, cross-connect cabinets, panels and boxes, equipment closets or enclosures in buildings, or any like or similar equipment enclosures or locations, or the ducts or conduit connecting any of the foregoing to manholes or conduit runs between manholes. The availability of Ameritech Structure for Requesting Carrier's Attachments is subject to and dependent upon all rights, privileges, franchises or authorities granted by governmental entities with jurisdiction, existing and future agreements with other persons not inconsistent with Section 16.18, all interests in property granted by persons or entities
     -------------
public or private, and Applicable Law, and all terms, conditions and limitations of any or all of the foregoing, by which Ameritech owns and controls Structure or interests therein.

          16.1.2 Ameritech will not make Structure available: (1) where, after taking all reasonable steps to accommodate such request, there is Insufficient Capacity to accommodate the requested Attachment, and (2) an Attachment cannot be accommodated based upon nondiscriminatorily applied considerations of safety, reliability or engineering principles. For purposes of this Article XVI,
                                                            -----------
"Insufficient Capacity" means the lack of existing available space on or in Structure and the inability to create the necessary space by taking all reasonable steps to do so. Before denying a request for access based upon Insufficient Capacity, Ameritech will, in good faith, explore potential accommodations with Requesting Carrier. If Ameritech denies a request by Requesting Carrier for access to its Structure for Insufficient Capacity, safety, reliability or engineering reasons, Ameritech will provide Requesting Carrier a detailed, written reason for such denial as soon as practicable but, in any event, within forty-five (45) days of the date of such request.

     16.2 Franchises, Permits and Consents. Requesting Carrier shall be solely responsible to secure any necessary franchises, permits or consents from federal, state, county or municipal authorities and from the owners of private property, to construct and operate its Attachments at the location of the Ameritech Structure it uses. Requesting Carrier shall indemnify Ameritech against loss directly resulting from any actual lack of

Requesting Carrier's lawful authority to occupy such Rights-of-way and construct its Attachments therein.

     16.3 Access and Modifications. Where necessary to accommodate a request for access of Requesting Carrier, and provided Ameritech has not denied access as described in Section 16.1.2, or because Ameritech may not lawfully make the
             --------------
Structure available, Ameritech will, as set forth below, modify its Structure in order to accommodate the Attachments of Requesting Carrier. Upon request, Ameritech may permit Requesting Carrier to conduct Field Survey Work and Make Ready Work itself or through Ameritech-approved contractors in circumstances where Ameritech is unable to complete such work in a reasonable time frame. (For purposes of this Agreement, a "modification" shall mean any action that either adds future capacity to, or increases the existing capacity of, a given facility. By way of example, adding a bracket to a pole that is immediately utilized or adding innerduct to an existing duct does not qualify as a "modification," while adding taller poles, adding new ducts between existing manholes and rebuilding manholes to accommodate additional cables would qualify as a "modification.")

     16.3.1 Before commencing the work necessary to provide such additional capacity, Ameritech will notify all other parties having Attachments on or in the Structure of the proposed modification to the Structure. Where possible, Ameritech shall include in a modification to accommodate Requesting Carrier's Attachment(s) those modifications required to accommodate other attaching parties, including Ameritech, that desire to modify their Attachments.

     16.3.2 If Requesting Carrier requests access to an Ameritech Right-of-way where Ameritech has no existing Structure, Ameritech shall not be required to construct new poles, conduits or ducts, or to bury cable for Requesting Carrier but will be required to make the Right-of-way available to Requesting Carrier to construct its own poles, conduits or ducts or to bury its own cable; provided,
                                                                     --------
however, if Ameritech desires to extend its own Attachments, Ameritech will
-------
construct Structure to accommodate Requesting Carrier's Attachments.

     16.3.3 The costs of modifying a Structure to accommodate Requesting Carrier's request, an existing or prospective attaching party's request, or the needs of Ameritech, shall be borne by the party requesting such modification, except that if other parties obtain access to the Structure as a result of the modification, such parties shall share in the cost of such modification proportionately with the party initiating the modification. A party, including Ameritech, with a pre-existing Attachment to the Structure to be modified to accommodate Requesting Carrier shall be deemed to directly benefit from the modification if, after receiving notification of the modification, it adds to or modifies its Attachment. If a party, including Ameritech, uses the modification to bring its Structure or Attachments into compliance with applicable safety or other requirements, it shall be considered as sharing in the modification and shall share the costs of the modification attributable to its upgrade. Notwithstanding the foregoing, an attaching party, including Ameritech, with a pre-existing

Attachment to the Structure shall not be required to bear any of the costs of rearranging or replacing its Attachment if such rearrangement or replacement is necessitated solely as a result of an additional Attachment or the modification of an existing Attachment sought by another attaching party, including Requesting Carrier. If an attaching party, including Ameritech, makes an Attachment to the Structure after the completion of the modification, such party shall share proportionately in the cost of the modification if such modification rendered the added attachment possible.

     16.3.4 All modifications to Ameritech's Structure will be owned by Ameritech. Requesting Carrier and other parties, including Ameritech, who contributed to the cost of a modification, may recover their proportionate share of the depreciated value of such modifications from parties subsequently seeking Attachment to the modified structure.

     16.4 Installation and Maintenance Responsibility. Requesting Carrier shall, at its own expense, install and maintain its Attachments in a safe condition and in thorough repair so as not to conflict with the use of the Structure by Ameritech or by other attaching parties. Work performed by Requesting Carrier on, in or about Ameritech's Structures shall be performed by properly trained, competent workmen skilled in the trade. Ameritech will specify the location on the Structure where Requesting Carrier's Attachment shall be placed, which location shall be designated in a nondiscriminatory manner. Requesting Carrier shall construct each Attachment in conformance with the permit issued by Ameritech for such Attachment. Other than routine maintenance and service wire Attachments, Requesting Carrier shall not modify, supplement or rearrange any Attachment without first obtaining a permit therefor. Requesting Carrier shall provide Ameritech with notice before entering any Structure for construction or maintenance purposes.

     16.5 Installation and Maintenance Standards. Requesting Carrier's Attachments shall be installed and maintained in accordance with the rules, requirements and specifications of the National Electrical Code, National Electrical Safety Code, Beilcore Construction Practices, the FCC, the Commission, the Occupational Safety & Health Act and the valid and lawful rules, requirements and specifications of any other governing authority having jurisdiction over the subject matter.

     16.6 Implementation Team. The Implementation Team shall develop cooperative procedures for implementing the terms of this Article XVI and to set out such
                                              -----------
procedures in the Implementation Plan.

     16.7 Access Requests. Any request by Requesting Carrier for access to Ameritech's Structure shall be in writing and submitted to Ameritech's Structure Access Center. Ameritech may prescribe a reasonable process for orderly administration of such requests. Each Requesting Carrier's Attachment to Ameritech's Structure shall be pursuant to a permit issued by Ameritech for each request for access. The Structure Access Coordinator shall be responsible for processing requests for access to Ameritech's Structure, administration of the process of delivery of access to Ameritech's Structure and for all other matters relating to access to Ameritech's Structure. Requesting Carrier shall provide Ameritech with notice before entering any Ameritech Structure.

     16.8 Unused Space. Except for maintenance ducts as provided in Section 16.9
                                                                    ------------
and ducts required to be reserved for use by municipalities, all useable but unused space on Structure owned or controlled by Ameritech shall be available for the Attachments of Requesting Carrier, Ameritech or other providers of Telecommunications Services, cable television systems and other persons that are permitted by Applicable Law to attach. Requesting Carrier may not reserve space on Ameritech Structure for its future needs. Ameritech shall not reserve space on Ameritech Structure for the future need of Ameritech nor permit any other person to reserve such space. Notwithstanding the foregoing, Requesting Carrier may provide Ameritech with a two (2)-year rolling forecast of its growth requirements for Structure that will be reviewed jointly on an annual basis.

     16.9 Maintenance Ducts. If currently available, one duct and one inner-duct in each conduit section shall be kept vacant as maintenance ducts. If not currently available and additional ducts are added, maintenance ducts will be established as part of the modification. Maintenance ducts shall be made available to Requesting Carrier for maintenance purposes if it has a corresponding Attachment.

     16.10 Applicability. The provisions of this Agreement shall apply to all Ameritech Structure now occupied by Requesting Carrier.

     16.11 Other Arrangements. Requesting Carrier's use of Ameritech Structure is subject to any valid, lawful and nondiscriminatory arrangements Ameritech may now or hereafter have with others pertaining to the Structure.

     16.12 Cost of Certain Modifications. If Ameritech is required by a governmental entity, court or Commission to move, replace or change the location, alignment or grade of its conduits or poles, each Party shall bear its own expenses of relocating its own equipment and facilities. However, if such alteration is required solely due to Ameritech's negligence in originally installing the Structure, Ameritech shall be responsible for Requesting Carrier's expenses. If a move of Requesting Carrier's Attachment is required by Ameritech or another attaching party, Requesting Carrier shall move its Attachment, at the expense of the party requesting such move, within thirty (30) days after notification of the required move. If Requesting Carrier fails to move its Attachment within the foregoing period, Requesting Carrier authorizes Ameritech to move such Attachment.

     16.13 Maps and Records. Ameritech will provide Requesting Carrier, at Requesting Carrier's request and expense, with access to maps, records and additional information relating to its Structure within the time frames agreed upon by the Implementation Team; provided that Ameritech may redact any
                                 --------
Proprietary Information (of Ameritech or third parties) contained or reflected in any such maps, records or additional information before providing access to such information to Requesting Carrier. Ameritech does not warrant the accuracy or completeness of information on any maps or records. Maps, records and additional information are provided solely for the use by Requesting Carrier and such materials may not be resold, licensed or distributed to any other person.

     16.14 Occupancy Permit. Requesting Carrier occupancy of Structure shall be pursuant to a permit issued by Ameritech for each requested Attachment. Any such permit shall terminate (a) if Requesting Carrier's franchise, consent or other authorization from federal, state, county or municipal entities or private property owners is terminated, (b) if Requesting Carrier has not placed and put into service its Attachments within one hundred eighty (180) days from the date Ameritech has notified Requesting Carrier that such Structure is available for Requesting Carrier's Attachments, (c) if Requesting Carrier ceases to use such Attachment for any period of one hundred eighty (180) consecutive days, (d) if Requesting Carrier fails to comply with a material term or condition of this
Article XVI and does not correct such noncompliance within sixty (60) days after
-----------
receipt of notice thereof from Ameritech or (e) if Ameritech ceases to have the right or authority to maintain its Structure, or any part thereof, to which Requesting Carrier has Attachments. If Ameritech ceases to have the right or authority to maintain its Structure, or any part thereof, to which Requesting Carrier has Attachments, Ameritech shall (i) provide Requesting Carrier notice within ten (10) Business Days after Ameritech has knowledge of such fact and
(ii) not require Requesting Carrier to remove its Attachments from such Structure prior to Ameritech's removal of its own attachments. Ameritech will provide Requesting Carrier with at least sixty (60) days' written notice prior to (x) terminating a permit for an Attachment, terminating service to a Requesting Carrier Attachment, or removal of an Attachment, in each case for a breach of the provisions of this Article XVI, (y) any increase in the rates for
                                 -----------
Attachments to Ameritech's Structure permitted by the terms of this Agreement, or (z) any modification to Ameritech's Structure to which Requesting Carrier has an Attachment, other than a modification associated with routine maintenance or as a result of an emergency. If Requesting Carrier surrenders its permit for any reason (including forfeiture under the terms of this Agreement), but fails to remove its Attachments from the Structure within one hundred eighty (180) days after the event requiring Requesting Carrier to so surrender such permit, Ameritech shall remove Requesting Carrier's Attachments at Requesting Carrier's expense. If Ameritech discovers that Requesting Carrier has placed an Attachment on Ameritech's Structure without a valid permit, Ameritech shall notify Requesting Carrier of the existence of such unauthorized Attachment and Requesting Carrier shall pay to Ameritech within ten (10) Business Days after receipt of such notice an unauthorized Attachment fee equal to five (5) times the annual attachment fee for such unauthorized Attachment. If Requesting Carrier fails to pay the unauthorized Attachment fee within the foregoing period, Ameritech shall have the right to remove such unauthorized Attachment from Ameritech's Structure at Requesting Carrier's expense.

     16.15 Inspections. Ameritech may make periodic inspections of any part of the Attachments of Requesting Carrier located on Ameritech Structure. Requesting Carrier shall reimburse Ameritech for the costs (as defined in Section 252(d) of the Act) of such inspections. Where reasonably practicable to do so, Ameritech shall provide prior written notice to Requesting Carrier of such inspections.

     16.16 Damage to Attachments. Both Requesting Carrier and Ameritech will exercise precautions to avoid damaging the Attachments of the other or to any Ameritech Structure to which Requesting Carrier obtains access hereunder. Subject to the limitations in Article XXV, the Party damaging the Attachments of
                              -----------
the other Party shall be responsible to such other Party therefor.

     16.17 Charges. Ameritech's charges for Structure provided hereunder shall be determined in compliance with the regulations to be established by the FCC pursuant to Section 224 of the Act. Prior to the establishment of such rates, the initial charges applicable to Structure hereunder shall be as set forth at
Item VIII of the Pricing Schedule. Ameritech reserves the right to adjust the charges for Structure provided hereunder consistent with the foregoing. Notwithstanding the foregoing, Ameritech reserves the right to price on a case-by-case basis any extraordinary Attachment to Structure. An "extraordinary Attachment" is any Attachment to Structure that is not typical of Attachments commonly made to Structure and that impacts the usability of the Structure in excess of a typical Attachment or that presents greater than typical engineering, reliability or safety concerns to other attaching parties or users of the Structure. A deposit shall be required from Requesting Carrier for map preparation, field surveys and Make-Ready Work.

     16.18 Nondiscrimination. Except as otherwise permitted by Applicable Law, access to Ameritech-owned or -controlled Structure under this Article XVI shall
                                                              -----------
be provided to Requesting Carrier on a basis that is nondiscriminatory to that which Ameritech provides its Structure to itself, its Affiliates, Customers, or any other person.

     16.19 Interconnection.

     16.19.1 Upon request by Requesting Carrier, Ameritech will permit the interconnection of ducts or conduits owned by Requesting Carrier in Ameritech manholes. However, such interconnection in Ameritech manholes will not be permitted where modification of Ameritech's Structure to accommodate Requesting Carrier's request for interconnection is possible.

     16.19.2 Except where required herein, requests by Requesting Carrier for interconnection of Requesting Carrier's Attachments in or on Ameritech Structure with the Attachments of other attaching parties in or on Ameritech Structure will be considered on a case-by-case basis and permitted or denied based on the applicable standards set forth in this Article XVI for reasons of Insufficient Capacity, safety, reliability and engineering. Ameritech will provide a written response to Requesting Carrier's request within forty-five (45) days of Ameritech's receipt of such request.

     16.19.3 Requesting Carrier shall be responsible for the costs to accommodate any interconnection pursuant to this Section 16.19.
                                                 -------------

     16.20 Cost Imputation. Ameritech will impute costs consistent with the rules under Section 224(g) of the Act.

     16.21 Structure Access Center. Requests for access to Ameritech Structure shall be made through Ameritech's Structure Access Center, which shall be Requesting Carrier's single point of contact for all matters relating to Requesting Carrier's access to Ameritech's Structure. The Structure Access Center shall be responsible for processing requests for access to Ameritech's Structure, administration of the process of delivery of access to Ameritech's Structure and for all other matters relating to access to Ameritech's Structure.

     16.22 State Regulation. The terms and conditions in this Article XVI shall
                                                              -----------
be modified through negotiation between the Parties to comply with the regulations of the state in which Ameritech owns or controls Structure to which Requesting Carrier seeks access if such state meets the requirements of Section 224(c) of the Act for regulating rates, terms and conditions for pole attachments and so certifies to the FCC under Section 224(c) of the Act and the applicable FCC rules pertaining thereto. Until the terms and conditions of this
Article XVI are renegotiated, the rules, regulations and orders of such state so
-----------
certifying shall supersede any provision herein inconsistent therewith.

     16.23 Abandonments, Sales or Dispositions. Ameritech shall notify Requesting Carrier of the proposed abandonment, sale, or other intended disposition of any Structure. In the event of a sale or other disposition of the conduit system or pole, Ameritech shall condition the sale or other disposition to include and incorporate the rights granted to Requesting Carrier hereunder.


                                 ARTICLE XVII
                             REFERRAL ANNOUNCEMENT

     When a Customer changes its service provider from Ameritech to Requesting Carrier, or from Requesting Carrier to Ameritech, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement ("Referral Announcement") on the abandoned telephone number which provides details on the Customer's new number. Referral Announcements shall be provided by a Party to the other Party for the period of time and at the rates set forth in the first Party's tariff(s). However, if either Party provides Referral Announcements for a period different (either shorter or longer) than the period(s) stated in its tariff(s) when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.

                                  ARTICLE XVIII
                   IMPLEMENTATION TEAM AND IMPLEMENTATION PLAN

     18.1 Implementation Team. The Parties understand that the arrangements and provision of services described in this Agreement shall require technical and operational coordination between the Parties. The Parties further agree that it is not feasible for this Agreement to set forth each of the applicable and necessary procedures, guidelines, specifications and standards that will promote the Parties' provision of Telecommunications Services to their respective Customers. Accordingly, the Parties agree to form a team (the "Implementation Team") which shall develop and identify those processes, guidelines, specifications, standards and additional terms and conditions necessary for the provision of the services and the specific implementation of each Party's obligations hereunder. Within five (5) days after the Effective Date, each Party shall designate, in writing, its representative on the Implementation Team; provided that either Party may include in meetings or activities such technical
--------
specialists or other individuals as may be reasonably required to address a specific task, matter or subject. Each Party may replace its representative on the Implementation Team by delivering written notice thereof to the other Party.

     18.2 Interconnection Maintenance and Administration Plan. Within ninety
(90) days after the Effective Date, or, as agreed upon by the Parties, by the date which is not less than sixty (60) days prior to the first Interconnection Activation Date hereunder, Requesting Carrier and Ameritech shall have jointly developed a plan (the "Plan") which shall define and detail:

          (a) standards to ensure that the Interconnection trunk groups provided for herein experience a grade of service, availability and quality in accordance with all appropriate relevant industry-accepted quality, reliability and availability standards and in accordance with the levels identified in Section 3.6;
                                                               -----------

          (b) the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the Interconnections (including signaling) specified in Article III
                                                                   -----------
               and the trunk groups specified in Articles IV and V, including
                                                 -----------     -
               standards and procedures for notification and discoveries of trunk disconnects;

          (c)  disaster recovery and escalation provisions; and

          (d)  such other matters as the Parties may agree.

     18.3 Implementation Plan. Within ninety (90) days after the Approval Date, or such other date as agreed upon by the Parties, the Implementation Team shall reach agreements on items to be included in an operations manual (the "Implementation Plan"), which shall include (i) processes and procedures to implement the terms and conditions set forth herein, (ii) documentation of the various items described in this Agreement which are to be included in the Implementation Plan, including the following matters, and (iii) any other matters agreed upon by the Implementation Team:

          (1)  A Plan as provided in Section 18.2;
                                     ------------

          (2) Access to all necessary OSS functions, including interfaces and gateways;

          (3)  Escalation procedures for ordering, provisioning and maintenance;

          (4) Single points of contact for ordering, provisioning and maintenance;

          (5) Service ordering, provisioning and maintenance procedures, including provision of the trunks and facilities;

          (6)  Procedures and processes for Directories and Directory Listings;

          (7)  Training and the charges associated therewith;

          (8)  Billing procedures; and

          (9)  Guidelines for administering access to Ameritech's Structure.

     18.4 Action of Implementation Team. The Implementation Plan may be amended from time to time by the Implementation Team as the team deems appropriate. Unanimous written consent of the permanent members of the Implementation Team shall be required for any action of the Implementation Team. If the Implementation Team is unable to act, the existing provisions of the Implementation Plan shall remain in full force and effect.

     18.5 Further Coordination and Performance. Except as otherwise agreed upon by the Parties, on a mutually agreed-upon day and time once a month during the Term, the Parties shall discuss their respective performance under this Agreement. At each such monthly meeting the Parties will discuss: (i) the administration and maintenance of the Interconnections and trunk groups provisioned under this Agreement; (ii) the Parties' provisioning of the products and services provided under this Agreement; (iii) the Parties' compliance with the Performance Benchmarks set forth in this Agreement and any areas in which such performance may be improved; (iv) any problems that were encountered during the preceding month or anticipated in the upcoming month; (v) the reason underlying any such problem and the effect, if any, that such problem had, has or may have on the performance of the Parties; and (vi) the specific steps taken or proposed to be taken to remedy such problem. In addition to the foregoing, the Parties will meet to discuss any matters that relate to the performance of this Agreement, as may be requested from time to time by either of the Parties.

     18.6 Operational Review. Representatives of Requesting Carrier and Ameritech will meet on a quarterly basis, beginning with the end of the first complete quarter following the date on which the Parties first provision services under this Agreement, to determine that the service cycle of pre-ordering, ordering, provisioning, maintenance and billing categories are addressed, including the following:

          (a) Interfaces and processes are operational and, consistent with the forecast provided under Section 19.5.2, the orders of Requesting
                                       --------------
               Carrier Customers for Resale Services are successfully completed;

          (b) When applicable, interfaces and processes are operational and, consistent with the forecast provided under Section 19.5.2, the
                                                           --------------
               orders for unbundled Loops are successfully completed;

          (c)  Review of all agreed-upon performance standards; and

          (d) Requesting Carrier's use of all functions available from the Provisioning El and Maintenance El.


                                   ARTICLE X1X
                     GENERAL RESPONSIBiLITIES OF THE PARTIES

     19.1 Compliance with Implementation Schedule. Each of Ameritech and Requesting Carrier shall use its best efforts to comply with the Implementation Schedule set forth on Schedule 2.1.
                      ------------

     19.2 Compliance with Applicable Law. Each Party shall comply at its own expense with all applicable federal, state, and local statutes, laws, rules, regulations, codes, final and nonappealable orders, decisions, injunctions, judgments, awards and decrees (collectively, "Applicable Law") that relate to its obligations under this Agreement. Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of Applicable Law.

     19.3 Necessary Approvals. Each Party shall be responsible for obtaining and keeping in effect all approvals from, and rights granted by, governmental authorities, building and property owners, other carriers, and any other parties that may be required in connection with the performance of its obligations under this Agreement. Each Party shall reasonably cooperate with the other Party in obtaining and maintaining any required approvals and rights for which such Party is responsible.

     19.4 Environmental Hazards. Each Party will be solely responsible at its own expense for the proper handling, storage, transport, treatment, disposal and use of all Hazardous Substances by such Party and its contractors and agents. "Hazardous Substances" includes those substances (i) included within the definition of hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste or pollutant or contaminant under any Applicable Law and
(ii) listed by any governmental agency as a hazardous substance.

     19.5 Forecasting Requirements.

     19.5.1 The Parties shall exchange technical descriptions and forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the Interconnections required to assure traffic completion to and from all Customers in their respective designated service areas.

     19.5.2 Thirty (30) days after the Effective Date and each month during the term of this Agreement, each Party shall provide the other Party with a rolling, six (6) calendar-month, nonbinding forecast of its traffic and/or volume requirements for all products and services provided under this Agreement, including Interconnection, unbundled Network Elements, Collocation space, Number Portability and Resale Services, in the form and in such detail as requested by Ameritech. If a Party becomes aware of any information or fact that may render its previously submitted forecast inaccurate by more than five percent (5%), such Party agrees to immediately notify the other Party of such fact or information and provide to such other Party a revised forecast that reflects such new fact or information and cures any inaccuracy in the previously submitted forecast within the earlier of (i) five (5) calendar days after such Party becomes aware of such information or fact and (ii) ten (10) Business Days before such Party submits any order to the other Party as a result of such new information or fact. In addition, each Party agrees to cooperate with the other Party to ensure that any orders that are submitted as a result of any new information or fact are submitted and processed consistent with the terms and conditions of this Agreement. Notwithstanding Section 20.1.1, the Parties agree
                                              --------------
that each forecast provided under this Section 19.5.2 shall be deemed
                                       --------------
"Proprietary Information" under Article XX.
                                ----------

     19.5.3 In addition to, and not in lieu of, the nonbinding forecasts required by Section 19.5.2, a Party that is entitled pursuant to this Agreement
            --------------
to receive a forecast (the "Forecast Recipient") with respect to traffic and/or volume requirements for the products and services provided under this Agreement, including Interconnection, unbundled Network Elements, Collocation space, Number Portability and Resale Services, may request that the other Party that is required to provide a Forecast under this Agreement (the "Forecast Provider") establish a forecast (a "Binding Forecast") that commits such Forecast Provider to purchase, and such Forecast Recipient to provide, a specified volume to be utilized as set forth in such Binding Forecast. The Forecast Provider and Forecast Recipient shall negotiate the terms of such Binding Forecast in good faith and shall include in such Binding Forecast provisions regarding price, quantity, liability for failure to perform under a Binding Forecast and any other terms desired by such Forecast Provider and Forecast Recipient. Notwithstanding Section 20.1.1, the Parties agree that
                                        --------------
each forecast provided under this Section 19.5.3 shall be deemed "Proprietary
                                  --------------
Information" under Article XX.
                   ----------

     19.6 Certain Network Facilities. Each Party is individually responsible to provide facilities within its network which are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network using industry standard format and to terminate the traffic it receives in that standard format to the proper address on its network. Such facility shall be designed based upon the description and forecasts provided under Sections 19.5.1, 19.5.2 and, if
                                         ---------------  ------
applicable, 19.5.3. The Parties are each solely responsible for participation in
            ------
and compliance with national network plans, including The National Network Security Plan and The Emergency Preparedness Plan.

     19.7 Traffic Management and Network Harm.

     19.7.1 Each Party may use protective network traffic management controls, such as 7-digit and 10-digit code gaps on traffic toward the other Party's network, when required to protect the public-switched network from congestion due to facility failures, switch congestion or failure or focused overload. Each Party shall immediately notify the other Party of any protective control action planned or executed.

     19.7.2 Where the capability exists, originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns. Reroutes shall not be used to circumvent normal trunk servicing. Expansive controls shall be used only when mutually agreed to by the Parties.

     19.7.3 The Parties shall cooperate and share pre-planning information regarding cross-network call-ins expected to generate large or focused temporary increases in call volumes, to prevent or mitigate the impact of these events on the public-switched network.

     19.7.4 Neither Party shall use any product or service provided under this Agreement or any other service related thereto or used in combination therewith in any manner that interferes with any person in the use of such person's Telecommunications Service, prevents any person from using its Telecommunications Service, impairs the quality of Telecommunications Service to other carriers or to either Party's Customers, causes electrical hazards to either Party's personnel, damage to either Party's equipment or malfunction of either Party's billing equipment.

     19.8 Insurance. At all times during the term of this Agreement, each Party shall keep and maintain in force at such Party's expense all insurance required by Applicable Law, general liability insurance in the amount of at least $10,000,000 and worker's compensation insurance. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self-insurance).

     19.9 Labor Relations. Each Party shall be responsible for labor relations with its own employees. Each Party agrees to notify the other Party as soon as practicable whenever such Party has knowledge that a labor dispute concerning its employees is delaying or threatens to delay such Party's timely performance of its obligations under this Agreement and shall endeavor to minimize impairment of service to the other Party (by using its management personnel to perform work or by other means) in the event of a labor dispute to the extent permitted by Applicable Law.

     19.10 Good Faith Performance. Each Party shall act in good faith in its performance under this Agreement and, in each case in which a Party's consent or agreement is required or requested hereunder, such Party shall not unreasonably withhold or delay such consent or agreement, as the case may be.

     19.11 Responsibility to Customers. Each Party is solely responsible to its Customers for the serviccs it provides to such Customers.

     19.12 Unnecessary Facilities. No Party shall construct facilities which require another Party to build unnecessary trunks, facilities or services.

     19.13 Cooperation. The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

     19.14 LERG Use. Each Party shall use the LERG published by Belicore or its successor for obtaining routing information and shall provide all required information to Beilcore for maintaining the LERG in a timely manner.

     19.15 Switch Programming. Each Party shall program and update its own Central Office Switches and End Office Switches and network systems to recognize and route traffic to and from the other Party's assigned NXX codes. Except as mutually agreed or as otherwise expressly defined in this Agreement, neither Party shall impose any fees or charges on the other Party for such activities.

     19.16 Transport Facilities. Each Party is responsible for obtaining transport facilities sufficient to handle traffic between its network and the other Party's network. Each Party may provide the facilities itself, order them through a third party, or order them from the other Party.

                                  ARTICLE XX
                            PROPRIETARY INFORMATION

     20.1 Definition of Proprietary Information.

          20.1.1 "Proprietary Information" means:

          (a) all proprietary or confidential information of a Party (a "Disclosing Party") including specifications, drawings, sketches, business information, forecasts, records (including each Party's records regarding Performance Benchmarks), Customer Proprietary Network Information, Customer Usage Data, audit information, models, samples, data, system interfaces, computer programs and other software and documentation that is furnished or made available or otherwise disclosed to the other Party or any of such other Party's Affiliates (individually and collectively, a "Receiving Party") pursuant to this Agreement and, if written, is marked "Confidential" or "Proprietary" or by other similar notice or if oral or visual, is either identified as "Confidential" or "Proprietary" at the time of disclosure or is summarized in a writing so identified and delivered to the Receiving Party within ten (10) days of such disclosure; and

          (b) any portion of any notes, analyses, data, compilations, studies, interpretations or other documents prepared by any Receiving Party to the extent the same contain, reflect, are derived from, or are based upon, any of the information described in subsection
                                                                      ----------
               (a) above, unless such information contained or reflected in such
               ---
               notes, analyses, etc. is so commingled with the Receiving Party's information that disclosure could not possibly disclose the underlying proprietary or confidential information (such portions of such notes, analyses, etc. referred to herein as "Derivative Information").

     20.1.2 The Disclosing Party will use its reasonable efforts to follow its customary practices regarding the marking of tangible Proprietary Information as "confidential," "proprietary," or other similar designation. The Parties agree that the designation in writing by the Disclosing Party that information is confidential or proprietary shall create a presumption that such information is confidential or proprietary to the extent such designation is reasonable.

     20.1.3 Notwithstanding the requirements of this Article XX, all
                                                     -----------
information relating to the Customers of a Party, including information that would constitute Customer Proprietary Network Information of a Party pursuant to the Act and FCC rules and regulations, and Customer Usage Data, whether disclosed by one Party to the other Party or otherwise acquired by a Party in the course of the performance of this Agreement, shall be deemed "Proprietary Information."

     20.2 Disclosure and Use.

          20.2.1 Each Receiving Party agrees that from and after the Effective

Date:

          (a) all Proprietary Information communicated, whether before, on or after the Effective Date, to it or any of its contractors, consultants or agents ("Representatives") in connection with this Agreement shall be held in confidence to the same extent as such Receiving Party holds its own confidential information; provided
                                                                       --------
               that such Receiving Party or Representative shall not use less than a reasonable standard of care in maintaining the confidentiality of such information;

          (b) it will not, and it will not permit any of its employees, Affiliates or Representatives to disclose such Proprietary Information to any third person;

          (c) it will disclose Proprietary Information only to those of its employees, Affiliates and Representatives who have a need for it in connection with the use or provision of services required to fulfill this Agreement; and

          (d) it will, and will cause each of its employees, Affiliates and Representatives to use such Proprietary Information only to perform its obligations under this Agreement or to use services provided by the Disclosing Party hereunder and for no other purpose, including its own marketing purposes.

     20.2.2 A Receiving Party may disclose Proprietary Information of a Disclosing Party to its Representatives who need to know such information to perform their obligations under this Agreement; provided that before disclosing
                                                --------
any Proprietary Information to any Representative, such Party shall notify such Representative of such person's obligation to comply with this Agreement. Any Receiving Party so disclosing Proprietary Information shall be responsible for any breach of this Agreement by any of its Representatives and such Receiving Party agrees, at its sole expense, to use its reasonable efforts (including court proceedings) to restrain its Representatives from any prohibited or unauthorized disclosure or use of the Proprietary Information. Each Receiving Party making such disclosure shall notify the Disclosing Party as soon as possible if it has knowledge of a breach of this Agreement in any material respect. A Disclosing Party shall not disclose Proprietary Information directly to a Representative of the Receiving Party without the prior written authorization of the Receiving Party.

     20.2.3 Proprietary Information shall not be reproduced by any Receiving Party in any form except to the extent (i) necessary to comply with the provisions of Section 20.3 and (ii) reasonably necessary to perform its
              ------------
obligations under this Agreement. All such reproductions shall bear the same copyright and proprietary rights notices as are contained in or on the original.

     20.2.4 This Section 20.2 shall not apply to any Proprietary Information
                 ------------
which the Receiving Party can establish to have:

          (a) been disclosed by the Receiving Party with the Disclosing Party's prior written consent;

          (b) become generally available to the public other than as a result of disclosure by a Receiving Party;

          (c) been independently developed by a Receiving Party by an individual who has not had knowledge of or direct or indirect access to such Proprietary Information;

          (d) been rightfully obtained by the Receiving Party from a third person without knowledge that such third person is obligated to protect its confidentiality; provided that such Receiving Party
                                            --------
               has exercised commercially reasonable efforts to determine whether such third person has any such obligation; or

          (e) been obligated to be produced or disclosed by Applicable Law; provided that such production or disclosure shall have been made
               --------
               in accordance with Section 20.3.
                                  ------------

     20.3 Government Disclosure.

     20.3.1 If a Receiving Party desires to disclose or provide to the Commission, the FCC or any other governmental authority any Proprietary Information of the Disclosing Party, such Receiving Party shall, prior to and as a condition of such disclosure, (i) provide the Disclosing Party with written notice and the form of such proposed disclosure as soon as possible but in any event early enough to allow the Disclosing Party to protect its interests in the Proprietary Information to be disclosed and (ii) attempt to obtain in accordance with the applicable procedures of the intended recipient of such Proprietary Information an order, appropriate protective relief or other reliable assurance that confidential treatment shall be accorded to such Proprietary Information.

     20.3.2 If a Receiving Party is required by any governmental authority or by Applicable Law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. Upon receipt of written notice of the requirement to disclose Proprietary Information, the Disclosing Party, at its expense, may then either seek appropriate protective relief in advance of such requirement to prevent all or part of such disclosure or waive the Receiving Party's compliance with this Section 20.3 with respect to all or part of such requirement.
          ------------

     20.3.3 The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to seek pursuant to this Section
                                                                    -------
20.3. In the absence of such relief, if the Receiving Party is legally compelled
----
to disclose any Proprietary Information, then the Receiving Party shall exercise all commercially reasonable efforts to preserve the confidentiality of the Proprietary Information, including cooperating with the Disclosing Party to obtain an appropriate order or other reliable assurance that confidential treatment will be accorded the Proprietary Information.

     20.4 Ownership.

     20.4.1 All Proprietary Information, other than Derivative Information, shall remain the property of the Disclosing Party, and all documents or other tangible media delivered to the Receiving Party that embody such Proprietary Information shall be, at the option of the Disclosing Party, either promptly returned to Disclosing Party or destroyed, except as otherwise may be required from time to time by Applicable Law (in which case the use and disclosure of such Proprietary Information will continue to be subject to this Agreement), upon the earlier of (i) the date on which the Receiving Party's need for it has expired and (ii) the expiration or termination of this Agreement.

     20.4.2 At the request of the Disclosing Party, any Derivative Information shall be, at the option of the Receiving Party, either promptly returned to the Disclosing Party or destroyed, except as otherwise may be required from time to time by Applicable Law (in which case the use and disclosure of such Derivative Information will continue to be subject to this Agreement), upon the earlier of
(i) the date on which the Receiving Party's need for it has expired and (ii) the expiration or termination of this Agreement.

     20.4.3 The Receiving Party may at any time either return the Proprietary Information to the Disclosing Party or destroy such Proprietary Information. If the Receiving Party elects to destroy Proprietary Information, all copies of such information shall be destroyed and upon the written request of the Disclosing Party, the Receiving Party shall provide to the Disclosing Party written certification of such destruction. The destruction or return of Proprietary Information shall not relieve any Receiving Party of its obligation to treat such Proprietary Information in the manner required by this Agreement.

                                  ARTICLE XXI
                             TERM AND TERMINATION

     21.1 Term. The initial term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until August 30, 2002 (the "Initial Term"). Upon expiration of the Initial Term, this Agreement shall automatically be renewed for additional one (1)-year periods (each, a "Renewal Term"; "Renewal Term" and "Initial Term" sometimes collectively referred to herein as the "Term") unless a Party delivers to the other Party written notice of termination of this Agreement at least one hundred twenty (120) days prior to the expiration of the Initial Term or a Renewal Term.

     21.2 Renegotiation of Certain Terms. Notwithstanding anything to the contrary in Section 21.1, upon delivery of written notice at least one hundred
            ------------
twenty (120) days prior to the expiration of the Initial Term or any Renewal Term, either Party may require negotiations of any or all of the rates, prices, charges, terms, and conditions of the products and services described in this Agreement, with such resulting rates, prices, charges, terms and conditions to be effective upon expiration of the Term. Upon receipt of notice, each Party shall have a good faith obligation to engage in such negotiations. If the Parties are unable to satisfactorily negotiate such new rates, prices, charges and terms within ninety (90) days of such written notice, either Party may petition the Commission or take such other action as may be necessary to establish appropriate terms. If prior to the expiration of the Term, the Parties are unable to mutually agree on such new rates, prices, charges, terms and conditions, or the Commission has not issued its order to establish such provisions, the Parties agree that the rates, terms and conditions ultimately ordered by such Commission or negotiated by the Parties shall be effective retroactive to the expiration date of such Term.

     21.3 Default. When 2 Party believes that the other Party is in violation of a material term or condition of this Agreement ("Defaulting Party"), it shall provide written notice to such Defaulting Party of such violation prior to commencing the dispute resolution procedures set forth in Section 27.3 and it
                                                          ------------
shall be resolved in accordance with the procedures established in Section 27.3.
                                                                   ------------

     21.4 Payment Upon Expiration or Termination. In the case of the expiration or termination of this Agreement for any reason, each of the Parties shall be entitled to payment for all services performed and expenses accrued or incurred prior to such expiration or termination.


                                 ARTICLE XXII
                 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES

OR IS CONTEMPLATED TO PROVIDE UNDER THIS AGREEMENT AND EACH PARTY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR A PARTICULAR PURPOSE.


                                 ARTICLE XXIII
                                 SEVERABILITY

     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, each Party agrees that such provision shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language that reflects such intent as closely as possible.


                                 ARTICLE XXIV
                                INDEMNIFICATION

     24.1 General Indemnity Rights. A Party (the "Indemnifying Party") shall defend and indemnify the other Party, its officers, directors, employees and permitted assignees (collectively, the "Indemnified Party") and hold such Indemnified Party harmless against

          (a) any Loss to a third person arising out of the negligent acts or omissions, or willful misconduct ("Fault") by such Indemnifying Party or the Fault of its employees, agents and subcontractors; provided, however, that (1) with respect to employees or agents
               --------  -------
               of the Indemnifying Party, such Fault occurs while performing within the scope of their employment, (2) with respect to subcontractors of the Indemnifying Party, such Fault occurs in the course of performing duties of the subcontractor under its subcontract with the Indemnifying Party, and (3) with respect to the Fault of employees or agents of such subcontractor, such Fault occurs while performing within the scope of their employment by the subcontractor with respect to such duties of the subcontractor under the subcontract;

          (b) any Loss arising from such Indemnifying Party's use of services offered under this Agreement, involving pending or threatened claims, actions, proceedings or suits ("Claims") for libel, slander, invasion of privacy, or infringement of Intellectual Property rights arising from the Indemnifying Party's own communications or the communications of such indemnifying Party's Customers;

          (c) any Loss arising from Claims for actual or alleged infringement of any Intellectual Property right of a third person to the extent that such Loss arises from an Indemnified Party's or an Indemnified Party's Customer's use of a service provided under this Agreement; provided, however, that an Indemnifying Party's
                               --------  -------
               obligation to defend and indemnify the Indemnified Party shall not apply in the case of (i) (A) any use by an Indemnified Party of a service (or element thereof) in combination with elements, services or systems supplied by the Indemnified Party or persons other than the Indemnifying Party or (B) where an Indemnified Party or its Customer modifies or directs the Indemnifying Party to modify such service and (ii) no infringement would have occurred without such combined use or modification; and

          (d) any and all penalties imposed upon the Indemnifying Party's failure to comply with the Communications Assistance to Law Enforcement Act of 1994 ("CALEA") and, at the sole cost and expense of the Indemnifying Party, any amounts necessary to modify or replace any equipment, facilities or services provided to the Indemnified Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

     24.2 Limitation on Liquidated Damages. Notwithstanding anything to the contrary contained herein, in no event shall an Indemnifying Party have an obligation to indemnify, defend, hold the Indemnified Party harmless or reimburse the Indemnified Party or its Customers for any Loss arising out of a Claim for liquidated damages asserted against such Indemnified Party.

     24.3 Indemnification Procedures. Whenever a Claim shall arise for indemnification under this Article XXIV, the relevant Indemnified Party, as
                           ------------
appropriate, shall promptly notify the Indemnifying Party and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such Claim. The Indemnifying Party shall have the right to defend against such liability or assertion in which event the Indemnifying Party shall give written notice to the Indemnified Party of acceptance of the defense of such Claim and the identity of counsel selected by the Indemnifying Party. Until such time as Indemnifying Party provides such written notice of acceptance of the defense of such Claim, the Indemnified Party shall defend such Claim, at the expense of the Indemnifying Party, subject to any right of the Indemnifying Party, to seek reimbursement for the costs of such defense in the event that it is determined that Indemnifying Party had no obligation to indemnify the Indemnified Party for such Claim. The Indemnifying Party shall have exclusive right to control and conduct the defense and settlement of any such Claims subject to consultation with the Indemnified Party. The Indemnifying Party shall not be liable for any settlement by the Indemnified Party unless such Indemnifying Party has approved such settlement in advance and agrees to be bound by the agreement incorporating such settlement. At any time, an Indemnified Party shall have the right to refuse a compromise or settlement and, at such refusing Party's cost, to take over such defense; provided that in such event the Indemnifying Party
                           --------
shall not be responsible for, nor shall it be obligated to indemnify the relevant Indemnified Party against, any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the relevant Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense if the Claim requests equitable relief or other relief that could affect the rights of the Indemnified Party and also shall be entitled to employ separate counsel for such defense at such Indemnified Party's expense. If the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the relevant Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such Claim and the relevant records of each Party shall be available to the other Party with respect to any such defense, subject to the restrictions and limitations set forth in Article XX.
                         ----------

                                  ARTICLE XXV
                            LIMITATION OF LIABILITY

     25.1 Limited Responsibility. A Party shall be responsible only for service(s) and facility(ies) which are provided by that Party, its authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the services and facilities provided by the other Party, its Affiliates, agents, subcontractors, or other persons retained by such parties. No Party shall be liable for any act or omission of another Telecommunications Carrier (other than an Affiliate) providing a portion of a service nor shall Ameritech be responsible for Requesting Carrier or Requesting Carrier's Customer's integration of service components.

     25.2 Apportionment of Fault. In the case of any Loss arising from the negligence or willful misconduct of both Parties, each Party shall bear, and its obligation shall be limited to, that portion of the resulting expense caused by its negligence or misconduct or the negligence or misconduct of such Party's Affiliates, agents, contractors or other persons acting in concert with it.

     25.3 Limitation of Damages. Except for indemnity obligations under Article
                                                                        -------
XXIV, a Party's liability to the other Party for any Loss relating to or arising
----
out of any negligent act or omission in its performance of this Agreement, whether in contract, tort or otherwise, shall be limited to the total amount properly charged to the other Party by such negligent or breaching Party for the service(s) or function(s) not performed or improperly performed. Notwithstanding the foregoing, in cases involving any Claim for a Loss associated with the installation, provision, termination, maintenance, repair or restoration of an individual Network Element or a Resale Service provided for a specific Customer of the other Party, the negligent or breaching Party's liability shall be limited to the greater of: (i) the total amount properly charged to the other Party for the service or function not performed or improperly performed and (ii) the amount such negligent or breaching Party would have been liable to its Customer if the comparable retail service was provided directly to its Customer.

     25.4 Limitations in Tariffs. A Party may, in its sole discretion, provide in its tariffs and contracts with its Customers or third parties that relate to any service, product or function provided or contemplated under this Agreement that, to the maximum extent permitted by Applicable Law, such Party shall not be liable to such Customer or third party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such Party would have charged the applicable person for the service, product or function that gave rise to such Loss and (ii) any Consequential Damages (as defined in Section 25.5). To the extent a Party elects
                                     ------------
not to place in its tariffs or contracts such limitation(s) of liability, and the other Party incurs a Loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitation(s) of liability described in this Section 25.4.
                                             ------------

     25.5 ConsequentIal Damages. In no event shall a Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided that the
                                                           --------
foregoing shall not limit a Party's obligation under Section 24.1. to indemnify,
                                                     ------------
defend and hold the other Party harmless against any amounts payable to a third person, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorneys' fees) and Consequential Damages of such third person.

     25.6 Remedies. Except as expressly provided herein, no remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.


                                 ARTICLE XXVI
                                    BILLING

     26.1 Billing. Each Party will bill all applicable charges, at the rates set forth herein, in the Pricing Schedule and as set forth in applicable tariffs or contracts referenced herein, for the services provided by that Party to the other Party in accordance with this Article XXVI and the Implementation Plan.
                                    ------------

     26.2 Recording. To the extent technically feasible, the Parties shall record call detail information associated with calls originated or terminated to the other Party as specifically required herein.

     26.3 Payment of Charges. Subject to the terms of this Agreement, Requesting Carrier and Ameritech will pay each other within thirty (30) calendar days from the date of an invoice (the "Bill Due Date"). If the Bill Due Date is on a day other than a Business Day, payment will be made on the next Business Day. Payments shall be made in U.S. Dollars via electronic funds transfer to the other Party's bank account. Within thirty (30) days of the Effective Date, the Parties shall provide each other the name and address of its bank, its account and routing number and to whom payments should be made payable. If such banking information changes, each Party shall provide the other Party at least sixty
(60) days' written notice of the change and such notice shall include the new banking information. If a Party receives multiple invoices which are payable on the same date, such Party may remit one payment for the sum of all amounts payable to the other Party's bank. Each Party shall provide the other Party with a contact person for the handling of payment questions or problems.

     26.4 Late Payment Charges. If either Party fails to remit payment for any charges for services by the Bill Due Date, or if a payment or any portion of a payment is received by either Party after the Bill Due Date, or if a payment or any portion of a payment is received in funds which are not immediately available to the other Party as of the Bill Due Date (individually and collectively, "Past Due"), then a late payment charge shall be assessed. Past Due amounts shall accrue interest as provided in Section 26.6. Any late payment
                                                 ------------
charges assessed on Disputed Amounts shall be paid or credited, as the case may be, as provided in Section 27.2.2. In no event, however, shall interest be
                   --------------
assessed on any previously assessed late payment charges.

     26.5 Adjustments.

     26.5.1 A Party shall promptly reimburse or credit the other Party for any charges that should not have been billed to the other Party as provided in this Agreement. Such reimbursements shall be set forth in the appropriate section of the invoice.

     26.5.2 A Party shall bill the other Party for any charges that should have been billed to the other Party as provided in this Agreement, but have not been billed to the other Party ("Underbilled Charges"); provided, however, that,
                                                   --------  -------
except as provided in Article XXVII, the Billing Party shall not bill for
                      -------------
Underbilled Charges which were incurred more than one (1) year prior to the date that the Billing Party transmits a bill for any Underbilled Charges. Notwithstanding the foregoing, Requesting Carrier shall not be liable for any Underbilled Charges for which Customer Usage Data was not furnished by Ameritech to Requesting Carrier within ten (10) months of the date such usage was incurred.

     26.6 Interest on Unpaid Amounts. Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1 1/2%) per month and (ii) the highest rate of interest that may be charged under Applicable Law, compounded daily from the number of days from the Bill Due Date to and including the date that payment is actually made and available.


                                 ARTICLE XXVII
                        AUDIT RIGHTS, DISPUTED AMOUNTS
                            AND DISPUTE RESOLUTION

     27.1 Audit Rights.

     27.1.1 Subject to the restrictions set forth in Article XX and except as
                                                     ----------
may be otherwise specifically provided in this Agreement, a Party ("Auditing Party") may audit the other Party's ("Audited Party") books, records, data and other documents, as provided herein, once annually (commencing on the Service Start Date) for the purpose of evaluating the accuracy of Audited Party's billing and invoicing of the services provided hereunder. The scope of the audit shall be limited to the period which is the shorter of (i) the period subsequent to the last day of the period covered by the Audit which was last performed (or if no audit has been performed, the Service Start Date) and (ii) the twelve (12) month period immediately preceding the date the Audited Party received notice of such requested audit, but in any event not prior to the Service Start Date. Such audit shall begin no fewer than thirty (30) days after Audited Party receives a written notice requesting an audit and shall be completed no later than thirty
(30) days after the start of such audit. Such audit shall be conducted by an independent auditor acceptable to both Parties. The Parties shall select an auditor by the thirtieth day following Audited Party's receipt of a written audit notice. Auditing Party shall cause the independent auditor to execute a nondisclosure agreement in a form agreed upon by the Parties. Notwithstanding the foregoing, an Auditing Party may audit Audited Party's books, records and documents more than once annually if the previous audit found previously uncorrected net variances or errors in invoices in Audited Party's favor with an aggregate value of at least two percent (2%) of the amounts payable by Auditing Party for audited services provided during the period covered by the audit.

     27.1.2 Each audit shall be conducted on the premises of the Audited Party during normal business hours. Audited Party shall cooperate fully in any such audit and shall provide the independent auditor reasonable access to any and all appropriate Audited Party employees and books, records and other documents reasonably necessary to assess the accuracy of Audited Party's bills. No Party shall have access to the data of the other Party, but shall rely upon summary results provided by the independent auditor. Audited Party may redact from the books, records and other documents provided to the independent auditor any confidential Audited Party information that reveals the identity of other Customers of Audited Party. Each Party shall maintain reports, records and data relevant to the billing of any services that are the subject matter of this Agreement for a period of not less than twenty-four (24) months after creation thereof, unless a longer period is required by Applicable Law.

     27.1.3 If any audit confirms any undercharge or overcharge, then Audited Party shall (i) for any overpayment promptly correct any billing error, including making refund of any overpayment by Auditing Party in the form of a credit on the invoice for the first full billing cycle after the Parties have agreed upon the accuracy of the audit results and (ii) for any undercharge caused by the actions of or failure to act by the Audited Party, immediately compensate Auditing Party for such undercharge, in each case with interest at the lesser of (x) one and one-half (1 1/2%) percent per month and (y) the highest rate of interest that may be charged under Applicable Law, compounded daily, for the number of days from the date on which such undercharge or overcharge originated until the date on which such credit is issued or payment is made and available, as the case may be. Notwithstanding the foregoing, Requesting Carrier shall not be liable for any Underbilled Charges for which Customer Usage Data was not furnished by Ameritech to Requesting Carrier within ten (10) months of the date such usage was incurred.

     27.1.4 Audits shall be at Auditing Party's expense, subject to reimbursement by Audited Party in the event that an audit finds, and the Parties subsequently verify, adjustment in the charges or in any invoice paid or payable by Auditing Party hereunder by an amount that is, on an annualized basis, greater than two percent (2%) of the aggregate charges for the audited services during the period covered by the audit.

     27.1.5 Any disputes concerning audit results shall be referred to the Parties' respective responsible personnel for informal resolution. If these individuals cannot resolve the dispute within thirty (30) days of the referral, either Party may request in writing that an additional audit shall be conducted by an independent auditor acceptable to both Parties, subject to the requirements set out in Section 27.1.1. Any additional audit shall be at the
                        --------------
requesting Party's expense.

     27.2 Disputed Amounts,

     27.2.1 If any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party") shall, prior to the Bill Due Date, give written notice to the Billing Party of the amounts it disputes ("Disputed Amounts") and include in such written notice the specific details and reasons for disputing each item; provided, however, a failure to provide such notice by
                         -----------------
that date shall not preclude a Party from subsequently challenging billed charges. The Non-Paying Party shall pay when due (1) all undisputed amounts to the Billing Party, and (ii) all Disputed Amounts into an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties. Notwithstanding the foregoing, except as provided in Section 27.1, a Party shall
                                                     ------------
be entitled to dispute only those charges for which the Bill Due Date was within the immediately preceding twelve (12) months of the date on which the other Party received notice of such Disputed Amounts.

     27.2.2 Disputed Amounts in escrow shall be subject to interest charges as set forth in Section 26.4. If the Non-Paying Party disputes charges and the
             ------------
dispute is resolved in favor of such Non-Paying Party, (i) the Billing Party shall credit the invoice of the Non-Paying Party for the amount of the Disputed Amounts along with any applicable interest charges assessed no later than the second Bill Due Date after the resolution of the Dispute and (ii) the escrowed Disputed Amounts shall be released to the Non-Paying Party, together with any accrued interest thereon. Accordingly, if a Non-Paying Party disputes charges and the dispute regarding the Disputed Amounts is resolved in favor of the Billing Party, (x) the escrowed Disputed Amounts and any accrued interest thereon shall be released to the Billing Party and (y) the Non-Paying Party shall no later than the second Bill Due Date after the resolution of the dispute regarding the Disputed Amounts pay the Billing Party the difference between the amount of accrued interest such Billing Party received from the escrow disbursement and the amount of interest charges such Billing Party is entitled pursuant to Section 26.6. In no event, however, shall any interest charges be
            ------------
assessed on any previously assessed interest charges.

     27.2.3 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within thirty (30) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the Disputed Amounts and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Disputed Amounts and negotiate in good faith in an effort to resolve such Disputed Amounts. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

     27.2.4 If the Parties are unable to resolve issues related to the Disputed Amounts within thirty (30) days after the Parties' appointment of designated representatives pursuant to Section 27.2.3, then either Party may file a
                            --------------
complaint with the Commission to resolve such issues or proceed with any other remedy available to the Parties. The Commission or the FCC or a court of competent jurisdiction may direct payment of any or all Disputed Amounts (including any accrued interest) thereon or additional amounts awarded plus applicable late fees, to be paid to either Party.

     27.2.5 The Parties agree that all negotiations pursuant to this Section
                                                                     -------
27.2 shall remain confidential in accordance with Article XX and shall be
----                                              ----------
treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     27.3 Failure to Pay Undisputed Amounts. Notwithstanding anything to the contrary contained herein, if the Non-Paying Party fails to (i) pay any undisputed amounts by the Bill Due Date, (ii) pay the disputed portion of a past due bill into an interest-bearing escrow account, (iii) give written notice to the Billing Party of the specific details and reasons for disputing amounts, (iv) pay any revised deposit or (iv) make a payment in accordance with the terms of any mutually agreed upon payment arrangement, the Billing Party may, in addition to exercising any other rights or remedies it may have under Applicable Law, provide written demand to the Non-Paying Party for failing to comply with the foregoing. If the Non-Paying Party does not satisfy the written demand within five (5) Business Days of receipt, the Billing Party may exercise any, or all, of the following options:

          (a) assess a late payment charge and where appropriate, a dishonored check charge;

          (b) require provision of a deposit or increase an existing deposit pursuant to a revised deposit request;

          (c)  refuse to accept new, or complete pending, orders; and/or

          (d)  discontinue service.

Notwithstanding anything to the contrary in this Agreement, the Billing Party's exercise of (i) any of the above options shall not delay or relieve the Non-Paying Party's obligation to pay all charges on each and every invoice on or before the applicable Bill Due Date and (ii) subsections (c) and (D) above shall
                                             ----------- ---     ---
exclude any affected order or service from any applicable performance interval or Performance Benchmark. Once disconnection has occurred, additional charges may apply.

     27.4 Dispute Escalation and Resolution. Except as otherwise provided herein, any dispute, controversy or claim (individually and collectively, a "Dispute") arising under this Agreement shall be resolved in accordance with the procedures set forth in this Section 27.4. In the event of a Dispute between the
                             ------------
Parties relating to this Agreement and upon the written request of either Party, each of the Parties shall appoint within five (5) Business Days after a Party's receipt of such request a designated representative who has authority to settle the Dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Dispute and negotiate in good faith in an effort to resolve such Dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however, all reasonable requests for relevant information made by one Party to the other Party shall be honored. If the Parties are unable to resolve issues related to a Dispute within thirty (30) days after the Parties' appointment of designated representatives as set forth above, either Party may seek any relief it is entitled to under Applicable Law. Notwithstanding the foregoing, in no event shall the Parties permit the pending of a Dispute to disrupt service to any Requesting Carrier Customer or Ameritech Customer.

     27.5 Equitable Relief. Notwithstanding the foregoing, this Article XXVII
                                                                -------------
shall not be construed to prevent either Party from seeking and obtaining temporary equitable remedies, including temporary restraining orders, if, in its judgment, such action is necessary to avoid irreparable harm. Despite any such action, the Parties will continue to participate in good faith in the dispute resolution procedures described in this Article XXVII.
                             -------------

                                 ARTICLE XXVIII
                               REGULATORY APPROVAL

     28.1 Commission Approval. The Parties understand and agree that this Agreement will be filed with the Commission for approval by such Commission pursuant to Section 252 of the Act. If the Commission, the FCC or any court rejects any portion of this Agreement, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion and related provisions; provided that such rejected portion shall not
                                --------
affect the validity of the remainder of this Agreement.

     28.2 Amendment or Other Changes to the Act; Reservation of Rights. The Parties acknowledge that the respective rights and obligations of each Party as set forth in this Agreement are based on the text of the Act and the rules and regulations promulgated thereunder by the FCC and the Commission as of the Effective Date. In the event of any amendment of the Act, or any legislative, regulatory, judicial order, rule or regulation or other legal action that revises or reverses the Act, the FCC's First Report and Order in CC Docket Nos. 96-98 and 95-185 or any applicable Commission order purporting to apply the provisions of the Act (individually and collectively, an "Amendment to the Act"), either Party may by providing written notice to the other Party require that the affected provisions be renegotiated in good faith and this Agreement be amended accordingly to reflect the pricing, terms and conditions of each such Amendment to the Act relating to any of the provisions in this Agreement. If any such amendment to this Agreement affects any rates or charges of the services provided hereunder, such amendment shall be retroactively effective as determined by the Commission and each Party reserves its rights and remedies with respect to the collection of such rates or charges; including the right to seek a surcharge before the applicable regulatory authority.

     28.3 Regulatory Changes. If any legislative, regulatory, judicial or other legal action (other than an Amendment to the Act, which is provided for in
Section 28.2) materially affects the ability of a Party to perform any material
------------
obligation under this Agreement, a Party may, on thirty (30) days' written notice (delivered not later than thirty (30) days following the date on which such action has become legally binding), require that the affected provision(s) be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new provision(s) as may be required; provided that such affected
                                                --------
provisions shall not affect the validity of the remainder of this Agreement.

     28.4 Interim Rates. If the rates, charges and prices set forth in this Agreement are "interim rates" established by the Commission or the FCC, the Parties agree to substitute such interim rates with the rates, charges or prices later established by the Commission or the FCC pursuant to the pricing standards of Section 252 of the Act and such rates, charges and prices shall be effective as determined by the Commission or the FCC.

                                 ARTICLE XXIX
                                 MISCELLANEOUS

     29.1    Authorization.

        29.1.1 Ameritech Services. Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ameritech Information Industry Services, a division of Ameritech Services, Inc., has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder on behalf of and as agent for Ameritech Illinois.

        29.1.2 Requesting Carrier is a limited liability company duly organized, validly existing and in good standing formed under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Requesting Carrier represents and warrants to Ameritech that it has been or will be certified as an LEC by the Commission prior to submitting any orders hereunder and is or will be authorized to provide in the State of Illinois the services contemplated hereunder prior to submission of orders for such service.

     29.2 Designation of Affiliate. Each Party may without the consent of the other Party fulfill its obligations under this Agreement by itself or may cause its Affiliates to take some or all of such actions to fulfill such obligations. Upon such designation, the Affiliate shall become a primary obligor hereunder with respect to the delegated matter, but such designation shall not relieve the designating Party of its obligations as co-obligor hereunder. Any Party which elects to perform its obligations through an Affiliate shall cause its Affiliate to take all action necessary for the performance hereunder of such Party's obligations. Each Party represents and warrants that if an obligation under this Agreement is to be performed by an Affiliate, such Party has the authority to cause such Affiliate to perform such obligation and such Affiliate will have the resources required to accomplish the delegated performance.

     29.3 Subcontracting. Either Party may subcontract the performance of its obligation under this Agreement without the prior written consent of the other Party; provided, however, that the Party subcontracting such obligation shall
       --------  -------
remain fully responsible for (i) the performance of such obligation, (ii) payments due its subcontractors and (iii) such subcontractor's compliance with the terms, conditions and restrictions of this Agreement.

     29.4 Independent Contractor. Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each ParTy and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

     29.5 Force Majeure. No Party shall be responsible for delays or failures in performance of any part of this Agreement (other than an obligation to make money payments) resulting from acts or occurrences beyond the reasonable control of such Party, including acts of nature, acts of civil or military authority, any law, order, regulation, ordinance of any government or legal body, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failures, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (individually or collectively, a "Force Majeure Event") or delays caused by the other Party or any other circumstances beyond the Party's reasonable control. If a Force Majeure Event shall occur, the Party affected shall give prompt notice to the other Party of such Force Majeure Event specifying the nature, date of inception and expected duration of such Force Majeure Event, whereupon such obligation or performance shall be suspended to the extent such Party is affected by such Force Majeure Event during the continuance thereof or be excused from such performance depending on the nature, severity and duration of such Force Majeure Event (and the other Party shall likewise be excused from performance of its obligations to the extent such Party's obligations relate to the performance so interfered with). The affected Party shall use its reasonable efforts to avoid or remove the cause of nonperformance and the Parties shall give like notice and proceed to perform with dispatch once the causes are removed or cease.

     29.6 Governing Law. Unless otherwise provided by Applicable Law, this Agreement shall be governed by the domestic laws of the State of Illinois without reference to conflict of law provisions.

     29.7 Taxes.

        29.7.1 Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party for any charges invoiced prior to the date such exemption certificate is furnished. To the extent that a Party includes gross receipts taxes in any of the charges or rates of services provided hereunder, no additional gross receipts taxes shall be levied against or upon the purchasing Party.

     29.7.2 The Party obligated to pay any such taxes may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery; provided that such contesting Party shall not permit any
                    --------
lien to exist on any asset of the other Party by reason of such contest. The Party obligated to collect and remit shall cooperate in any such contest by the other Party. As a condition of contesting any taxes due hereunder, the contesting Party agrees to be liable and indemnify and reimburse the other Party for any additional amounts that may be due by reason of such contest, including any interest and penalties.

     29.8 Non-Assignment. (a) Requesting Carrier may not assign or transfer (whether by operation of law or otherwise) this Agreement (or any tights or obligations hereunder) to a third person without the prior written consent of Ameritech; provided that Requesting Carrier may assign or transfer this
           -------- ----
Agreement to its Affiliate by providing prior written notice to Ameritech of such assignment or transfer; provided, further, that such assignment is not inconsistent with Applicable Law (including, the Affiliates obligation to obtain proper Commission certification and approvals) or the terms and conditions of this Agreement. Notwithstanding the foregoing, Requesting Carrier may not assign or transfer this Agreement (or any rights or obligations hereunder) to its Affiliate if that Affiliate is a party to an agreement with Ameritech under Sections 251/252 of the Act. Any attempted assignment or transfer that is not permitted is void ab initio.
                   -- ------
     (b) As a condition of any assignment or transfer of this Agreement (or any rights hereunder) that is permitted under, or consented to by Ameritech pursuant to, this Section 29.8, Requesting Carrier agrees to reimburse Ameritech for any
         ------------
costs incurred by Ameritech to accommodate or recognize under this Agreement the successor to or assignee of Requesting Carrier, including any requested or required (i) modification by Ameritech to its Operations Support Systems, databases, methods and procedures and records (e.g., billing, inventory, interfaces and etc.) and (ii) network/facilities rearrangement. Ameritech shall have no obligation to proceed with such activities until the Parties agree upon the charges that apply to such activities.

     29.9 Non-Waiver. No waiver of any provision of this Agreement shall be effective unless the same shall be in writing and properly executed by or on behalf of the Party against whom such waiver or consent is claimed. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

     29.10 Notices. Notices given by one Party to the other Party under this Agreement shall be in writing (unless specifically provided otherwise herein) and unless otherwise specifically required by this Agreement to be delivered to another representative or point of contact, shall be (a) delivered personally,
(b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested or (d) delivered by facsimile; provided that a confirmation copy is sent by the method described in
           --------
(a), (b) or (c) of this Section 29.10, to the following addresses of the
                        -------------

Parties:

To Requesting Carrier:

          Mebtel Integrated Communications Solutions, LLC,
             d/b/a Integrated Communications Solutions (ICS)
          P.O. Box 1167
          103 South 5th Street
          Mebane, North Carolina 27302
          Attn: Mr. Bruce Becker - Chief Executive Officer
          Facsimile: (919) 563-4993

          To Ameritech:

          Ameritech Information Industry Services
          350 North Orleans, Floor 3
          Chicago, IL 60654
          Attn: Vice President - Sales/Local Exchange Cartiers
          Facsimile: (312) 467-9026

          with a copy to:

          Ameritech Information Industry Services
          350 North Orleans, Floor 5
          Chicago, IL 60654
          Attn: Vice President and General Counsel
          Facsimile: (312) 245-0254

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next Business Day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail or (iv) on the date set forth on the confirmation in the case of facsimile.

     29.11 Publicity and Use of Trademarks or Service Marks. Neither Party nor its subcontractors or agents shall use the other Party's trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party's prior written consent, except as permitted by Applicable Law.

     29.12 Nonexclusive Dealings. This Agreement does not prevent either Party from providing or purchasing services to or from any other person nor does it obligate either Party to provide or purchase any services not specifically provided herein.

     29.13 No Third Party Beneficiaries; Disclaimer of Agency. Except as may be specifically set forth in this Agreement, this Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. No Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

     29.14 No License. No license under patents, copyrights or any other Intellectual Property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

     29.15 Survival. The Parties obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including Articles XX, XXI, XXII, XXIV, and XXV, and Sections 3.9.4, 6.5,
          -----------  ---  ----  ----      ---      --------------  ---
10.11.3, 16.15, 16.17, 19.5.3, 21.4, 27.2, 27.3, 29.7, 29.11, and 29.14.
-------  -----  -----  ------  ----  ----  ----  ----  -----      -----

     29.16 Scope of Agreement. This Agreement is intended to describe and enable specific Interconnection and access to unbundled Network Elements and compensation arrangements between the Parties. Except as specifically contained herein or provided by the FCC or the Commission within its lawful jurisdiction, nothing in this Agreement shall be deemed to affect any access charge arrangement.

     29.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

     29.18 Entire Agreement. The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Specifically, the Parties expressly acknowledge that the rates, terms and conditions of this Agreement shall supersede those existing arrangements of the Parties, if any. This Agreement is the exclusive arrangement under which the Parties may purchase from each other the products and services described in Sections 251 and 271 of Act and, except as agreed upon in writing, neither Party shall be required to provide the other Party a product or service described in Sections 251 and 271 of the Act that is not specifically provided herein. Neither Party shall be bound by any terms additional to or different from those in this Agreement that may appear subsequently in the other Partys form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.


MEBTEL INTEGRATED                       AMERITECH INFORMATION
COMMUNICATIONS SOLUTIONS, LLC           INDUSTRY SERVICES, A DIVISION
d/b/a INTEGRATED COMMUNICATIONS         OF AMERITECH SERVICES, INC., ON
SOLUTIONS (ICS)                         BEHALF OF AND AS AGENT FOR
                                        AMERITECH IWNOIS


By: /s/ Bruce J. Becker                 By: /s/ Theodore Edwards
   ----------------------------            ---------------------------
Printed: Bruce J. Becker                For Printed: Rick D. Bradley
        -----------------------                     ------------------
Title: Chief Executive Officer          Title:       President
      -------------------------               ------------------------

                                 SCHEDULE 1.2

                                  DEFINITIONS

     "800" means 800, 888 and any other toll-free NPA established by the FCC.

     "9-1-1" means the services described in Section 3.9.
                                             -----------

     "9-1-1 Control Office Software Enhancement Connection Charge" is as defined in Section 3.9.2(e).
   ----------------

     "Access Toll Connecting Trunks" is as defined in Section 5.1.
                                                      -----------

     "Act" means the Communications Act of 1934 (47 U.S.C. (S)151 et seq.), as
                                                                  ------
amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission having authority to interpret the Act within its state of jurisdiction.

     "ADSL" or "Asymmetrical Digital Subscriber Line" means a transmission technology which transmits an asymmetrical digital signal using one of a variety of line codes.

     "Advanced Intelligent Network" or "AIN" is a network functionality that permits specific conditions to be programmed into a switch which, when met, direct the switch to suspend call processing and to receive special instructions for further call handling instructions in order to enable carriers to offer advanced features and services.

     "Affiliate" is As Defined in the Act.

     "AMA" means the Automated Message Accounting structure inherent in switch technology that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document, published by Bellcore as GR-1100-CORE which defines the industry standard for message recording.

     "Applicable Law" is as defined in Section 19.2.
                                       ------------

     "Approval Date" is the earlier of the date on which (i) the Commission approves this Agreement under Section 252(e) of the Act and (ii) absent such Commission approval, the Agreement is deemed approved under Section 252(e)(4) of the Act.

     "As Defined in the Act" means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     "As Described in the Act" means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     "Automatic Location Identification" or "ALI" means a feature by which the service address associated with the calling party's listed telephone number identified by ANI as defined herein, is forwarded to the PSAP for display. Additional telephones with the same number as the calling party's, including secondary locations and off-premise extensions will be identified with the service address of the calling party's listed number.

     "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party. With respect to 9-1-1 and E9-1-1, ANI means a feature by which the calling party's telephone number is automatically forwarded to the E9-1-1 Control Office and to the PSAP display and transfer office.

     "Automatic Route Selection" or "ARS" means a service feature associated with a specific grouping of lines that provides for automatic selection of the least expensive or most appropriate transmission facility for each call based on criteria programmed into the system.

     "Bellcore" means Bell Communications Research, Inc.

     "Binding Forecast" is as defined in Section 19.5.3.
                                         --------------

     "Blocking of Caller ID" means service in which a Customer may prevent the disclosure of the calling telephone number and name on calls made to an Exchange Service equipped with Caller ID.

     "BLV/BLVI Traffic" means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another Customer's Telephone Exchange Service line.

     "Bona Fide Request" means the process described on Schedule 2.2.
                                                        ------------

     "Business Day" means a day on which banking institutions are required to be open for business in Chicago, Illinois.

     "CABS" means the Carrier Access Billing System which is contained in a document prepared under the direction of the Billing Committee of the OBF. The Carrier Access Billing System document is published by Bellcore in Volumes 1, 1A, 2, 3, 3A, 4 and 5 as Special Reports SR-OPT-001868, SR-OPT-001869, SR-OPT-001871, SR-OPT-001872, SR-OPT-001873, SR-OPT-001874, and SR-OPT-001875,
respectively, and contains the recommended guidelines for the billing of access and other connectivity services.


                                  Sch. 1.2-2

     "Calling Party Number" or "CPN" is a Common Channel Interoffice Signaling ("CCIS") parameter which refers to the number transmitted through a network identifying the calling party.

     "Carrier of Record" is as defined in Section 10.11.3.
                                          ---------------

     "CCS" means one hundred (100) call seconds.

     "Central Office" means a building or space within a building (other than a remote switch) where transmission facilities and/or circuits are connected or switched.

     "Central Office Switch" means a switch used to provide Telecommunications Services, including:

        (a) "End Office Switches," which are used to terminate Customer station Loops for the purpose of Interconnection to each other and to trunks; and

        (b) "Tandem Office Switches," or "Tandems," which are used to connect and switch trunk Circuits between and among other Central Office Switches.

     A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

     "Centrex" means a Telecommunications Service associated with a specific grouping of lines that uses Central Office switching equipment for call routing to handle direct dialing of calls and to provide many private branch exchange-like features.

     "CLASS Features" means certain CCIS-based features available to Customers including: Automatic Call Back; Caller Identification and related blocking features; Distinctive Ringing/Call Waiting; Selective Call Forward; and Selective Call Rejection.

     "COBO" is as defined in Section 12.12.2(b).
                             ------------------

     "Collo Order" is as defined in Section l2.12.1.
                                  ---------------

     "Collo Proposal" is as defined in Schedule 12.12, Section 2.1..
                                       --------------  -----------

     "Collo Response" is as defined in Section 12.12.1.
                                       ---------------

     "Collocation" is As Described in the Act.

     "Commercial Mobile Radio Service" or "CMRS" is As Defined in the Act.

     "Commission" means the Illinois Commerce Commission.

                                  Sch. 1.2-3

     "Common Channel Interoffice Signaling" or "CCIS" means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCIS used by the Parties shall be SS7.

     "Consequential Damages" is as defined in Section 25.5.
                                              ------------

     "Contract Month" means a calendar month (or portion thereof) during the term of this Agreement. Contract Month 1 shall commence on the first day of the first calendar month following the Effective Date and end on the last day of that calendar month.

     "Contract Services" is as defined in Section 10.1.2.
                                          --------------

     "Contract Year" means a twelve (12)-month period during the term of this Agreement commencing on the Effective Date and each anniversary thereof.

     "Control Office" means the Central Office providing Tandem Switching Capability for E9-1-1 calls. The Control Office controls switching of ANI information to the PSAP and also provides the Selective Routing feature, standard speed calling features, call transfer capability and certain maintenance functions for each PSAP.

     "Cross-Connect" or "Cross Connection" means a connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between (i) the collocated Party's equipment and
(ii) the equipment of a third-party collocated Telecommunications Carrier or the equipment or facilities (i.e., frame) of the other Party which provides such Collocation.

     "Customer" means a third-party end user that subscribes to Telecommunications Services provided at retail by either of the Parties.

     "Customer Listing(s)" means a list containing the names, the telephone numbers, addresses and zip codes of Customers within a defined geographical area, except to the extent such Customers have requested not to be listed in a directory.

     "Customer Name and Address Information" or "CNA" means the name, service address and telephone numbers of a Party's Customers for a particular Exchange Area. CNA includes nonpublished listings, coin telephone information and published listings.

     "Customer Proprietary Network Information" is As Defined in the Act.

     "Customer Usage Data" is as defined in Section 10.16.1.
                                            ---------------



                                  Sch. 1.2-4

     "Data Management System" or "DMS" means a system of manual procedures and computer processes used to create, store and update the data required to provide the Selective Routing ("SR") and ALI features.

     "Delaying Event" means (a) any failure of a Party to perform any of its obligations set forth in this Agreement, caused in whole or in part by (i) the failure of the other Party to perform any of its obligations set forth in this Agreement (including, specifically, a Party's failure to provide the other Party with accurate and complete Service Orders), or (ii) any delay, act or failure to act by the other Party or its Customer, agent or subcontractor or (b) any Force Majeure Event.

     "Delivery Date" is as defined in Sections 12.12.2(b) and 12.12.3(c).
                                      -------------------     ----------

     "Derivative Information" is as defined in Section 20.1.1(b).
                                               -----------------

     "Dialing Parity" is As Defined in the Act.

     "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

     "Digital Signal Level 0" or "DSO" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

     "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

     "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

     "Disclosing Party" is as defined in Section 20.1.1.
                                         --------------

     "Dispute" is as defined in Section 27.3.
                                ------------

     "Disputed Amounts" is as defined in Section 27.2.1.
                                         --------------

     "Documentation of Authorization" is as defined in Schedule 10.11.1.
                                                       ----------------

     "DSL" means Digital Subscriber Line.

     "Effective Date" is the date indicated in the Preamble.

     "Emergency Services" mean police, fire, ambulance, rescue and medical services.


                                   Sch.1.2-5

     "E9-1-1" or "Enhanced 9-1-1 (E9-1-1) Service" provides completion of 9-1-1 calls via dedicated trunking facilities and includes Automatic Number Identification (ANI), Automatic Location Identification (ALI) and/or Selective Routing (SR).

     "equal in quality" is as defined in Section 3.6.
                                         -----------

     "Exchange Access" is As Defined in the Act.

     "Exchange Area" means an area, defined by the Commission, for which a distinct local rate schedule is in effect.

     "Exchange Message Record" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in Beilcore Practice BR-010-200-010 CRIS Exchange Message Record.

     "FCC" means the Federal Communications Commission.

     "Fiber-Meet" means an Interconnection architecture method whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location, at which one Partys responsibility or service begins and the other Partys responsibility ends.

     "Force Majeure Event" is as defined in Section 29.5.
                                            ------------

     "Forecast Provider" is as defined in Section 19.5.3.
                                          --------------

     "Grandfathered Services" is as defined in Section 10.3.1.
                                               --------------

     "Hazardous Substances" is as defined in Section 19.4.
                                             ------------

     "HDSL" or "High-Bit Rate Digital Subscriber Line" means a transmission technology which transmits up to a DS1-level signal, using any one of the following line codes: 2 Binary / I Quartenary ("2B1Q"), Carrierless AM/PM, Discrete Multitone ("DMT"), or 3 Binary / 1 Octet ("3B1O").

     "Implementation" Plan is as defined in Section 18.2.
                                            ------------

     "Implementation Team" is as defined in Section 18.1.
                                            ------------

     "Incumbent Local Exchange Carrier" or "ILEC" is As Defined in the Act. "Information Service" is As Defined in the Act.



                                  Sch. 1.2-6

     "Information Service Traffic" means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party's Information Services platform (e.g., 976).
 ----

     "Initial Term" is as defined in Section 21.1.
                                     ------------

     "Insufficient Capacity" is as defined in Section 16.1.2.
                                              --------------

     "Integrated Digital Loop Carrier" means a subscriber loop carrier system that is twenty-four (24) local Loop transmission paths combined into a 1.544 Mbps digital signal which integrates within the switch at a DS1 level.

     "Integrated Services Digital Network" or "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-ISDN) provides for a digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel (2B+D).

     "Intellectual Property" means copyrights, patents, trademarks, trade-secrets, mask works and all other intellectual property rights.

     "Interconnection" is As Defined in the Act.

     "Interconnection Activation Date" is as defined in Section 2.1.
                                                        -----------

     "Interexchange Carrier" or "IXC" means a carrier that provides interLATA or intraLATA Telephone Toll Services.

     "Interim Telecommunications Number Portability" or "INP" is as described in the Act.

     "InterLATA" is As Defined in the Act.

     "IntraLATA Toll Traffic" means all intraLATA calls other than Local Traffic calls.

     "ISP" is as defined in paragraph 341 of the FCC's First Report and Order in CC Docket No. 97-158.

     "Line Information Database(s) (LIDB)" means one or all, as the context may require, of the Line Information Databases owned individually by ILECs and other entities which provide, among other things, calling card validation functionality for telephone line number cards issued by ILECs and other entities. A LIDB also contains validation data for collect and third number-billed calls, which include billed number screening.


                                  Sch. 1.2-7

     "Listing Update(s)" means information with respect to Customers necessary for Publisher to publish directories under this Agreement in a form and format acceptable to Publisher. For Customers whose telephone service has changed since the last furnished Listing Update because of new installation, disconnection, change in address, change in name, change in non-listed or non-published status, or other change which may affect the listing of the Customer in a directory, Listing Updates shall also include information necessary in order for Publisher to undertake initial delivery and subsequent delivery of directories, including mailing addresses, delivery addresses and quantities of directories requested by a Customer. In the case of Customers who have transferred service from another LEC to Requesting Carrier without change of address, Listing Updates shall also include the Customer's former listed telephone number and former LEC, if available. Similarly, in the case of Customers who have transferred service from Requesting Carrier to another LEC, Listing Updates shall also include the Customer's referral telephone number and new LEC, if available.

     "Local Access and Transport Area" or "LATA" is As Defined in the Act.

     "Local Exchange Carrier" or "LEC" is As Defined in the Act.

     "Local Loop Transmission," "Unbundled Local Loop" or "Loop" means the transmission path which extends from the Network Interface Device or demarcation point at a Customer's premises to the Main Distribution Frame or other designated frame or panel in the Ameritech Serving Wire Center. Loops are defined by the electrical interface rather than the type of facility used.

     "Local Number Portability" means the ability of users of Telecommunications Services to retain, at the same location, existing telephone numbers without impairment of quality, reliability, or convenience when switching from one Telecommunications Carrier to another.

     "Local Traffic" means a call the distance of which is fifteen (15) miles or less as calculated by using the V&H coordinates of the originating NXX and the V&H coordinates of the terminating NXX or as otherwise determined by the FCC or Commission for purposes of Reciprocal Compensation; provided, that in no event
                                                    --------
shall a Local Traffic call be greater than fifteen (15) miles as so calculated; provided, further, that in no event shall Local Traffic include any traffic
--------  -------
originated on a Party's physical switch, is transported and handed off to the other Party and then routed/delivered to an ISP Server.

     "Logical Trunk Groups" are trunks established consistent with Articles IV
                                                                   -----------
and V that originate at one Party's Central Office and terminate at the other
    -
Party's Tandem or End Office. Such Logical Trunk Groups are switched only at the point where such Logical Trunk Groups terminate.



                                  Sch. 1.2-8

     "Loss" or "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).

     "Main Distribution Frame" means the distribution frame of the Party providing the Loop used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

     "Make-Ready Work" means all work, including rearrangement or transfer of existing facilities or other changes required to accommodate Requesting Carrier's Attachments.

     "MECAB" refers to the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the Ordering and Billing Forum
(OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECAB document published by Bellcore as Special Report SR-BDS-000983 contains the recommended guidelines for the billing of an access service provided by two or more LECs, or by one LEC in two or more states within a single LATA.

     "Meet-Point Billing" means the process whereby each Party bills the appropriate tariffed rate for its portion of a jointly provided Switched Exchange Access Service.

     "Multiple Bill/Single Tariff" means that each Party will prepare and render its own meet point bill in accordance with its own tariff for its portion of the switched access service.

     "Network Element" is As Defined in the Act.

     "Non-Electronic Order" is as defined in Section 10.13.2(b).

     "North American Numbering Plan" or "NANP" means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

     "Number Portability" is As Defined in the Act.

     "NXX" means the three-digit code which appears as the first three digits of a seven-digit telephone number.

     "OBF" means the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS).


                                  Sch. 1.2-9

     "Occupancy Date" is as defined in Section 12.12.2(e).
                                       ------------------

     "Optical Line Terminating Multiplexor" or "OLTM" is as defined in Section
                                                                       -------
3.3.
---

     "Party" means either Ameritech or Requesting Carrier, and "Parties" means Ameritech and Requesting Carrier.

     "Physical Collocation" is As Defined in the Act.

     "PlC" is as defined in Section 10.11.4.
                            ---------------

     "Plan" is as defined in Section 8.1.
                             -----------

     "Premises" is As Defined in the Act.

     "Preparation Charges" means those charges applicable to the preparation of Ameritech's Premises for Collocation, including any Central Office Build-Out
(COBO) charges, cage enclosure charges and extraordinary charges.

     "Primary Listing" means the single directory listing provided to Customers by Publisher under the terms of this Agreement. Each telephone configuration that allows a terminating call to hunt for an available time among a series of lines shall be considered a single Customer entitled to a single primary listing. Ameritech will publish the Primary Listing of Requesting Carrier's Wireless Customers' listing at no charge provided that Wireless Customer's listing NPA/NXX and service address fall within an identifiable Ameritech exchange. If the Customer's listing NPA/NXX and service address does not fall within an identifiable Ameritech exchange, Requesting Carrier will pay the applicable white page directory rate for that Primary Listing as well as all other Listings in addition to the Primary Listing. For resold Centrex Service, Ameritech will furnish one (1) Pzimaxy Listing for each resold Centrex System. For other resold services, Ameritech will furnish Primary Listings, if any, as described in the applicable tariffs or Ameritech Catalog.

     "Proprietary Information" is as defined in Section 20.1.1.
                                                --------------

     "Provisioning EI" is as defined in Section 10.13.2(a).
                                        ------------------

     "Public Safety Answering Point" or "PSAP" means an answering location for 9-1-1 calls originating in a given area. A PSAP may be designated as Primary or Secondary, which refers to the order in which calls are directed for answering. Primary PSAPs respond first; Secondary PSAPs receive calls on a transfer basis only, and generally serve as a centralized answering location for a particular type of emergency call. PSAPs are staffed by employees of Service Agencies such as police, fire or emergency medical agencies or by employees of a common bureau serving a group of such entities.


                                  Sch. 1.2-10

     "Publisher" means Ameritech's White Pages Directories publisher.

     "Rate Center" means the specific geographic point which has been designated by a given LEC as being associated with a particular NPA-NXX code which has been assigned to the LEC for its provision of Telephone Exchange Service. The Rate Center is the finite geographic point identified by a specific V&H coordinate, which is used by that LEC to measure, for billing purposes, distance sensitive transmission services associated with the specific Rate Center; provided that a
                                                                --------
Rate Center cannot exceed the boundaries of an Exchange Area as defined by the Commission.

     "Receiving Party" is as defined in Section 20.1.1.
                                        --------------

     "Reciprocal Compensation" is As Described in the Act.

     "Referral Announcement" is as defined in Article XVII.
                                              ------------

     "Renewal Term" is as defined in Section 21.1.
                                     ------------

     "Requesting Carrier Directory Customer" is as defined in Section 15.1.
                                                            ------------


     "Resale Implementation Questionnaire" means that certain document that contains Requesting Carrier information that allows Ameritech to populate its systems and tables so that Requesting Carrier can be established in Ameritechs internal system, a copy of which has been provided to Requesting Carrier.

     "Resale Services" is as defined in Section 10.1.
                                        ------------

     "Resale Tariff" means individually and collectively the effective tariff or tariffs filed by Ameritech with the Commission that sets forth certain relevant terms and conditions relating to Ameritechs resale of certain local exchange Telecommunications Services within the Territory, including the applicable provisions of ICC No. 20, Part 22 and ICC No. 19, Part 22.

     "Routing Point" means a location which a LEC has designated on its own network as the homing (routing) point for inbound traffic to one or more of its NPA-NXX codes. The Routing Point is also used to calculate mileage measurements for the distance-sensitive transport element charges of Switched Exchange Access Services. Pursuant to Bellcore Practice BR 795-100-100 (the "RIP Practice"), the Routing Point (referred to as the "Rating Point" in such RP Practice) may be an End Office Switch location, or a "LEC Consortium Point of Interconnection". Pursuant to such RP Practice, each "LEC Consortium Point of Interconnection" shall be designated by a common language location identifier (CLLI) code with
(x)KD in positions 9, 10 and 11, where (x) may be any alphanumeric A-Z or 0-9. The Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, Routing Points associated with each NPA-NXX need not be the same as


                                  Sch 1.2-11
the corresponding Rate Center, nor must there be a unique and separate Routing Point corresponding to each unique and separate Rate Center; provided only that
                                                             --------
the Routing Point associated with a given NPA-NXX must be located in the same LATA as the Rate Center associated with the NPA-NXX.

     "Selective Routing" or "SR" means an E9-1-1 feature that routes an E9-1-1 call from a Control Office to the designated Primary PSAP based upon the identified number of the calling party.

     "Service Agency" means the public agency, the State or any local government unit or special purpose district which has the authority to provide police, fire fighting, medical or other emergency services, which has requested the local telephone company to provide an E9-1-1 Telecommunications Service for the purpose of voice-reporting emergencies by the public.

     "Service Control Point" or "SCP" is As Defined in the Act.

     "Service Line" means a telecommunications link from the Central Office terminating at the PSAP.

     "Service Start Date" means the later of the following: (i) the date after which Requesting Carrier has been certified as a LEC by the Commission and is authorized in the state of Illinois to provide the local Telephone Exchange Services contemplated under this Agreement (ii) the date Requesting Carrier has completed and delivered to Ameritech the Resale Implementation Questionnaire and Ameritech has populated its billing systems with the information contained therein and (iii) the date on which the Parties mutually agree that Ameritech shall begin to provision services in accordance with the terms and conditions of this Agreement or (iv) the date on which (x) the Commission approves this Agreement under Section 252(e) of the Act or (y) absent such Commission approval, this Agreement is deemed approved under 252(e)(4) of the Act.

     "Serving Wire Center" means the Ameritech Wire Center which would normally serve the Customer location with Ameritech's basic exchange service.

     "Signal Transfer Point" or "STP" is As Defined in the Act.

     "Sunsetted Services" is as defined in Section 10.3.2.
                                           --------------

     "Switched Access Detail Usage Data" means a category 1101XX record as defined in the EMR Bellcore Practice BR 010-200-010.

     "Switched Access Summary Usage Data" means a category 1150XX record as defined in the EMR Belicore Practice BR 010-200-010.


                                  Sch. 1.2-12

     "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access Services.

     "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps (OC-1/STS-1) and higher rates are direct multiples of the base rate, up to 13.22 Gpbs.

     "Technical Reference Schedule" is the list of technical references set forth in Schedule 2.3.
         ------------

     "Technically feasible point" is As Described in the Act.

     "Telecommunications" is As Defined in the Act.

     "Telecommunications Act" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

     "Telecommunications Assistance Program" means any means-tested or subsidized Telecommunications Service offering, including Lifeline, that is offered only to a specific category of subscribers.

     "Telecommunications Carrier" is As Defined in the Act.

     "Telecommunications Service" is As Defined in the Act.

     "Telephone Exchange Service" is As Defined in the Act.

     "Telephone Relay Service" means a service provided to speech and hearing-impaired callers that enables such callers to type a message into a telephone set equipped with a keypad and message screen and to have a live operator read the message to a recipient and to type message recipient's response to the speech or hearing-impaired caller.

     "Telephone Toll Service" is As Defined in the Act.

     "Unauthorized Switching" is as defined in Section 10.11.2(a).
                                               -----------------

     "Unused Space" means any space (i) existing in Ameritech's Premises at the time of a Collocation request, (ii) that is not subject to a valid space reservation (by Ameritech or any third party), (iii) that is not being used by Ameritech for a purpose other than to house its network


                                  Sch. 1.2-13
facilities (e.g., utilized administrative space (including offices, common areas, conference rooms, reasonable storage and etc.) bathrooms, hallways (ingress and egress), and etc.), and (iv) on or in which the placement of any equipment or network facilities (Ameritech's or Requesting Carrier's) would not
(x) violate any local or state law, rule or ordinance (e.g., fire, OSHA or zoning) or technical standards (performance or safety) or (y) void Ameritech's warranty on proximate equipment.

     "Virtual Collocation" is As Defined in the Act.

     "White Pages Directories" means directories or the portion of co-bound directories which include a list in alphabetical order by name of the telephone numbers and addresses of telecommunication company customers.

     "Wire Center" means the Premises of a Party at which all Local Loops within a defined geographic area are converged. Such Local Loops may be served by one
(1) or more Central Office Switches within such Premises.



                                  Sch.1.2-14